Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Confidential Material Omitted – To be filed separately with the Securities and Exchange Commission upon request. Double asterisks denote omissions.

This document is an English translation of a legally binding French document. While efforts have been made to provide an accurate translation, in the event of any discrepancies or conflicts between this translation and the original French version, the original French document shall prevail.

12 NOVEMBER 2024

SHAREHOLDER PACT

RELATIVE TO THE COMPANY RYAM BIONOVA

BETWEEN:

Rayonier A.M. France

Rayonier Advanced Materials, Inc.

AND

SWEN IMPACT FUND FOR TRANSITION 3

IN THE PRESENCE OF:

RYAM BIONOVA

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

BETWEEN THE UNDERSIGNED:

(1) **Rayonier A.M. France**, a simplified joint stock company under French law, having its registered office at 20 avenue de la Gare – 40100 Dax and registered with the Dax Trade and Companies Register under number 424 500 486, represented by Estelle Castex Hirel, duly authorised;

(hereinafter referred to as "**RYAM France**")

AND

(2) **Rayonier Advanced Materials, Inc.,** a company under the laws of the United States incorporated in the State of Delaware, having its registered office at 1209 Orange Street – Wilmington, New Castle, Delaware (United States), represented by Marcus Moeltner, duly authorised;

(hereinafter referred to as "**RYAM Inc.**", acting jointly and severally with RYAM France for the purposes hereof)

(RYAM France and RYAM Inc. acting jointly and severally, hereinafter referred to together as the "**Majority Shareholder**")

OF THE FIRST PART

AND

(3) **SWEN IMPACT FUND FOR TRANSITION 3**, an open-ended investment company and reserved alternative investment fund in the form of a limited partnership with shares, having its registered office at 4, rue Peternelchen, L-2370 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B284339, represented by its alternative investment fund manager, SWEN Capital Partners, itself represented by Charlotte Virally, duly authorised;

(hereinafter referred to as the "**Investor**")

OF THE SECOND PART

The Majority Shareholder and the Investor and their successors and transferees that shall adhere to this Pact (as this term is defined below) under Article 22.2 of the Pact, are hereinafter referred to collectively as the "**Parties**" and individually as a "**Party**".

<u>IN THE PRESENCE OF</u>:

(4) **RYAM BIONOVA**, a simplified joint stock company under French law, having its registered office at 20 avenue de la Gare – 40100 Dax and registered with the Dax Trade and Companies Register under number 980 638 548, represented by Estelle Castex Hirel, duly authorised;

(hereinafter referred to as the "**Company**").

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AFTER HAVING RECALLED THAT:

(A) The Parties have entered into an investment agreement dated 12 November 2024 (the "**Investment Protocol**") relating to the terms and conditions of the investment (i) by the Investor of a total amount of fifteen million (15,000,000) euros by way of subscription for one hundred and eleven thousand (111,111) preference shares of class A ADP issued by the Company and (ii) by the Majority Shareholder of a total amount of twenty million (20,000,000) euros by way of subscription for two hundred thousand (200,000) common shares issued by the Company and (iii) the contribution by RYAM France and RYAM Inc. of all capital and voting rights of the Subsidiaries to the Company, remunerated by the issue of ninety-five thousand six hundred and forty-five (495,645) common shares in the Company (the "**Operation**").

(B) As a result of the above, on the Completion Date, at the end of the completion of the Operation, the share capital of the Company is distributed as follows:

Shareholder	**Common shares**	**A ADP**	**Total number of shares**	**% of the capital**
RYAM France	684,010	0	684,010	approximately 84.68%
RYAM Inc.	12,645	0	12,645	approximately 1.57%
Investor	0	111,111	111,111	approximately 13.76%
Total	**696.655**	**111,111**	**807.766**	**100%**

(C) The objective of the partnership of the Parties within the Group is to continue the development of the Group in accordance with the business plan established by the Majority Shareholder dated 1 August 2024 and appearing in **Appendix (C)** (the "**Business Plan**"), as this Business Plan may be updated each year with the agreement of the Supervisory Committee.

(D) The Parties have come together with a view to concluding this shareholder pact (the "**Pact**"), in particular for the purpose of defining and organising (i) the rules of governance of the Company, (ii) the principles applicable to transfers of the shares and any other Securities issued by the Company that the Parties hold and would be required to hold in the future and (iii) more generally their rights and obligations in their capacity as holders, directly or indirectly, of Securities.

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IT HAS BEEN AGREED AS FOLLOWS:

SECTION I – DEFINITIONS AND INTERPRETATION

1. Definitions

In the Pact, words and expressions beginning with a capital letter shall have the following meanings, while specifying that when terms of the Pact or its Appendices have capital letters and are not defined in this Pact or its Appendices, they shall have the definitions assigned to them in the terms and conditions of the ADPs appearing in the Appendix to the Articles of Association:

"Accession Deed" means the accession deed of this Pact set out in **Appendix 22.2**;

"Activity" has the meaning ascribed to it in Article 3.2;

"A ADP" means the Class A preference shares notably giving a preferential dividend right for the benefit of the Investor, issued or to be issued by the Company and the terms and conditions of which are described in the Articles of Association;

"B ADP" means the Class B preference shares that would result from the conversion of A ADPs, notably giving a preferential dividend right for the benefit of the Investor, as well as any other preference shares of the same class that the Company would be required to issue, if applicable, and whose terms and conditions are described in the Articles of Association;

"Affiliate" means:

(i) relative to an Entity in question, other than an investment fund, any Person who, directly or indirectly, through one or more intermediaries, Controls or is under the same Control, or who is Controlled by that Entity, while specifying that, in the case of the Investor, the concept of Affiliate excludes portfolio companies;

(ii) in relation to an investment fund, any fund managed or advised under an advisory mandate by the same management or advisory company or by any Entity that is Controlled directly or indirectly by that management or advisory company;

"Appendix/Appendices" means one (or more) Appendix/Appendices to the Pact;

"CS" means the common shares issued or to be issued by the Company;

"Article(s)" means one (or more) article(s) of the Pact;

"Majority Shareholder" has the meaning ascribed to it in the appearance of the Parties;

"Shareholders" means the shareholders of the Company;

"Transferor(s)" has the meaning ascribed to it in Article 11;

"Transfer Notice" has the meaning ascribed to it in Article 9.3;

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Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 5 “Purchase Promise Beneficiary” “Sale Promise Beneficiary” “Joint Transfer Right Beneficiaries” “Pre-Emption Right Beneficiaries” has the meaning assigned to it in Article 15.1; has the meaning assigned to it in Article 14.1; has the meaning assigned to it in Article 11; has the meaning ascribed to it in Article 10.1; “Business Plan” has the meaning ascribed to it in paragraph (C) of the preamble; “Acquiring Candidate” has the meaning ascribed to it in Article 9.3; “CARPA” means the Caisse des Settlements Pécuniaires des Avocats de Paris; “Transferee” Has the meaning ascribed to it in Article 12.1; “Change of Control” “Community of Shareholders” “Supervisory Committee” “Overall Consideration” “Senior Loan Contract” means any Transfer of Securities having the effect of causing the Majority Shareholder, directly or indirectly, to breach the holding threshold of 50.1% of the capital or voting rights of the Company; means the Community of Shareholders of the Company; has the meaning ascribed to it in Article 3.3; has the meaning ascribed to it in Article 9.4; means the senior loan contract entered into by the Company with Arkea Banque, BNP Paribas and Crédit Lyonnais on 12 November 2024 relating to Bank Debt; “Control” means control within the meaning of Article L 233-3 I and II of the French Commercial Code, while specifying that, for the purposes of this definition, (i) an entity is presumed to be controlled by its managing partner or the person who controls the managing partner, its management company, its general partner or the entity that manages it in any capacity whatsoever; “Development Costs” means, in the case of a New Project not anticipated in the Business Plan, the amount excluding tax of all costs incurred or to be incurred by the Group companies for the development of the New Project, while specifying that the amount of the Development Costs, which exclude the so-called “capex” investment expenses, shall be determined by the Supervisory Committee as a Strategic Decision on the basis of the industrial feasibility studies, with the accounting of the Development Costs only being able to take place, in any event, from the date of the industrial feasibility studies; Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 6 “ESG Criteria” Has the meaning ascribed to it in Article 8; Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 7 “Objective Achievement Date” has the meaning ascribed to it in Article 5.1; “Completion Date” means the date of completion of the Operation; “ESG Deadline” has the meaning ascribed to it in Article 8; “Outflows” means, with respect to the calculation of the IRR and the Multiple of A ADPs, all sums paid by the Investor for the release of the subscription price of A ADPs (i.e. €30,000,000, which may be reduced in accordance with Article 20.5) and, with respect to the calculation of the IRR and the Multiple of B ADPs, the relevant INP Amount at the date of conversion of A ADPs to B ADPs. “Important Decisions” “Strategic Decisions” means, the decisions falling within the competence of the Supervisory Committee, acting by a Simple Majority, referred to in Article 5.5.3; means, the decisions falling within the competence of the Supervisory Committee, acting by a Qualified Majority, referred to in Article 5.5.4; “Bank Debt” means the senior debt in a total principal amount of thirty-seven million (37,000,000) euros subscribed by the Company under the Senior Loan Contract; “Chief Executive Officers” “Joint Transfer Right” “Pre-Emption Right” has the meaning ascribed to it in Article 3.3; has the meaning ascribed to it in Article 11; has the meaning ascribed to it in Article 10.1; “Consolidated EBITDA” means the consolidated operating result of the Group within the meaning of the General Accounting Plan: • (i) increased by (w) the interest portion of the leasing and finance lease commitments (x) charges, net of reversals, to depreciation of property, plant and equipment and intangible assets (notably including depreciation of leasing and finance lease commitments restated in the accounts, but excluding depreciation of goodwill or business assets and amortisation of transaction costs), (y) charges, net of reversals, to amortisation of deferred charges and (z) charges, net of reversals, to operating provisions for assets and liabilities and charges, and • (ii) less the allocation to employee profit-sharing and incentive schemes. “Inflows” means, without double counting: • all amounts (in cash and as of the bank value date) received by the Investor (collectively with any Successor) from the Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 8 Company (or any other Group company) in respect of its participation in the capital of the Company (dividends, reduction of capital, etc.), under, as the case may be, A ADPs and B ADPs;

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 9 • all amounts (in cash and as of the bank value date) received by the Investor (collectively with any Successor) in return for the Transfer of Company Securities, in the context of the sale of A ADPs and B ADPs, notably in the context of the exercise of the Sale Promise or Purchase Promise; • in respect of A ADPs, any INP Amount at the date of conversion from A ADP to B ADP; It being specified that any Inflow under the A ADPs or B ADPs, as the case may be, includes all preferential dividends received by the Investor and any Successor as a result of the holding of A ADPs or B ADPs, as the case may be, as well as any sale price of the corresponding Securities. “Entity” means any legal person, as well as any holding company, group, de facto company, association, trade union or other organisation, public or private, with or without legal personality, as well as any professional private equity fund, trust, limited partnership and any similar or equivalent organisation; “Expert” means the expert appointed from among the experts active in France, recognised in the valuation of companies, practising within one of the auditing firms with an international network and independent of each of the Parties and their Affiliates, appointed and acting in accordance with Appendix 1.1(ii); “FCFE” means the Amount of the FCFE as that term is defined in the Senior Loan Contract relating to the Bank Debt; “Subsidiary” means any Affiliate of the Company that it Controls; “Group” means the Company and its Subsidiaries (while specifying, as necessary, that Rayonier A.M. France Innovation, an economic interest group having its registered office at 1154 avenue du Général Leclerc – 40400 Tartas and registered with the Dax Trade and Companies Register under number 400 920 203 is not controlled by the Company); “Initial Public Offering” means the admission to trading on a regulated market or on any other trading platform, even unregulated, located in the European Union or abroad, of all or part of the Company’s Securities; “Investment” means any acquisition of movable or immovable assets, whether tangible or intangible (excluding all current investments), including acquisitions of assets financed by financial leases, but excluding (i) external growth operations and (ii) any acquisition of marketable securities or any other investment for the sole purpose of short-term cash management and for non-speculative purposes; Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 10 “Majority Shareholder’s Additional Investment” “Investor’s Additional Investment” has the meaning ascribed to it in Article 20.1; has the meaning ascribed to it in Article 20.2; “Investor” has the meaning ascribed to it in the appearances of the Parties; “Business Day” means a day of the week other than a Saturday, Sunday or a public holiday in mainland France or Luxembourg; “Liquidation” means the amicable or judicial liquidation of the Company; “Qualified Majority” has the meaning ascribed to it in Article 5.5.4; “Simple Majority” has the meaning ascribed to it in Article 5.5.3; “Supervisory Committee Member” “Supervisory Committee Member A” “Supervisory Committee Member B” means the Supervisory Committee Members A and the Supervisory Committee Members B; has the meaning ascribed to it in Article 5.1.1(i); has the meaning ascribed to it in Article 5.1.1(ii); “Leaving Member” has the meaning ascribed to it in Article 5.1; “INP Amount” means an amount equal to 50% of the Development Costs (excluding tax) of the New Project, as approved by the Supervisory Committee as a Strategic Decision; “Multiple” means, with respect to A ADPs and/or B ADPs, as the case may be, the ratio of Inflows under the A ADPs and/or B ADPs, as the case may be, to Outflows under the A ADPs and/or B ADPs, as the case may be; “Purchase Promise Exercise Notification” “Sale Promise Exercise Notification” “Joint Assignment Notification” “Pre-Emption Notification” has the meaning ascribed to it in Article 15.2; has the meaning ascribed to it in Article 14.1; has the meaning ascribed to it in Article 11.2; has the meaning ascribed to it in Article 10; “New Projects” means any project for the production of bioethanol, lignosulphonates, Crude Tall Oil, prebiotics, Sustainable Aviation Fuel (SAF) or others Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 11 from the transformation of cellulose feedstock, CO2 or other substrates or the use of heat not anticipated in the Business Plan, it Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 12 “Forced Exit Obligation” being specified that improvements to projects anticipated in the Business Plan will not be considered as New Projects (an improvement being limited to an investment aimed at improving the efficiency of the production of the project in question without modifying the nature of this production); has the meaning ascribed to it in Article 12.1; “Offer” has the meaning ascribed to it in Article 12.1; “Operation” has the meaning ascribed to it in paragraph (A) of the preamble; “Complex Operation” means a Transfer whose remuneration or consideration is not exclusively a price in cash (notably including a Transfer as a result of a donation, exchange, contribution, merger, division or a combined form of these forms of transfer of ownership) and, for the avoidance of doubt, subject to the provisions relating to restrictions on the Transfer of Securities of this Pact; “Pact” has the meaning ascribed to it in paragraph (C) of the preamble; “Party(ies)” has the meaning ascribed to it in the appearances of the Parties; “Defaulting Party” has the meaning ascribed to it in Article 12.2; “Purchase Promise Exercise Period” “Sale Promise Exercise Period” “Lock-Up Period” has the meaning ascribed to it in Article 15.2; has the meaning ascribed to it in Article 14.2; has the meaning ascribed to it in Article 9.2; “Person” means any natural person or Entity; “Chairman” Has the meaning ascribed to it in Article 3.3; “Chairman of the Supervisory Committee” “Purchase Promise Exercise Price” “Sale Promise Exercise Price” has the meaning ascribed to it in Article 5.2; has the meaning ascribed to it in Article 15.3; has the meaning ascribed to it in Article 14.2; “Purchase Promise” has the meaning ascribed to it in Article 15.1; “Sale Promise” has the meaning ascribed to it in Article 14.1; “Promisor A” has the meaning ascribed to it in Article 14.1; “Promiser B” has the meaning ascribed to it in Article 15.1;

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

"Redwood bis R1 Ratio"	Means the leverage ratio ("REDWOOD BIS R1 Ratio") for a relevant period and for the Redwood Perimeter: (i) Consolidated Net Debts of the Redwood Perimeter over (ii) Consolidated EBITDA of the Redwood Perimeter (as such terms are defined in the Senior Loan Contract relating to Bank Debt);
"Escrow Agent"	means the Bar Association of Paris, acting as legal escrow agent for the purposes of this Pact;
"Financial Emergency Situation"	means the situation in which an increase in the equity or quasi-equity of the Company would be required exclusively: (i) in order to prevent an imminent state of cessation of payment or the imminent opening of insolvency proceedings in respect of the Company or any of its Subsidiaries; or (ii) in order to remedy and/or prevent the breach of the Bank covenants under any financing documentation (including in relation to the Bank Debt) entered into by the Company and/or a Subsidiary;
"Company"	has the meaning ascribed to it in the appearances of the Parties;
"Total Exit"	means the transfer (voluntary or forced) of 100% of Company Securities to one or more Third Parties;
"Articles of Association"	means the Company's Articles of Association as on the date hereof (a copy of which is provided in <u>**Appendix 1. 1(iii)**</u>) as they may be amended from time to time;
"ESG and Impact Strategy"	has the meaning ascribed to it in Article 8;
"Successor"	means any person becoming a holder of A ADPs or B ADPs, as the case may be, after the Completion Date, while specifying that in the event of a Transfer to a Successor, the Investor must Transfer the same percentage of A ADPs and, if applicable, B ADPs;
"Third Party"	means any person other than a Party or an Affiliate of a Party;
"Third Party Purchaser"	means any bona fide Third Party wishing to acquire Securities;
"Securities"	means (i) common shares or preferred shares and all other securities representing the capital or conferring voting rights, issued or to be issued; (ii) preferential subscription or allocation rights and rights of the same nature that could be detached from the shares, securities, rights or securities referred to in (i), (iii) and (iv) of this definition; (iii) securities giving or capable of giving access, in the long term, to the capital or conferring or capable of conferring, in the long term, voting rights; and (iv) any transferable securities which may result from the shares, transferable securities, rights and securities referred to in (i) and (iii) above, or which would be substituted for them as a result of a conversion, exchange, contribution or merger operation to which the Company or one of the companies of the Group would be a party;

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"Transferred Securities"	has the meaning ascribed to it in Article 9.3;
"Purchase Promise Securities"	has the meaning ascribed to it in Article 15.1;
"Sale Promise Securities"	has the meaning ascribed to it in Article 14.1;
"Transfer"	Means (i) any operation resulting, directly or indirectly, immediately, at term or under condition, in a transfer of ownership of Securities or the rights attached to the Securities (including subscription or allocation rights, voting rights, dividend rights) or the usufruct or bare ownership of Securities or the rights attached to the Securities, carried out free of charge or for a fee in any form whatsoever, notably by way of contribution to a company, merger, division, exchange, distribution in nature, repurchase sale, securities lending, transfers in trust (or other similar operations), donation, succession, liquidation of company, community or estate, hedging operations, swaps or entering into any other derivative instrument, assignment of any call option, purchase of any put option, whether by contract, operation of law, public auction or by virtue of a court order, (ii) individual renunciation of a subscription or allocation right attached to the Securities, (iii) the creation of security interests on the Securities as well as (iv) the conclusion of any contract, option, promise or other agreement with a view to, or the commitment to carry out, one of the operations described in (i) to (iii) above or the carrying out of any operation having a similar effect (notably economic).
"Free Transfers"	has the meaning ascribed to it in Article 13;
"Group Cash"	means the Consolidated Cash of the Redwood Perimeter as that term is defined in the Senior Loan Contract relating to Bank Debt;
"IRR"	means, whether under A ADPs or B ADPs, the internal rate of return corresponding to the discount rate by which the sum of the discounted flows (by applying this discount rate) on the date of an Inflow by the Investor under an A ADP or B ADP as the case may be, or an Outflow by the Investor, under an A ADP or B ADP as the case may be, is equal to zero (0) and calculated according to the following formula:

$$\sum_{i=0}^{n} \frac{Fi}{(1+TRI)^{\left(\frac{i}{365}\right)}}$$

Where:

- "Fi" means the i-th Inflow (if positive) or Outflow (if negative), as the case may be;

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- "i" means the number of days elapsed from the date of subscription of the instruments (inclusive) (while specifying that, in the case of B ADPs, the date of subscription shall be the date of conversion from A ADPs to B ADPs) until the date (inclusive) of an Inflow or Outflow, as the case may be;

- "n" means the number of days elapsed from the date of subscription (or conversion of B ADPs) of the instruments (inclusive) until the date of Transfer of the Securities held by the Investor (inclusive).

2. Interpretation rules

2.1. Any reference to the Pact means the Pact and its Appendices, which form an integral part thereof, and references to the preamble, Articles, paragraphs and Appendices mean the preamble, Articles, paragraphs and Appendices of the Pact. The Parties further agree that this Pact is included in the following definition "*any contractual agreement entered into between all or part of the Company's Shareholders, notably with regard to governance issues involving the Group and/or Transfers of Securities*" when it shall be used to refer to the said Pact in the Company's Articles of Association, its appendices, or any other document or contract in which the Company and/or a Party is a party.

2.2. The meaning of the defined terms applies to both the singular and the plural of these terms.

2.3. Unless the context otherwise requires, any reference to a legal provision means the provision as it may be amended, replaced or codified, to the extent that such amendment, replacement or codification is applicable or is likely to apply to the operations anticipated in the Pact.

2.4. Any reference to another document means this document as it may be amended or replaced (other than in violation of the provisions of this Pact), unless expressly provided otherwise in this Pact.

2.5. The examples following the terms "include", "including", "notably", "in particular" and other terms having the same meaning are not limiting.

2.6. Any reference in this Pact to a "day" without further specification is a reference to a calendar day.

2.7. For the calculation of any period during which, or from which, an act or measure must be taken, the rules anticipated in Articles 640 to 642 of the French Code of Civil Procedure shall apply.

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SECTION II – GOVERNANCE

3. Principles applicable to the Company

3.1. The Company is a simplified joint stock company, governed by the provisions of the French Commercial Code, the provisions of the Articles of Association and the provisions of the Pact, while specifying that in case of contradiction between the provisions of the Articles of Association and those of the Pact, the provisions of the Pact shall prevail between the Parties that shall make every effort within the limits of their respective powers to amend the Articles of Association as soon as possible in order to bring them into conformity with the Pact.

3.2. The Company carries out development and production activities of bioethanol, lignosulfonates, Crude Tall Oil and prebiotics through the Subsidiaries of which it holds all capital and voting rights (the "**Activity**").

3.3. The Company management is entrusted to the Company Chairman (the "**Chairman**"), assisted, if necessary, by chief executive officers (the "**Chief Executive Officers**"), placed under the supervision of a supervisory committee (the "**Supervisory Committee**"), which shall be in charge of supervising the orientations of the Activity and ensuring their implementation, carrying out permanent control of the management of the Company and the Subsidiaries, and authorising in advance the Important Decisions and the Strategic Decisions under the terms of this Pact.

4. Management of the Company

4.1. *Chairman*

4.1.1. *Powers of the Chairman*

The Chairman has the broadest powers to act in all circumstances in the name and on behalf of the Company, subject to the decisions that the law, the Pact or the Articles of Association reserve to the competence of the Community of Shareholders and the decisions subject to the prior authorisation of the Supervisory Committee as indicated in this Pact.

4.1.2. *Designation and revocation provisions*

The Company Chairman, a natural or legal person, is appointed by decision of the Supervisory Committee acting by a Qualified Majority, for an indefinite period.

As of the date hereof, Rayonier A.M. France is the Company Chairman. It is represented by Christian Ribeyrolle.

The duties of Chairman end by resignation (by registered letter with acknowledgment of receipt sent to the Company, the Shareholders and the Chairman of the Supervisory Committee, and subject to three (3) months of notice), dismissal, legal incapacity making it impossible to continue the duties, prohibition to manage, death or, if the Chairman is a legal person, dissolution or opening of insolvency proceedings in the latter case, against the Chairman that is a legal person only.

The Company Chairman may be dismissed *ad nutum*, at any time and without having to justify a reason, by decision of the Supervisory Committee ruling by a Qualified Majority and without compensation.

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Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 17 4.1.3. Remuneration The Chairman shall not be remunerated for the performance of his duties as Chairman. The expenses reasonably incurred by the Chairman in the performance of his duties shall be reimbursed by the Company upon presentation of supporting documents, up to a limit of five thousand (5,000) euros per year. 4.2. Chief Executive Officers 4.2.1. Powers of the Chief Executive Officers Each Chief Executive Officer is responsible for assisting the Chairman in the day-to-day management of the Company. He has the same powers of representation with regard to Third Parties and is subject to the same limitations of powers as the Chairman. 4.2.2. Designation and revocation provisions One or more Chief Executive Officers, natural or legal persons, may be appointed by decision of the Supervisory Committee acting by a Qualified Majority, for an indefinite period. The duties of Chief Executive Officer end by resignation (by registered letter with acknowledgment of receipt sent to the Company, the Shareholders and the Chairman of the Supervisory Committee, and subject to three (3) months of notice), dismissal, legal incapacity making it impossible to continue the duties, prohibition to manage, death or, if the Chief Executive Officer is a legal person, dissolution or opening of insolvency proceedings in the latter case, against the Chief Executive Officer that is a legal person only. The Chief Executive Officers may be dismissed ad nutum, at any time and without having to justify a reason, by decision of the Supervisory Committee ruling by a Qualified Majority and without compensation. 4.2.3. Remuneration The Chief Executive Officers shall not be remunerated for the performance of their duties as Chief Executive Officers. The expenses reasonably incurred by the Chief Executive Officers in the performance of their duties shall be reimbursed by the Company upon presentation of supporting documents, up to a limit of five thousand (5,000) euros per year. 5. Supervisory Committee 5.1. Composition of the Supervisory Committee 5.1.1. Throughout the term of the Pact, subject to the provisions of Article 5.1.2, the Supervisory Committee shall be composed of four (4) Supervisory Committee Members, natural or legal persons, appointed by the Community of Shareholders by the reinforced majority referred to in Article 6.5, for an indefinite period, in accordance with the following: Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 18 (i) three (3) members proposed by the Majority Shareholder, each having one (1) vote (the “Supervisory Committee Members A”). These members are, on the date hereof, Messrs. Marcus Moeltner, Colby Slaughter and Christian Ribeyrolle; (ii) one (1) member proposed by the Investor, having one (1) vote (the “Supervisory Committee Member B”). This member is, on the date hereof, Mrs. Charlotte Virally. Each Supervisory Committee Member may be dismissed ad nutum by the Community of Shareholders acting by the reinforced majority referred to in Article 6.5, exclusively on the proposal of the Shareholder who proposed his appointment, it being specified that any replacement for the dismissed Member of the Supervisory Committee will be appointed on the proposal of the Shareholder concerned in accordance with these Articles. The dismissal of a Supervisory Committee Member shall not give rise to the payment of any compensation. In the event of resignation, legal incapacity making it impossible to remain in office, prohibition to manage, death or, if the member is a legal person, dissolution of a Supervisory Committee Member or opening of insolvency proceedings, in the latter case, against a Supervisory Committee Member who is a legal person only (the “Leaving Member”), the Leaving Member shall be renewed or replaced by a person appointed in accordance with the provisions hereof on the proposal of the Shareholder that had proposed the appointment of the Leaving Member. The Leaving Member may be replaced by co-option of the Supervisory Committee. 5.1.2. When the following four (4) cumulative conditions have been met (the “Objective Achievement Date”): (a) the IRR achieved by the Investor (collectively with any Successor) on all of its A ADPs is at least equal to 16%, (b) the IRR achieved by the Investor (collectively with any Successor) on all of its B ADPs is at least equal to 20%, (c) the Multiple achieved by the Investor (collectively with any Successor) is at least equal to 2x on its A ADPs, and (d) the Multiple achieved by the Investor (collectively with any Successor) is at least equal to 2.5x on its B ADPs, the Supervisory Committee shall take its Strategic Decisions by a Simple Majority and the Majority Shareholder shall have the right to appoint one (1) additional Supervisory Committee Member A, the Supervisory Committee then being composed of five (5) members, including four (4) Supervisory Committee Members A and one (1) Supervisory Committee Member B. 5.2. Non-voting members In addition, non-voting members (the “Non-voting members”) may be appointed by the Community of Shareholders. Each Supervisory Committee Member may give power to the Non- voting member appointed by the Shareholder that has itself appointed it for the purpose of representing it or deciding on its behalf. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 19 The Non-voting members shall not have a deliberative vote (unless they have a proxy of a Supervisory Committee Member), may attend each Supervisory Committee meeting and shall have the same right to information as the Supervisory Committee Members. In this context, the Majority Shareholder shall have the right to appoint one (1) Non-voting member and the Investor shall have the right to appoint two (2) Non-voting members. The first Non-voting member appointed by the Majority Shareholder shall be Mrs. Estelle Hirel. The first Non-voting members appointed by the Investor shall be Messrs Guillaume Tuffigo and Edwyn Blackmore. 5.3. Chairmanship of the Supervisory Committee The Supervisory Committee elects by a Simple Majority, from among the Members of Supervisory Committee A, a Chairman of the Supervisory Committee who is responsible for directing its debates and ensuring its functioning (the “Chairman of the Supervisory Committee”). The Chairman of the Supervisory Committee is elected for the duration of his term of office as a Supervisory Committee Member. In the event of a tie, the Chairman of the Supervisory Committee shall not have a casting vote. The first Chairman of the Supervisory Committee shall be Mr. Marcus Moeltner. The Chairman of the Supervisory Committee is responsible for ensuring the smooth running of the Supervisory Committee meetings and chairs the debates. In the absence of the latter, Supervisory Committee meetings shall be chaired by the Supervisory Committee Member whom the Chairman of the Supervisory Committee shall have appointed for this purpose or, failing this, who shall be appointed by the Supervisory Committee Members by a Simple Majority at the beginning of the meeting. The Chairman of the Supervisory Committee may be dismissed ad nutum at any time, and without compensation, by decision of the Supervisory Committee acting by a Simple Majority. 5.4. Remuneration of the Supervisory Committee Members Supervisory Committee Members (including the Chairman of the Supervisory Committee) shall not receive any remuneration for their duties as Supervisory Committee Members. However, the expenses that they have reasonably incurred in the performance of their duties shall be reimbursed by the Company upon presentation of supporting documents, up to a limit of five thousand (5,000) euros per year and per Supervisory Committee Member. 5.5. Operation of the Supervisory Committee 5.5.1. Meetings – Deliberations – Agenda The Supervisory Committee shall meet when convened by the Chairman of the Supervisory Committee or one of the Supervisory Committee Members, as often as required in the interest of the Company, and at least once per calendar quarter (excluding extraordinary session(s)). The meeting notice, which must include the meeting agenda, the decisions submitted to the vote of the Supervisory Committee Members and the relevant documents making it possible to decide on these decisions, must be sent to the Supervisory Committee Members by any written means (including by e-mail) at least five (5) days before the meeting date. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 20 However, the Supervisory Committee may validly meet, and no notice of meeting shall be required, when all Supervisory Committee Members are present or represented at the meeting and unanimously waive in writing the requirement for such a prior notice of meeting. Supervisory Committee meetings may be held physically in any place indicated in the meeting notice or agreed unanimously between the Supervisory Committee Members and/or if at least one of the Supervisory Committee Members or a Non-voting member so wishes, by videoconference, teleconference or any other means of communication allowing the identification of the participants. Any Supervisory Committee Member may be represented at the meeting by another Supervisory Committee Member, a Non-voting member, or by an employee or corporate officer of the Party having the right to appoint the Supervisory Committee Member in question. The mandate must be given by any written means (even by e-mail) and communicated to the Chairman of the Supervisory Committee (or to the Supervisory Committee Member who has been appointed or elected Chairman of the meeting) before the start of the meeting. A Supervisory Committee Member or a Non-voting member may represent one or more other Supervisory Committee Members. The decisions of the Supervisory Committee shall be recorded in written minutes and signed by at least two (2) Supervisory Committee Members present or represented. The decisions of the Supervisory Committee (including Strategic Decisions and Important Decisions) may also result, if necessary, from the unanimous consent of all of its members, recorded by a private deed. 5.5.2. Quorum The Supervisory Committee shall deliberate validly when convened for the first and second times only if at least two (2) of the Members of Supervisory Committee A and one (1) Member of Supervisory Committee B are present or represented. On the third convocation, the Supervisory Committee validly deliberates only in the presence of at least half of the Supervisory Committee Members including, if the Supervisory Committee must decide on a Strategic Decision, the presence of Supervisory Committee Member B. It is in fact specified that in any event, until the Objective Achievement Date, no Strategic Decision may be adopted without the presence of at least one (1) Supervisory Committee Member B. If a quorum is not reached during a given meeting and a new Supervisory Committee meeting is convened on the same agenda, it must be held at least five (5) days after the date on which the meeting lacking the sufficient quorum should have been held. 5.5.3. Decisions subject to the prior authorisation of the Supervisory Committee acting by a Simple Majority The following decisions concerning the Company or the Group (the “Important Decisions”) (including when they also require the vote of the Community of Shareholders), shall be submitted to the Supervisory Committee for prior authorisation and cannot be implemented (nor submitted to the Community of Shareholders) without the prior authorisation of the Supervisory Committee acting by a Simple Majority of the votes of the Supervisory Committee Members present or represented (the “Simple Majority”): (a) any adoption or modification of the annual budget or the Business Plan;

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 21 (b) any commitment, conduct and/or resolution (settlement protocol, discontinuance of proceedings, etc.) by any Group company of any new judicial, administrative or arbitral proceedings on behalf of the Group companies for a value greater than 500,000 euros; (c) any decision relating to the closing of the annual and consolidated corporate accounts of the Company as well as the annual corporate accounts of the Subsidiaries; (d) appointment of the meeting chairman during Supervisory Committee meetings in the event that the Chairman of the Supervisory Committee fails to appoint one. 5.5.4. Decisions subject to the prior authorisation of the Supervisory Committee acting by a Qualified Majority Until the Objective Achievement Date, the following decisions concerning the Company or the Subsidiaries (the “Strategic Decisions”) (including when they also require the vote of the Community of Shareholders), shall be submitted to the Supervisory Committee for prior authorisation and cannot be implemented (nor submitted to the Community of Shareholders) without the prior authorisation of the Supervisory Committee acting by a majority of the Supervisory Committee Members present or represented, including the favorable vote of the Supervisory Committee Member B (the “Qualified Majority”): (a) any expense or other action by a Group company or decision on a Group company having an impact greater than or equal to two million euros (€2,000,000) on the Group’s EBITDA; (b) the conclusion by any Group company of any long-term debt or the modification of the conditions of any long-term debt in an amount greater than three million euros (€3,000,000) or which results in a cumulative increase in the Group’s total debt over the same financial year of more than five million euros (€5,000,000), the taking of any security interest over a Group asset and the issue by any Group company of any guarantee intended to guarantee the commitments of Third Parties; (c) all investment expenses (excluding current investments anticipated in the budget, which are not expenses relating to the capex of new production plants) by any Group company exceeding four million euros (€4,000,000); (d) the disposal of material assets by any Group company for a value of more than four million euros (€4,000,000); (e) the completion of any acquisition of material assets by any Group company for a value greater than four million euros (€4,000,000); (f) any decision to allocate part of the Group Cash to the Development Costs of a New Project as well as the maximum amount of these Development Costs to be taken into account for the calculation of the INP Amount; (g) any decision relating to the appointment and, in the cases authorised by law, the non-renewal and dismissal of the statutory auditors of the Company and/or a Group company, while specifying that (i) Grant Thornton shall be the initial statutory auditor of the Company and the Group companies and (ii) the representatives of the Investor undertake to vote in favour of any statutory auditor presented by the Majority Shareholder among the following firms: Deloitte, EY, KPMG, PricewaterhouseCoopers and Grant Thornton when the appointment of an auditor is made mandatory in view of the applicable legal conditions; Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 22 (h) any amendment to the Articles of Association of the Company or any Subsidiary; (i) the determination or modification of the remuneration or benefits in kind of the Chairman or Chief Executive Officer, or any corporate officer of a Subsidiary; (j) the creation, conversion, allotment, issue (with or without removal of the shareholders’ preferential subscription right), purchase, redemption or reimbursement of Securities of the Company or of a Subsidiary, except to avoid or remedy the violation of financial covenants) and provided that the majority of ninety percent (90%) is, where applicable, increased to allow the Investor to continue to benefit from a veto right on the decisions referred to in the section “Collective Decisions of the Shareholders”; (k) any IPO decision as well as the determination of the value of the Securities retained in the context of this IPO; (l) the acquisition, sale, transfer, assignment, contribution or assignment in any other way by the Company of the share capital of the Subsidiaries or any part thereof; (m) the realisation by any Group company of acquisitions of assets, securities or goodwill for a value of more than four million euros (€4,000,000); (n) the cessation or the proposal to cease to carry on the activities of any Group company; (o) the liquidation, dissolution or collective proceeding of the Company or any Subsidiary, or the completion of any merger or consolidation by any Group Company; (p) any significant change to the nature of the Group’s Business or to the registered office of any of the Group companies; (q) any adoption, modification or deviation of the ESG and Impact Strategy (or any other equivalent ESG strategy that would be implemented within the Company); (r) any conclusion, modification of the terms and conditions or termination of any contract concluded between the Company and/or a Subsidiary, on the one hand, and the Majority Shareholder or one of its Affiliates on the other hand or any of their corporate officers (including the corporate officers of the Group companies), except for the conclusion, modification or termination anticipated in the annual budget; (s) the conclusion, modification and termination of any secondment agreement relative to employees of the Majority Shareholder or its Affiliates to the Company and its Subsidiaries in the context of their secondment not anticipated in the annual budget; (t) the implementation of any plan involving free shares, BSPCEs, subscription options or purchase of shares or other equivalent incentive instruments, as well as the award of such instruments; (u) any audit of the corporate accounts of any Group company and consolidated accounts at year- end as well as any appropriation of profits by each Group company Group (including the distribution of any dividend between the different classes of shares); Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 23 (v) the creation by any Group company of any Subsidiary or the creation of any activity in a country other than France, the United States or Canada; (w) any restructuring operation (including merger, demerger, contribution in kind, partial contribution of assets) of the Company and/or a Subsidiary, except in the event of collective proceedings of the entity in question. 5.6. Information to the Supervisory Committee The Chairman and the Chief Executive Officers shall provide the Supervisory Committee Members with the documents and information set out in Appendix 5.6. In addition, enhanced information notably making it possible to carry out a legal, technical and financial audit must be provided to the Supervisory Committee Members concerning the project for the production of prebiotics in the United States anticipated in the Business Plan, in order to enable it to decide whether to make the investment on the said project. 5.7. Confidentiality Supervisory Committee Members shall be subject to the usual confidentiality obligations in this area. 6. Decisions of the Community of Shareholders 6.1. The Community of Shareholders shall be consulted upon being convened by (i) the Company Chairman or (ii) a Chief Executive Officer or (iii) any Company shareholder holding at least 10% of its share capital, by any written means (including by e-mail). 6.2. Collective decisions of the Shareholders are necessarily require with regard to: (i) the increase, amortisation or reduction of the Company’s capital; (ii) the creation of preference shares and the conversion of common shares into preference shares or preference shares into preference shares of another class; (iii) any IPO decision; (iv) the merger, demerger, dissolution, liquidation of the Company; (v) the transformation of the Company into a company of another form; (vi) the appointment and dismissal of the Supervisory Committee Members; (vii) the appointment of the Company’s statutory auditors and their dismissal in cases permitted by law; (viii) the approval of the annual accounts of the Company and the appropriation of profits; (ix) all contribution operations by the Company; (x) the transfer of the Company’s registered office outside of the same department or a neighbouring department; Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 24 (xi) the approval of the agreements between the Company and its managers referred to in Article L.227-10 of the French Commercial Code; and (xii) more generally, any modification of the Articles of Association or decision resulting, immediately or in the long term, in a modification of the Articles of Association. 6.3. The decisions of the Community of Shareholders shall result from a postal vote, a written consultation, a deed expressing the consent of all Shareholders or a general meeting (including by videoconference). 6.4. The decisions of the Community of Shareholders are validly taken only if the Shareholders present or represented, or participating by postal vote, hold at least 90% of the voting rights when convened for the first or second times, and half when convened for the third time. 6.5. The decisions of the Community of Shareholders shall be taken by an enhanced majority of 90% of the votes of the Shareholders present or represented, or participating in the postal vote, except for decisions requiring unanimity in all cases in which this is required by the law and the applicable regulations and in each case, after, where applicable, prior authorisation from the Supervisory Committee when such authorisation is anticipated in Articles 5.5.3 or 5.5.4. 6.6. When the Supervisory Committee has previously decided on an Important Decision or a Strategic Decision, the Shareholders undertake, during the collective decisions of the Company, to vote on these decisions, in the sense of the decisions taken by the Supervisory Committee. 7. Audit 7.1. The Investor shall have the right, once a year, to carry out or order an audit of the Company and, subject to the confidentiality commitments entered into by the Company and its Subsidiaries with regard to Third Parties, to consult or have communicated to it the information, elements and documents relating to the activity of the Company and its Subsidiaries, in the financial, accounting, technical, commercial and legal fields. 7.2. To this end, the Chairman and the Chief Executive Officers must ensure that the Company and its Subsidiaries make available to it or to the mandated auditors, within a reasonable time, all documents and information necessary for the performance of this audit. 7.3. It is specified that audits must be carried out under conditions that are not detrimental to the proper functioning of the Company and its Subsidiaries and that any request for an audit must be subject to reasonable notice. 7.4. Audit costs shall be borne by the Investor. 7.5. The audit report(s) carried out within the framework of this Article shall be communicated to the Supervisory Committee Members. 8. ESG and CSR criteria The Company and the Chairman have been informed of the commitments made by the Investor as a fund under Article 9 of the Regulation on Sustainability‐Related Disclosures in the Financial Services Sector (“SFDR”). These SFDR commitments are summarized in Appendix 8(i).

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 25 The Company and the Chairman have been informed of the Investor’s commitments to take into account in its investments and in the monitoring of its holdings, environmental, social, societal and good corporate governance criteria (the “ESG Criteria”), such as: - use of natural resources, - environmental impacts, - employment, - social dialogue, - human resources, - relationships with suppliers and customers, - relations with the territory and “stakeholders” in general, - governance, - management. The Chairman and the Company undertake to take part in a process of progress so that the Company carries out its Activities under conditions reconciling economic interest and social responsibility of the company. The Company is committed to adopting an environmental, social, governance and impact strategy (the “ESG and Impact Strategy”), covering all its Activities and those of its Subsidiaries, in accordance with the principles of the ESG and Impact Strategy described in Appendix 8(ii) before the first anniversary of the signing of the Pact (the “ESG Deadline”). By this date, the Company must, with the agreement of the Supervisory Committee under the Strategic Decisions, have adopted and implemented an ESG and Impact Strategy. Any deviation from the ESG and Impact Strategy (or any equivalent ESG strategy) shall need to be approved by the Supervisory Committee as a Strategic Decision. The Company notably undertakes, as part of the implementation of the ESG and Impact Strategy, to complete an ESG questionnaire in accordance with the template in Appendix 8(iii) (or in any other format agreed between the Parties) in connection with the Company’s ESG reporting obligations and practices, which shall be communicated as soon as possible to the Supervisory Committee Members as part of the information listed in Appendix 5.6, and in any event within twenty (20) Business Days following the end of each fiscal year, from 1January 2025. If the Company has not adopted such a strategy in accordance with this Article by the ESG Deadline, the Investor may propose an ESG strategy (which must comply with the principles of the ESG and Impact Strategy), which the Company must adopt and implement as soon as possible. In this case, the Company shall provide all reasonable assistance to the Investor in order to help it implement the said ESG strategy. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 26 SECTION III – RIGHTS ATTACHED TO SECURITIES AND TRANSFERS OF SECURITIES 9. General principles 9.1. General rules applicable to any Transfer of Securities Any Transfer of Company Securities in violation of the provisions of the Pact shall be considered null and void and the Company shall be obliged to refuse the transcription of the Transfer made in violation of the provisions of the Pact in the Company’s securities transfer ledger and the individual accounts of holders of Company Securities. The Investor shall have the possibility, at any time, and without prejudice to the cases of Free Transfers, to transfer all or part of the Securities held by it to a person whose activities are not directly or indirectly in competition, complementary or related to the Activity, subject to the approval of the said person by the community of shareholders in accordance with Article 11.3 of the Articles of Association, with the approval of the Majority Shareholder not being unreasonably refused and without being duly justified. No approval shall be required in the event of a Free Transfer in accordance with Article 11.3.1 of the Articles of Association. The Parties undertake not to grant any pledge on all or part of their Company Securities, or on any securities account in which their Company Securities would be registered, unless otherwise agreed in writing by the other Parties. 9.2. Temporary inalienability of Securities The Parties acknowledge that it is essential and in the Company’s interest to maintain a stable participation of the Majority Shareholder in the capital of the Company for a determined period of time in order to promote the development of its Business. The Parties acknowledge and agree that the restrictions applicable to the Transfers of Securities hereunder are reasonable having regard to the purpose of the Pact and the common intention of the Parties. Consequently, the Majority Shareholder undertakes, until the expiry of a period of six (6) years from the date hereof (the “Lock-Up Period”), not to Transfer any Company Securities, and not to make any firm commitment with any Third Party whatsoever regarding the Transfer of Securities, except in the case of Free Transfers. 9.3. Obligation to notify any Transfer of Securities In the event that a Shareholder intends to Transfer all or part of its Securities (except in the event of a Free Transfer for which Article 13 shall apply) to a Third Party Purchaser or to a Party (or Affiliate of a Party) (an “Acquiring Candidate”), it must immediately inform the other Shareholders and the Company of any expression of interest that may be received by the Shareholder in question and that the latter wishes to pursue, on the part of a possible Acquiring Candidate of Company Securities and any discussion initiated between it and such an Acquiring Candidate. The Shareholder in question undertakes to notify the other Shareholders and the Company of any proposed Transfer of Securities (except in the case of a Free Transfer for which Article 13 shall apply), with the following indications: Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 27 (i) the name (or corporate name) and address (or registered office) of the Acquiring Candidate(s), the identity of the person(s) directly and ultimately Controlling (if this information is known to the Shareholder in question having made every effort to obtain it in good faith) the Acquiring Candidate (if not a natural person); (ii) the number of Securities (by class of Securities) the Transfer of which is envisaged (the “Transferred Securities”) by the Shareholder in question, and, where applicable, whether the envisaged Transfer constitutes a Change of Control; (iii) the price offered per class of Transferred Securities (as well as, where applicable, the methods of adjusting or returning this price) and the payment terms under which the Transfer must be made and, in the event of a Complex Operation, the cash equivalent, per class of Securities, of the price proposed in good faith by the Shareholder in question with the details of the adopted calculation assumptions and elements; (iv) the other terms of the proposed operation, such as guarantee commitments; (v) the direct or indirect financial or capital ties existing, if any, between the relevant Shareholder and the Acquiring Candidate; (vi) a copy of the Acquiring Candidate’s binding offer; this notice being hereinafter referred to as the “Transfer Notice”. 9.4. Distribution of Securities in the event of a Transfer In all cases of Concomitant Transfer of CS, on the one hand, and of A ADPs or B ADPs, on the other hand, the price of the Securities concerned by the Transfer (the “Overall Consideration”) must always be allocated between the holders of Securities according to the distribution rules and in the following order of priority (a numerical illustration appears as an example in Appendix 9.4 of the Pact as agreed between the Parties on the Completion Date): (i) In the first place, the Overall Consideration shall be allocated (in no order of priority) to the holders of A ADPs and, if any, B ADPs, up to the “A ADP Priority Amount” in the case of the Transfer of A ADPs and the “B ADP Priority Amount” in the case of the Transfer of B ADPs, calculated in accordance with the terms and conditions of the A ADPs and B ADPs which appear in the Articles of Association; (ii) then the possible balance of the Overall Consideration, if any, shall be allocated (after completion of step (i) above), in full to any holder of common shares, or, in the case of several holders of common shares, proportionally between them. In the event of disagreement between the Parties regarding the determination of the price of the Company’s Securities according to the distribution rules recalled above, the Company shall be decided by an Expert as indicated in Appendix 1.1(ii). The Parties undertake to take the necessary steps to ensure that the distribution rules indicated above are applied for any Transfer of Securities. In the event that the Investor decides to Transfer only part of its Securities and holds both A ADPs and B ADPs, it must Transfer the same percentage of A ADPs and B ADPs. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 28 10. Pre-Emption Right 10.1. Principle Without prejudice to the provisions of Article 9.2 and Free Transfers, Transfers of Securities by any Shareholder to any Acquiring Candidate shall be subject to a pre-emption right (the “Pre-Emption Right”) for the benefit of the other Parties (the “Pre-Emption Right Beneficiaries”). The pre-emption right is granted equally to all the Parties without the right of priority. The price of a Security shall be equal to: (i) in the event of a Transfer of Securities for a price in cash only, the price of a Security agreed between the Transferring Shareholder and the Third Party Purchaser and notified in the Transfer Notice; or (ii) in the case of a Complex Operation, the cash equivalent of the consideration for the Transfer of a Security proposed in good faith by the Transferring Shareholder in the Transfer Notice, or in the event of disagreement by one or more Pre-Emption Right Beneficiaries, the cash equivalent of the consideration for the Transfer in question fixed by an Expert under the conditions anticipated in Appendix 1.1(ii). 10.2. Procedure The exercise of the Pre-Emption Right shall be as follows: The issuance of a Transfer Notice shall constitute an irrevocable offer by the Shareholder in question to sell all of the Transferred Securities to the Pre-Emption Right Beneficiaries. Each Pre-Emption Right Beneficiary shall have a period of thirty (30) days from the receipt of a Transfer Notice (this period being extended to forty-five (45) days in the event that the Transfer Notice is received during the months of August or December) to provide the Shareholder in question with a notification in response (with a copy to the other Pre-Emption Right Beneficiaries and to the Company) (the “Pre-Emption Notification”), indicating (a) whether it wishes to acquire all or part of the Transferred Securities under the same price and payment conditions as those offered by the Acquiring Candidate (subject to a disagreement of the Parties in the context of the completion of a Complex Operation), the Pre-Emption Notification then constituting an irrevocable and binding offer by the Shareholder in question to acquire all of the Transferred Securities at the prices and conditions indicated in the Pre-Emption Notification, or (b) if it renounces the exercise of its Pre- Emption Right. Failure to provide a Pre-Emption Notification to a Pre-Emption Right Beneficiary within the above deadlines shall constitute a waiver on its part of the exercise of its Pre-Emption Right. The Pre-Emption Right can only be considered validly exercised if all (and not less than all) of the Transferred Securities are pre-empted by one or more Pre-Emption Right Beneficiaries. Failing this, the Shareholder in question may then freely transfer its Securities to the Acquiring Candidate, but only under the conditions and prices appearing in its Transfer Notice and imperatively within thirty (30) days following either (i) the expiry of the period during which the Pre-Emption Notifications may be sent, or (ii) the date of obtaining the necessary authorisations under the legal and regulatory provisions that may be applicable for the purposes of allowing the said Transfer, failing which the pre-emption procedure must be implemented again (the aforementioned thirty (30) day period being extended to forty-five (45) days in the event that one of the dates mentioned in (i) or (ii) above

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 29 occurs during the months of August or December). Any modification (i) of the price of the Transferred Securities (including any consideration that is not in cash) and/or (ii) of the terms and conditions of the proposed Transfer as set out in the initially served Transfer Notice must give rise to the service of a new Transfer Notice incorporating these modifications and the implementation of a new pre-emption procedure in accordance with the terms of this Article. In the event that the redemption offers of the Pre-Emption Right Beneficiaries who have exercised their Pre-Emption Right concern a number of Securities equal to or greater than that of the Transferred Securities: (i) If the total number of Securities that the Pre-Emption Right Beneficiaries intend to pre-empt is strictly equal to the number of Transferred Securities, the Pre-Emption Right Beneficiaries who have exercised their Pre-Emption Right shall be allocated the number of Transferred Securities that they have pre-empted within the limit of their respective requests; (ii) If the total number of Securities that the Pre-Emption Right Beneficiaries intend to pre-empt is greater than the number of Transferred Securities, the Pre-Emption Right Beneficiaries having exercised their Pre-Emption Right shall be allocated a number of Transferred Securities calculated in proportion to the number of Shares that each Pre-Emption Right Beneficiary having exercised its Pre-Emption Right holds in relation to the total number of Shares held collectively by the Pre-Emption Right Beneficiaries having exercised their Pre- Emption Right, within the limit of the requests of each Pre-Emption Right Beneficiary, unless otherwise agreed by the Pre-Emption Right Beneficiaries having exercised their Pre- Emption Right on a different distribution. In the event of a breach, the remaining Security or Securities shall be assigned ex officio to the Pre-Emption Right Beneficiary that has pre- empted the largest number of Transferred Securities or, in the event of equality, to the first of the Pre-Emption Right Beneficiaries to have notified its intention to exercise its Pre- Emption Right, unless otherwise agreed by the Pre-Emption Right Beneficiaries that have exercised their Pre-Emption Right on a different distribution; In the event of a valid exercise by the Pre-Emption Right Beneficiaries of their Pre-Emption Right, the transfer of ownership of the Transferred Securities shall take place for the benefit of the Pre- Emption Right Beneficiaries who have exercised the Pre-Emption Right within thirty (30) days following either (i) the expiry of the period during which the Pre-Emption Notifications may be sent, or (ii) in the event of recourse to an Expert in the context of a Complex Operation, the date of determination of the cash equivalent of the consideration for the Transfer of the Securities in question by the Expert in accordance with the expert procedure set out in Appendix 1.1.(ii), or (iii) the date of obtaining the necessary authorisations under the legal and regulatory provisions that may be applicable for the purposes of allowing said Transfer (the aforementioned period of thirty (30) days being extended to forty-five (45) days in the event that one of the dates mentioned in (i) or (ii) above occurs during the months of August or December). On the date of the said Transfer, the Shareholder in question shall provide to the Beneficiary(-ies) of the Pre-Emption Right having exercised the Pre-Emption Right with one or more transfer orders relating to the Transferred Securities validly established and duly signed against payment of the price of the Transferred Securities. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 30 11. Joint Transfer Right 11.1. Principle Without prejudice to the provisions of Article 9.2 and Free Transfers, in the event of a proposed Transfer of Securities by any Shareholder (the “Transferor”) to any Third Party Purchaser, each of the other Parties (the “Joint Transfer Right Beneficiaries”) shall have a right to Transfer to the Third Party Purchaser or, failing that, to the Transferor all of the Securities then held by the said Joint Transfer Right Beneficiary, if and only if the Transfer results in a Change of Control for the benefit of the Third Party Purchaser (the “Joint Transfer Right”), in each case in accordance with the terms defined below. The price of a Security of the Joint Transfer Right Beneficiary in the context of the exercise of its Joint Transfer Right shall be equal to: (i) in the event of a Transfer of CS by a Joint Transfer Right Beneficiary (i) for a cash price only, at the price of a CS agreed between the Transferring Shareholder and the Third Party Purchaser and notified in the Transfer Notice and (ii) in the context of a Complex Operation, at the cash equivalent of the consideration for the Transfer of the Securities in question, as proposed in good faith by the Transferring Shareholder, or in the event of disagreement by one or more Joint Transfer Right Beneficiaries on this cash equivalent, the cash equivalent of the consideration for the Transfer of the Securities in question fixed by an Expert under the conditions anticipated in Appendix 1.1(ii); (ii) in the event of a Transfer of A ADPs by the Investor (or any Successor), at the price allowing the Investor (collectively with any Successor) to achieve an IRR of 16% and a Multiple of 2x on these A ADPs, on the date of the Transfer; or (iii) in the event of a Transfer of B ADPs by the Investor (or any Successor), the price allowing the Investor (collectively with any Successor) to achieve an IRR of 20% and a Multiple of 2.5x on these B ADPs, on the date of the Transfer. 11.2. Procedure Each Joint Transfer Right Beneficiary shall have a period of thirty (30) days from receipt of a Transfer Notice (this period being extended to forty-five (45) days in the event that the Transfer Notice is received during the months of August or December) to send the Transferor a notice in response (the “Joint Assignment Notification”), indicating (a) whether it wishes to transfer all of the Securities held by it at the price determined as indicated in Article 11.1 above and, for other terms, in the same manner as those offered by the Third Party Purchaser to the Transferor or (b) whether it waives the exercise of its Joint Transfer Right. Failure to provide a Joint Assignment Notification to a Joint Transfer Right Beneficiary within the above deadlines shall constitute a waiver on its part of the exercise of its Joint Transfer Right. Any modification of the terms and conditions of the proposed Transfer as set out in the initially served Transfer Notice must give rise to the service of a new Transfer Notice incorporating these modifications and the implementation of a new procedure under the Joint Transfer Right in accordance with the terms of this Article. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 31 In the event of a valid exercise by the Joint Transfer Right Beneficiaries of their Joint Transfer Right, the Transferor undertakes to ensure that the Third Party Purchaser irrevocably offers to the Joint Transfer Right Beneficiaries to acquire all of the Securities then held by the Joint Transfer Right Beneficiaries, under the conditions and in accordance with the terms specified in this Article 11 (and in particular at the price anticipated in Article 11.1). In the event that the Third Party Purchaser refuses to acquire the Securities of the Joint Transfer Right Beneficiaries who have exercised their Joint Transfer Right, the Transferor undertakes to acquire the said Securities under the conditions anticipated in this Article 11 (and in particular at the price anticipated in Article 11.1) or to waive the assignment that gave rise to the Transfer Notice. In any event, each Pre-Emption Right Beneficiary that has exercised its Pre-Emption Right on the occasion of a Transfer is prohibited from simultaneously exercising the Joint Transfer Right which it enjoys under this Article 11 on the occasion of the same Transfer. Conversely, each Joint Transfer Right Beneficiary that has exercised its Joint Transfer Right on the occasion of a Transfer is prohibited from simultaneously exercising the Pre-Emption Right which it enjoys under Article 10 on the occasion of the same Transfer. The Transfer Price of the Securities owned by the Joint Transfer Right Beneficiaries under the Joint Transfer Right shall be as set out in Article 11.1. In the event of disagreement on the price of a Security pursuant to Article 11.1., in the context of a Joint Transfer Right, the price of the Security in question shall be determined by an Expert under the conditions anticipated in Appendix 1.1(ii). The Joint Assignment Notification sent by a Joint Transfer Right Beneficiary under the conditions of this Article, shall carry an unconditional and irrevocable commitment of the said Joint Transfer Right Beneficiary to: (i) Transfer to the Third Party Purchaser, concomitantly with the Transfer made by the Transferor, of all of its Securities, at the price determined in accordance with Article 11.1; (ii) sign any agreement or document allowing the effective Transfer of its Securities to the Third Party Purchaser; and (iii) deliver, on the date of the Transfer, to the Third Party Purchaser, against payment of the price of its Securities determined in accordance with Article 11.1, all documents necessary to carry out the effective Transfer of its Securities, duly completed and signed. The Parties agree and acknowledge that the Investor may not be required, in respect of the Transfer of its A ADPs or B ADPs, to: (i) bear exit costs of any kind; or (ii) grant the Third Party Purchaser any guarantees of liabilities, net assets, price restitution or any other guarantees or insurance or other price adjustment mechanism of any kind to which the Transferor would have agreed in the context of the Transfer in question. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 32 12. Forced Exit Obligation 12.1. Principle The Parties agree that in the event that a Party receives a binding offer from a bona fide Third Party (the “Transferee”) to acquire one hundred percent (100%) of the Company’s share capital and voting rights on a fully diluted basis (an “Offer”), and provided that: (i) the Majority Shareholder decides to accept the Offer; and (ii) the Offer enables the Investor (collectively with any Successor) (y) in the case of A ADPs, to achieve an IRR equal to 16% on these A ADPs and a Multiple equal to 2x on these A ADPs and (z) in the case of B ADPs, if any, to achieve an IRR equal to 20% on these B ADPs and a Multiple equal to 2.5x on these B ADPs, by a cash payment, the Majority Shareholder shall have the right to require all other Parties holding Company Securities, who accept it and undertake to do so in a firm and irrevocable manner, to transfer all of their Company Securities, jointly and concomitantly, to the Transferee under the terms and conditions indicated in the Offer (the “Forced Exit Obligation”). 12.2. Rules applicable to the Forced Exit Obligation The exercise by the Majority Shareholder of the Forced Exit Obligation pursuant to Article 12.1 shall include an unconditional and irrevocable commitment by the other Parties holding Company Securities (provided, for the Investor, that the Transfer of its Securities allows it to meet the criteria of Article 12.1(ii)) to Transfer all of their Company Securities at the prices, terms and conditions of the Offer within a maximum period of thirty (30) days from receipt of a Transfer Notice sent by the Majority Shareholder to the other Parties specifying its decision to exercise the Forced Exit Obligation (this period being automatically extended for the purposes of obtaining the necessary authorisations under the legal and regulatory provisions that may be applicable for the purposes of enabling the said Transfer). It is specified, for all intents and purposes, that this commitment of the Parties holding Company Securities to Transfer all of their Company Securities in the event of implementation of the Forced Exit Obligation constitutes an irrevocable sale promise within the meaning of the provisions of Article 1124 of the French Civil Code. In the event of implementation of the Forced Exit Obligation, the Pre-Emption Right shall not be applicable. Each of the Parties holding Company Securities undertakes to cooperate actively and in good faith with the Majority Shareholder in the context of the implementation of the Forced Exit Obligation. As part of the Majority Shareholder’s implementation of the Forced Exit Obligation, each of the Parties shall Transfer all of the Company Securities held by it on the day of the Transfer to the Transferee. Each Party shall Transfer its Securities, concurrently with the Transfer by the Majority Shareholder to the Transferee of its Securities. On the date of this Transfer, each Party shall provide the Transferee with all transfer orders and other documents necessary to carry out the effective Transfer of all of its Securities, duly completed and signed.

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 33 In the event of implementation of the Forced Exit Obligation in accordance with this Article, and subject to a contrary written agreement between the Parties and the Transferee, the price of the Securities shall be distributed according to the distribution rules referred to in Article 9.4, with each Party refraining from proceeding with the Transfer of its Securities in case of non-application or disagreement on the terms of application of these distribution rules in the context of the Transfer resulting from the Joint Exit Obligation. In the event that, for any reason, a Party (the “Defaulting Party”) does not deliver, within the period required for the implementation of the Forced Exit Obligation, the transfer order(s) relating to all the Securities of which it is the holder, to the benefit of the Transferee, the recognition of the transfer of ownership of the Securities shall result sufficiently and without the need for any other formality, (i) from the signature by the Company Chairman, to which an irrevocable mandate is given to do so by each Party in accordance with Article 22.5, on behalf of the Defaulting Party, of all acts and documents necessary to carry out all formalities associated with the Transfer for the benefit of the said Transferee, notably those required for the registration of the Securities in the securities transfer ledger and in the account of shareholders of the Company and the transfer of ownership of the said Securities, on the date mentioned for this purpose in the Offer, which the Company acknowledges and expressly agrees, and (ii) the concomitant deposit of the transfer price to be returned to the Defaulting Party (without discount) in the hands of the Escrow Agent. In this case, the simple delivery to the Company of the said documents signed by the Chairman and the justification of the deposit of the sums corresponding to the transfer price in a CARPA account shall oblige the Company to reflect the Transfer of ownership of the Securities in question, if necessary under penalty. In the event of any difficulty, exclusive jurisdiction is given to the interim relief judge of the Commercial Court having jurisdiction over the Company’s registered office, to establish the transfer of ownership of the Securities on presentation of the documents referred to above. 13. Free Transfers 13.1. The following Transfers of Securities (the “Free Transfers”) shall not be subject to the notification obligation anticipated in Article 9.3, nor to the Lock-Up Period, nor to the Pre-Emption Right and shall not trigger the exercise of the Joint Transfer Right, nor of the Forced Exit Obligation: (i) Transfers of Securities between the Investor and its Affiliates; (ii) Transfers of Securities between the Majority Shareholder and its Affiliates, provided that (i) the Majority Shareholder remains jointly and severally liable to its Affiliate and (ii) the Affiliate and the Majority Shareholder have committed to a retrocession under the same conditions in the event that the transferee ceases to be an Affiliate; (iii) transfers of Securities resulting from the exercise of the Pre-Emption Right, the Joint Transfer Right, or the Forced Exit Obligation, the Sale Promise or the Purchase Promise; (iv) transfers defined as “Free Transfers” in agreement between the Majority Shareholder on the one hand and the Investor on the other hand, subject, however, to the signature by the Transfer beneficiary if it is not already a Party to the Pact, of an Accession Deed to this Pact under the conditions of Article 22.2 (with the exception of Transfers carried out in the event of a Total Exit). 13.2. Free Transfers shall not be subject to the approval procedure anticipated in Article 11.3 of the Company’s Articles of Association. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 34 13.3. In all of the cases referred to in Article 13.1 (with the exception of the Free Transfers referred to in paragraph 13.1(iv) above), the Shareholder in question shall provide the other Parties and the Company with a notice containing the names and addresses (or name and registered office) of the Persons for whose benefit Securities shall be Transferred in accordance with these exceptions and the number of Transferred Securities, in writing (including by e-mail) prior to said Transfer and shall deliver to the Company (which shall promptly send a copy to the other Parties) any document justifying that the said Transfer is a Free Transfer as well as the original of the Accession Deed referred to in Article 22.2, duly signed by the beneficiary of the Transfer, if it is not already a Party to the Pact. 14. Sale Promises 14.1. Principle The Investor (or any Successor) (the “Promisor A”) grants to the Majority Shareholder (with the option of substitution by the Majority Shareholder for the benefit of any Affiliate of the Majority Shareholder, including the Company) (the “Sale Promise Beneficiary”) a sale promise relating to all (and only all) of the Securities held by it on the date of exercise of the Sale Promise (the “Sale Promise Securities”), free of all Third Party Rights (the “Sale Promise”). The Sale Promise constitutes a unilateral promise to sell within the meaning of Article 1124 of the French Civil Code. The Sale Promise Beneficiary accepts the benefit of the Sale Promise as an irrevocable commitment of Promisor A to sell its Securities under the Sale Promise, without however making the commitment to exercise it. From the date hereof until the expiry of the Sale Promise Exercise Period, Promisor A undertakes not to revoke its commitments under this Sale Promise. Any attempt to revoke the Sale Promise before the expiry of the Sale Promise Exercise Period in violation of this commitment shall not prevent the completion of the Transfer covered by this Sale Promise. Consequently, the Transfer of the Sale Promise Securities shall be complete upon the expression of the desire to acquire on the part of the Sale Promise Beneficiary (materialized by the Sale Promise Exercise Notification under the conditions in this Article 14). 14.2. Sale Promise Exercise Periods The Sale Promise may be exercised at any time from 1 January 2028 (inclusive) to 31 December 2031 (inclusive) then, if the Purchase Promise has still not been exercised, from 1 January 2033 (inclusive) to 31 December 2034 (inclusive) (the “Sale Promise Exercise Period”), by written notification sent by the Sale Promise Beneficiary to Promisor A in accordance with Article 22.11 (the “Sale Promise Exercise Notification”). As an exception, the first Sale Promise Exercise Period shall begin on the Objective Achievement Date, if earlier. The Sale Promise Exercise Notification must include: - the price of A ADPs, calculated in accordance with Article 14.3; - the price of B ADPs, if applicable, calculated in accordance with Article 14.3; - the date of completion of the Sale Promise, which shall occur on the fifteenth Business Day following the date of the Sale Promise Exercise Notification, or in the event of a dispute as to the determination of the Sale Promise Exercise Price, on the fifteenth Business Day following the date of delivery by the Expert of his report. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 35 In the event that the Sale Promise Beneficiary has not sent a Sale Promise Exercise Notification to Promisor A before the expiry of the Sale Promise Exercise Period, the Sale Promise Beneficiary shall be deemed to have irrevocably waived the exercise of the Sale Promise and the Sale Promise shall lapse, without compensation of any kind on the part of either Party. 14.3. Sale Promise Exercise Price The price of the Sale Promise Securities (the “Sale Promise Exercise Price”) shall be: (i) for Sale Promise Securities that are A ADPs, the price allowing the Investor (collectively with any Successor) to achieve an IRR of 16% and a Multiple of 2x on these A ADPs; and (ii) for Sale Promise Securities that are B ADPs, the price allowing the Investor (collectively with any Successor) to achieve an IRR of 20% and a Multiple of 2.5x on these B ADPs, in each case on the date of fulfilment of the Sale Promise. If the Inflows received by the Investor between the date hereof and the date of completion of the Sale Promise have enabled the Investor to achieve the aforementioned objectives, the price shall be one (1) euro for all A ADPs and, if applicable, B ADPs. In the event of disagreement between the Parties regarding the Sale Promise Exercise Price, it shall be decided by an Expert as indicated in Appendix 1.1(ii). The Sale Promise Exercise Price shall be paid in full to Promisor A on the date of completion of the Sale Promise by bank transfer in funds immediately available on the bank account notified by the Investor no later than five (5) Business Days before the date of completion of the Transfer of the Sale Promise Securities. 14.4. Execution of the Sale Promise In the event that, for any reason, the Investor (or any Successor) (the “Defaulting Party”) does not deliver, within the required period, the transfer order(s) relating to all the Sale Promise Securities of which it is the holder, to the Sale Promise Beneficiary, the recognition of the transfer of ownership of the Sale Promise Securities shall result sufficiently and without the need for any other formality, (i) from the signature by the Company Chairman, to whom an irrevocable mandate is given to do so by each Party in accordance with Article 22.5, in the name of the Defaulting Party, of all acts and documents necessary to carry out all formalities associated with the Transfer to the Sale Promise Beneficiary, notably those required for the registration of the Sale Promise Securities in the securities transfer ledger and in the account of shareholders of the Company and the transfer of ownership of the said Sale Promise Securities, on the date mentioned for this purpose in the Sale Promise Exercise Notification, which the Company expressly acknowledges and accepts, and (ii) the concomitant deposit of the transfer price to be returned to the Defaulting Party (without discount) in the hands of the Escrow Agent. In this case, the simple delivery to the Company of the said documents signed by the Chairman and the justification of the deposit of the sums corresponding to the transfer price in a CARPA account shall oblige the Company to reflect the Transfer of ownership of the Securities in question, if necessary under penalty. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 36 In the event of any difficulty, exclusive jurisdiction is given to the interim relief judge of the Commercial Court having jurisdiction over the Company’s registered office, to establish the transfer of ownership of the Securities on presentation of the documents referred to above. 15. Purchase Promise 15.1. Principle The Majority Shareholder (with the option of substitution by the Majority Shareholder for the benefit of any Affiliate of the Majority Shareholder, including the Company, while specifying that the Majority Shareholder shall be jointly and severally liable to the Investor for the commitments of the person that it has replaced) (“Promisor B”) grants the Investor (or any Successor) (“Purchase Promise Beneficiary”) a purchase promise covering all of the Securities held by it on the date of exercise of the Purchase Promise (the “Purchase Promise Securities”), free of all Third Party Rights (the “Purchase Promise”). The commitment of the Majority Shareholder under this Purchase Promise shall apply regardless of the Company’s situation at the time of exercise of the Purchase Promise, and even in the event that the Company is in a state of cessation of payments within the meaning of Article L.631-1 of the French Commercial Code or is the subject of a safeguard procedure, accelerated safeguard, receivership, judicial liquidation or any other similar procedure. The Purchase Promise constitutes a unilateral promise to purchase within the meaning of Article 1124 of the French Civil Code. The Purchase Promise Beneficiary accepts the benefit of the Purchase Promise as an irrevocable commitment of Promisor B to acquire its Securities under the Purchase Promise, without however making the commitment to exercise it. From the date hereof until the expiry of the Purchase Promise Exercise Period, Promisor B undertakes not to revoke its commitments under this Purchase Promise. Any attempt to revoke the Purchase Promise before the expiry of the Purchase Promise Exercise Period in violation of this commitment shall not prevent the completion of the Transfer covered by this Purchase Promise. Consequently, the Transfer of the Purchase Promise Securities shall be complete upon the expression of the desire to acquire on the part of the Purchase Promise Beneficiary (materialized by the Purchase Promise Exercise Notification under the conditions in this Article 15). 15.2. Purchase Promise Exercise Periods The Purchase Promise may be exercised: (i) at any time in the presence of an event of default enabling the lenders or their agent to request the acceleration of maturity of the Bank Debt; (ii) at any time in the event of (a) a change of Control of the Majority Shareholder or (b) a Change of Control; (iii) if the Sale Promise has not been exercised, at any time from 1January 2032 (inclusive) to 31 December 2032 (inclusive) and then, if the Sale Promise has still not been exercised, from 1 January 2035 (inclusive) to 31 December 2035 (inclusive) (the “Purchase Promise Exercise Period”), by written notification sent by the Purchase Promise Beneficiary to Promisor B in accordance with Article 22.11 (the “Purchase Promise Exercise Notification”). The Purchase Promise Exercise Notification must include:

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 37 - the price of A ADPs, calculated in accordance with Article 15.3; - the price of B ADPs, if applicable, calculated in accordance with Article 15.3; - the date of completion of the Purchase Promise, which shall occur on the fifteenth Business Day following the date of the Purchase Promise Exercise Notification, or in the event of a dispute as to the determination of the Purchase Promise Exercise Price, on the fifteenth Business Day following the date of delivery by the Expert of his report. In the event that the Purchase Promise Beneficiary has not sent a Purchase Promise Exercise Notification to Promisor B before the expiry of the Purchase Promise Exercise Period, the Purchase Promise Beneficiary shall be deemed to have irrevocably waived the exercise of the Purchase Promise and the Purchase Promise shall lapse, without compensation of any kind on the part of either Party. 15.3. Purchase Promise Exercise Price The price of the Purchase Promise Securities (the “Purchase Promise Exercise Price”) shall be: (i) for Purchase Promise Securities that are A ADPs, the price allowing the Investor (collectively with any Successor) to achieve an IRR of 16% and a Multiple of 2x on these A ADPs; and (ii) for Purchase Promise Securities that are B ADPs, the price allowing the Investor (collectively with any Successor) to achieve an IRR of 20% and a Multiple of 2.5x on these B ADPs, in each case on the date of completion of the assignment and payment of the price. If the Inflows received by the Investor between the date hereof and the date of completion of the Purchase Promise have enabled the Investor to achieve the aforementioned objectives, the price shall be one (1) euro for all A ADPs and, if applicable, B ADPs. In the event of disagreement between the Parties regarding the Purchase Promise Exercise Price, it shall be decided by an Expert as indicated in Appendix 1.1(ii). The payment of the Purchase Promise Exercise Price shall be paid to the Purchase Promise Beneficiary on the date of exercise of the Purchase Promise by bank transfer in funds immediately available on the bank account notified by the Investor no later than five (5) Business Days before the date of completion of the Transfer of the Purchase Promise Securities. Article 14.4 shall apply mutatis mutandis to the performance of the Purchase Promise. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 38 SECTION IV – REPRESENTATIONS AND WARRANTIES OF THE PARTIES 16. Representations and warranties of the Parties 16.1. General representations Each Party that is an Entity represents and warrants to the other Parties that: (i) it has been validly incorporated and, in the case of legal persons, registered, and that it exists validly and in accordance with the laws of France or the laws of the jurisdiction in which it is established and the statutes that govern it; (ii) its legal representative has the legal capacity and all the necessary powers and authorisations to sign, conclude and execute the Pact; (iii) the signing, conclusion and execution of the Pact have been validly authorised by the competent bodies of the Party in question; and (iv) the signing, conclusion and execution of the Pact do not and shall not result in any breach, rupture, termination or amendment to any other contract or act in which the Party in question is a party and the Pact is not contrary to any term of such contract or act. Each Party that is a natural person represents and warrants to the other Parties that: (i) he/she has the legal capacity to sign, conclude and execute the Pact; (ii) the signing, conclusion and execution of the Pact do not and shall not result in any breach, rupture, termination or amendment to any other contract or act in which the Party in question is a party and the Pact is not contrary to any term of such contract or act. 17. Anti-dilution In order to give the Parties the possibility of maintaining their participation in the capital of the Company, the Parties undertake not to carry out capital increases (by issuing Securities giving immediate or long-term access to the capital) with cancellation of the preferential subscription right. In the event of an increase in the Company’s capital with maintenance of the Shareholders’ preferential subscription right, the Shareholders may, in accordance with the applicable legal provisions, have their preferential subscription right(s) (assignment, waiver in favour of named beneficiaries, etc.) in accordance with the provisions of Section III of this Pact. Failure by any of the Shareholders to exercise their right to participate in the issue of new Securities referred to above shall in no way entail a waiver of their anti-dilution right for any future issue of new Securities. As an exception, the above anti-dilution principle shall not apply in the following cases: (i) issue of Securities decided by the Shareholders acting by an enhanced majority of 90% of the voting rights; or (ii) issue of Securities reserved for a director, an employee (including allocation of free shares) or the transferor of a target company in the context of an external growth operation by contribution of Securities of this target company; or Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 39 (iii) provided that a 90% majority of the voting rights is, where applicable, increased to allow the Investor to continue to benefit from a veto right over the decisions of the Shareholders referred to in Article 6, in the event of an issue in favour of the Majority Shareholder relative to which an increase in the Company’s equity or quasi-equity would be required in order to meet a Financial Emergency Situation, while specifying that in the event of an increase of the Company capital reserved for the Majority Shareholder, the Parties that have not participated in the capital increase may, within thirty (30) days following the capital increase in question, subscribe to an additional capital increase intended to ensure that they return to the same situation as if they had subscribed with the Majority Shareholder, during the capital increase carried out in the Financial Emergency Situation. Any issue of Securities shall be made at the value of the Securities decided by the Community of Shareholders. The ratio between A ADPs (and B ADPs, if applicable) issued and subscribed by the Investor and common shares issued and subscribed by the Majority Shareholder must always remain the same and any new issue of A ADPs (and B ADPs, if applicable) for the benefit of the Investor and common shares for the benefit of the Majority Shareholder must be carried out in the same proportions, unless otherwise agreed in writing by the Parties. 18. External growth In the event that an external growth operation is carried out by the Company or one of the Group companies, the financing of this operation must be structured in the following order of priority: as a priority: (i) by using the Group Cash (ii) by means of non-dilutive external credit lines, (iii) by means of shareholder loans and capital investment (in the same proportions as on the Completion Date) unless otherwise agreed by the Majority Shareholder and the Investor. 19. Dividend policy Without prejudice to the rights attached to A ADPs and B ADPs, the dividend distribution policy shall be determined by the Supervisory Committee in accordance with the conditions anticipated in this Article. Distributions of dividends made by the Company shall not result in the violation by the Company of the commitments made by the Company and, where applicable, the Parties, anticipated in the documentation related to the Bank Debt. As of 1 January 2027, the Company shall make dividend distributions to the Investor (or any other Successor) if: (a) the Group Cash (as defined in the documentation related to Bank Debt) is greater than ten million (10,000,000) euros; (b) the Amount of the Group’s FCFE (as defined in the documentation related to the Bank Debt) is greater than five million (5,000,000) euros; and (c) the R1 bis Redwood Post-Dividend Ratio is less than 1.5. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 40 When all of these conditions are met, the available FCFE shall be distributed in the following order of priority (while specifying that the corresponding sums shall, if applicable, be allocated between A ADPs and, if applicable, B ADPs in proportion to their nominal value): (a) up to five million (5,000,000) euros by way of payment of a preferential dividend and/or redemption of A ADPs and/or B ADPs for the benefit of the Investor (or any Successor) until the achievement for the Investor (collectively with any Successor) of an IRR of 16% and a Multiple of x2 for the A ADPs and an IRR of 20% and a Multiple of x2.5 for the B ADPs; then (b) for the possible balance of an amount greater than five million (5,000,000) euros, and from the first euro exceeding five million (5,000,000) euros (x) up to 50% of this balance by way of payment of a preferential dividend and/or redemption of A ADP and/or B ADP for the benefit of the Investor (or any successor holder) until the achievement for the Investor (collectively with any Successor) of an IRR of 16% and a Multiple of x2 for A ADPs and of an IRR of 20% and a Multiple of x2.5 for B ADPs, and (y) up to the remaining 50% of this balance, for the purposes of repayment of the Bank Debt, while specifying that, unless the Majority Shareholder waives the said amount, this amount shall be distributed to the Majority Shareholder under this paragraph (by way of payment of a dividend and/or redemption of shares) in the event that all of the Bank Debt shall have been repaid. It is specified, for all intents and purposes, that any payment to be made by the Company under a mandatory prepayment obligation under the documentation related to the Bank Debt shall be made in addition to the payment of the full amount distributed according to the allocation provided for under this paragraph (b), and the Parties undertake to take this into account when determining the amounts to be distributed. 20. Subsequent releases 20.1. Subject to the provisions of Article 20.6, the Majority Shareholder undertakes to invest, by 31 December 2025, an additional amount, by way of subscription for common shares of the Company, in a maximum amount of twenty million (20,000,000) euros (the “Majority Shareholder’s Additional Investment”) in order to finance the construction of factories anticipated in the Business Plan. 20.2. Subject to the provisions of Article 20.6, the Investor undertakes to invest, by 31 December 2025, an additional amount, by way of subscription for A ADPs of the Company, in a maximum amount of fifteen million (15,000,000) euros (the “Investor’s Additional Investment”) in order to finance the construction of factories anticipated in the Business Plan. 20.3. In this respect, the Majority Shareholder makes the following representations as on the date hereof: (i) The Majority Shareholder, directly or indirectly through its Affiliates, has the necessary funds, in immediately available funds, to enable it to carry out the Majority Shareholder’s Additional Investment by 31 December 2025 at the latest; (ii) The Majority Shareholder is not aware of any event or circumstance which would have occurred, or which can reasonably be expected to occur, of such a nature as to prevent it from fulfilling its commitment to carry out the Majority Shareholder’s Additional Investment; 20.4. In this respect, the Investor makes the following representations as on the date hereof:

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 41 (i) The Investor shall receive the necessary undertakings to contribute funds to enable it to carry out the Investor’s Additional Investment on 31 December 2025 at the latest, subject to the provisions of Article 20.5 below; (ii) The Investor is not aware of any event or circumstance which would have occurred, or which can reasonably be expected to occur, of such a nature as to prevent it from fulfilling its commitment to carry out the Investor’s Additional Investment; (iii) Commitments not used or called by its shareholders amount to the date hereof and shall amount, on 31 December 2025 at the latest, to a total amount at least equal to the Investor’s Additional Investment. 20.5. In the event that the Group decides to abandon a plant construction project anticipated in the Business Plan (i.e. bioethanol production plant located in the United States, CTO production plants located in France and the United States, and prebiotics production plant located in the United States) or in the event that the construction of a plant anticipated in the Business Plan could not have started by 31 December 2025 at the latest, the start of any plant anticipated in the Business Plan being materialised by any civil engineering order for the said plant, the Parties agree that the commitments of the Majority Shareholder to carry out the Majority Shareholder’s Additional Investment, on the one hand, and of the Investor to carry out the Investor’s Additional Investment, on the other hand, shall be respectively reduced to the extent between the Majority Shareholder’s Additional Investment and the Investor’s Additional Investment according to the following formula: RIC = IC x %RCAPEX Where: “RIC” means the amount of the reduction of the additional investment commitment of the relevant Shareholder; “IC” means the additional investment commitment of the Shareholder in question, i.e. twenty million (20,000,000) euros in the case of the Majority Shareholder and fifteen million (15,000,000) euros in the case of the Investor; “%RCAPEX” means the percentage of the Group’s Investments that has ultimately not been used due to the abandonment of a plant construction project anticipated in the Business Plan or in the event that the construction of a plant anticipated in the Business Plan could not have started by 31 December 2025 at the latest, according to the following terms: - in the case of a bioethanol plant in the United States: %RCAPEX = 64.17%, - in the case of a CTO plant in France: %RCAPEX = 4.22%, - in the case of a CTO plant in the United States: %RCAPEX = 7.67%, - in the case of a prebiotic plant in the United States: %RCAPEX = 23.95%, while specifying that the “RIC” amount of the reduction in the Parties’ additional investment commitment may not exceed twenty million (20,000,000) euros in the case of the Majority Shareholder and fifteen million (15,000,000) euros in the case of the Investor, with the difference then reducing the amount that can be drawn down under the Bank Debt by the same amount. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 42 20.6. The Parties agree that the dates of issue of the A ADPs to the Investor and of the common shares to the Majority Shareholder shall be decided by the Supervisory Committee, according to the Investments required for the construction of the plants anticipated in the Business Plan, while specifying that the issues of A ADPs and common shares shall be conditional on the completion of the first drawdown of the Bank Debt. 20.7. The Parties further agree that in the event of several calls for funds by the Company Chairman for the release of the Investor’s Additional Investment and the Majority Shareholder’s Additional Investment, each of these releases shall take place pari passu between the Investor and the Majority Shareholder, according to the proportion 3/7th (in the case of the Investor) and 4/7th (in the case of the Majority Shareholder). 21. New projects In the event of an investment by the Company or a Subsidiary in the Development Costs of a New Project decided by the Supervisory Committee, the Parties agree (and undertake, within the limits of their respective powers, to take all decisions necessary for this purpose) that a number “N” of A ADPs held by the Investor (and, where applicable, any Successor) shall be automatically converted into a number “N” of B ADPs (at the rate of one B ADP per converted A ADP) for each New Project in question, according to the following formula: N = NBRADPA – [(MNT – INP) / PADPA] Where: “NBRADPA” means the number of A ADPs in circulation on the date of conversion (excluding B ADPs); “DTM” means the total subscription price of A ADPs in circulation (paid or not) on the date of conversion (excluding B ADPs); “INP” means the INP Amount; and “PADPA” means the subscription price of each A ADP at the date of issue. It is specified that (i) the INP Amount shall be considered as an Outflow under the B ADPs, and an Inflow under the A ADPs on the date of conversion of A ADPs to B ADPs, for the purposes of calculating the IRR and the Multiple under the A ADPs and B ADPs respectively and (ii) the IRR of 20% carried out under the B ADPs shall be calculated from this date of conversion. An example of the calculation is given in Appendix 21. B ADPs resulting from the conversion of A ADPs shall notably benefit from a preferential dividend right in accordance with the terms and conditions of B ADPs appended to the Articles of Association. The Parties agree that the amount of the Development Costs actually borne by the Group shall be determined quarterly by the Supervisory Committee, acting by a Qualified Majority, on the basis of the quarterly report sent by the Company to the Supervisory Committee Members. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 43 In the event of disagreement between the Supervisory Committee Members on the amount of these Development Costs actually borne by the Group for a New Project, the amount of these Development Costs actually borne by the Group shall be determined by an Expert. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 44 SECTION IV – MISCELLANEOUS PROVISIONS 22. Common provisions 22.1. Fees The Investor’s fees in connection with the negotiation and implementation of the Operation shall be borne by the Company, up to a limit of fifty thousand euros (€50,000). The Investor shall not take an assembly commission as part of the Operation or a monitoring commission during the term of the Pact. 22.2. Adherence to the Pact Each Party undertakes that the transferee of all or part of its Securities that is not a party to the Pact shall unreservedly sign, and prior to any Transfer (other than a Total Exit), the accession deed as set out in Appendix 22.2. The rights and obligations of the person who has adhered, in accordance with the above, to the provisions of the Pact, shall be determined in accordance with the following rules: (i) in the event of a Transfer of Securities by the Investor to one of its Affiliates or between Affiliates of the Investor, in accordance with Article 13.1(i), the transferee shall benefit from the same rights and shall be bound by the same obligations as the Investor; while specifying that in the event of a partial Transfer of its Securities, the rights and obligations of the Investor shall be exercised collectively by the Investor and the transferee of its Securities, with the latter being responsible for the terms of the agreement between them upstream of the decision having to result in the exercise of the rights enjoyed by the Investor under the terms of this Pact; (ii) in the event of a Transfer of Securities by the Majority Shareholder to one of its Affiliates or between Affiliates of the Majority Shareholder, in accordance with Article 13.1(i), the transferee shall benefit from the same rights and shall be bound by the same obligations as the Majority Shareholder; while specifying that in the event of a partial Transfer of its Securities, the rights and obligations of the Majority Shareholder shall be exercised collectively by the Majority Shareholder and the transferee of its Securities, with the latter being responsible for the terms of the agreement between them upstream of the decision having to result in the exercise of the rights enjoyed by the Majority Shareholder under the terms of this Pact. Each of the Parties undertakes to countersign the Accession Deed to the Pact upon completion of the Transfer and in this regard, gives full powers to the Chairman to sign the Accession Deed in its name and on its behalf, while this power may be terminated at any time by notification. However, the Third Party having adhered, in accordance with the above, to the provisions of the Pact shall be bound by the commitments anticipated therein as soon as it signs an Accession Deed. Transfers of Securities and any other operation made in violation of the provisions of this Pact shall be unenforceable against the other Parties and the Company and may not be reflected in the securities transfer ledgers and individual accounts of shareholders of the Company. 22.3. Confidentiality The Parties agree to keep this Pact confidential and not to communicate it, or its contents, to any Third Party other than their employees, the employees of their Affiliates, their advisors, statutory auditors and other persons subject to professional secrecy, their Affiliates and members of internal

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 45 committees, in order to comply with a legal obligation or a court order or to satisfy its internal reporting obligations, or to the extent that disclosure of the Pact is necessary for the purposes of enforcing their rights thereunder (including in connection with a proposed Transfer of their Securities that would comply with the provisions of Section III “Transfers of Securities”). As such, each of the Parties shall be solely responsible for informing any potential transferee of its Securities and consequently, said potential transferee shall be, in the relations between the Parties, presumed to have knowledge of the provisions of the Pact. The confidentiality obligations anticipated in this Article 22.3 shall apply throughout the term of the Pact and shall survive for twenty-four (24) months after the end of the Pact for any reason whatsoever. 22.4. Execution – Unpredictability All commitments stipulated herein may give rise to enforcement (including by way of summary proceedings) in the event that the Party debtor of such an obligation has not fulfilled it, without prejudice to the other rights and actions (notably the right to obtain full and complete compensation for the damage suffered) of the Party creditor of the obligation in question. As necessary, each of the Parties declares that the execution of the provisions hereof is possible and that there is no manifest disproportion between the cost to the debtor and its interest for the creditor to continue the enforcement, in accordance with the provisions of Article 1221 of the French Civil Code. In addition, each Party declares, insofar as it is concerned, to agree to assume the risks incumbent on it under the terms of the Pact and consequently, to waive the application of the provisions of Article 1195 of the French Civil Code. 22.5. Manager of the Pact In order to guarantee the exercise of the rights and performance of the obligations mutually agreed upon by the Parties and to give the Pact its full effectiveness, the Parties agree to appoint the Company jointly and irrevocably as a joint agent responsible for the management of the Pact. The Company, represented by the Chairman as agent appointed for this purpose, intervenes specifically herein to accept this mandate of common interest, in the terms below. In its capacity as manager of the Pact, the Company: (i) shall be solely entitled to process and, where applicable, execute the transfer orders relating to the Transfers of Securities; (ii) shall be required to check the regularity of these transfer requests with regard to the commitments contained in the Pact; (iii) shall register a transfer order only after ensuring that the procedures anticipated in the Pact have been complied with and that the execution of the transfer order can be completed; and Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 46 (iv) shall collect, by any means, the decisions of the Parties concerning the change, modification or waiver of any of the provisions of the Pact, and shall proceed, if necessary, to the formal modifications of the Pact (and to the notification to the Parties of the versions modified in this manner of the Pact signed by them). 22.6. Duration and termination The Pact shall enter into force on the date hereof and shall expire at the end of a period of twelve (12) years from the date hereof, except in the event of early termination by the Parties or Total Exit. In addition, on the date on which a Party no longer holds any Company Securities, the Pact shall automatically terminate with respect to that Party (except with respect to that Party’s obligations not yet fully performed on the effective date of the Transfer in question), but shall remain in force between the other Parties. The arrival of the term of the Pact shall not have the effect of relieving a Party of its liability or obligations due to non-compliance or non-performance by that Party before this term, of any stipulation, condition or commitment anticipated in the Pact. This Pact shall be terminated ipso jure, without prior notice, in the event that any of the Parties comes to hold 100% of the capital and voting rights of the Company or in the event of a Total Exit. As an exception to the above, the provisions of Article 22.3 shall remain in force until the expiry of the period anticipated in the said Article. 22.7. Waiver The fact that a Party does not avail itself of any of the provisions of the Pact, at any time whatsoever, shall in no way affect its right to pursue its execution at a later time. No waiver by a Party of any breach or condition relating to any undertaking, representation or warranty contained in the Pact shall be valid unless made in writing. Further, no waiver occurring in any one or more of these circumstances shall be deemed a waiver of any condition or default occurring in any other circumstances, or a waiver of any other condition or default relating to any other term, covenant, representation or warranty. 22.8. Nullity The Parties agree that in the event that any provision of the Pact is declared null and void in any way and for any reason whatsoever, the Parties undertake to consult one another in order to remedy the identified cause of nullity so that, unless impossible, the Pact continues its effects without discontinuity. 22.9. Entire Contract The Pact (including its appendices) constitutes the entire agreement between the Parties with respect to the subject matter hereof. It cancels, replaces and prevails over all drafts, declarations, agreements or commitments between the Parties, written or not, prior to this date, having the same or a similar purpose (with the exception of the Investment Protocol or any contract concluded within the framework of the Operation). Therefore, each Party irrevocably waives, by this Pact, any rights it may have under previous agreements (with the exception of the Investment Protocol, any contract or agreement referred to in this Pact or the Investment Protocol, or any contract entered into in connection with the Operation). Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 47 No amendment to this Pact shall be effective unless it results from a written amendment signed by each of the Parties. 22.10. Advisors Each of the Parties to the Pact declares that it has been advised by its own lawyers and other advisors and has thus been able to independently assess the scope of its rights and obligations under the Pact. Accordingly, no advisor or solicitor shall be deemed to be the sole or joint drafter on behalf of all Parties (or several of them). 22.11. Notifications Unless expressly stipulated otherwise in the Pact, any notification for the purposes of the Pact shall be in writing and signed by or on behalf of the Party from which it originates and shall be sent by hand-delivered letter against receipt or by registered letter with acknowledgement of receipt or by e-mail with acknowledgement of receipt, and shall be deemed to have been received on the date of receipt or first presentation by the postal services. For the purposes of notifications under the Pact, the addresses of the Parties shall be as follows: For the Majority Shareholder: Name: Rayonier A.M. FRANCE FAO: Christian Ribeyrolle: christian.ribeyrolle@ryam.com Estelle Castex Hirel: estelle.hirel@ryam.com Colby Slaughter: colby.slaughter@ryam.com Address: 20 avenue de la Gare – 40100 Dax (France) Name: Rayonier Advanced Materials Inc. FAO: Christian Ribeyrolle: christian.ribeyrolle@ryam.com Estelle Castex Hirel: estelle.hirel@ryam.com Colby Slaughter: colby.slaughter@ryam.com Address: 1209 Orange Street – Wilmington, New Castle, Delaware (USA) For the Investor: Name: SWEN INVESTMENT FUND FOR TRANSITION 3 FAO: Charlotte Virally: cvirally@swen-cp.fr Guillaume Tuffigo: gtuffigo@swen-cp.fr Solène Canceill: SCANCEILL@swen-cp.fr Edwyn Blackmore: eblackmore@swen-cp.fr Address: 22, rue Vernier - 75017 PARIS Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 48 22.12. Interpretation - Entire Agreement The Pact constitutes the entirety of the agreements and commitments concluded between the Parties relating to the operations referred to in the Pact. The Pact replaces all previous negotiations, discussions, correspondence, communications, agreements and commitments between the Parties relating to the subject matter of the Pact (with the exception of the provisions of the Articles of Association). The Parties agree that in the event of a contradiction between the provisions of the Articles of Association and those of the Pact, the provisions of the Pact shall prevail between them. 22.13. Restructuring Any merger, demerger or other restructuring operation involving the Company shall not affect the rights and obligations of each of the Parties under the Pact, which shall apply to the Securities received by the Parties as a result of such restructuring. 23. Applicable law and jurisdiction The Pact is governed by French law. Any disputes arising out of or in connection with the Pact shall be subject to the exclusive jurisdiction of the Commercial Court of Paris. 24. Electronic signature As an agreement on evidence, the Parties agree that this Pact is signed electronically in accordance with the European and French regulations in force, in particular Regulation (EU) n° 910/2014 of the European Parliament and of the Council of 23 July 2014 and Articles 1367 et seq. of the French Civil Code. For this purpose, the Parties agree to use the DocuSign online platform (www.docusign.com). Each of the Parties acknowledges (i) that the electronic signature affixed by it to this Pact has the same legal value as its handwritten signature and (ii) that the technical means implemented within the framework of this signature confer a certain date on this Pact. * * * [SIGNATURES ON NEXT PAGE]

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Signed by DocuSign, **12 November 2024**.

Signé par :
Estelle Castex Hirel
0D0A3900B68C44F...

Rayonier A.M. France

Represented by Estelle Castex Hirel

Signed by:
Marcus MOELTNER
FCAA186587944EC...

Rayonier Advanced Materials, Inc.

Represented by Marcus Moeltner

Signé par :
2ED9130A79554CF...

SWEN IMPACT FUND FOR TRANSITION 3

Represented by SWEN Capital Partners

itself represented by Charlotte Virally

Signé par :
Estelle Castex Hirel
0D0A3900B68C44F...

RYAM BIONOVA

Represented by Estelle Castex Hirel

49

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

List of Appendices

Appendix 1.1(i)	*Business Plan*
Appendix 1.1(ii)	*Expert appraisal procedure*
Appendix 1.1(iii)	*Company's Articles of Association as of the date hereof*
Appendix 5.6	*Reporting*
Appendix 8(i)	*SFDR Commitments*
Appendix 8(ii)	*Principles of the ESG and Impact Strategy*
Appendix 8(iii)	*ESG questionnaire*
Appendix 8(iv)	*Exclusion and sectoral policies (ESG)*
Appendix 9.4	*Quantitative illustration of the distribution of the Overall Consideration*
Appendix 21	*Example of A ADP conversion calculation in case of a New Project*
Appendix 22.2	*Pact Accession Deed*

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Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Appendix 1.1(i)

Business Plan

Redwood Project

SOURCES & USES

Uses, 2024-2026	in €m	Sources, 2024-2026	in €m
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]
		[**]	[**]
Total Uses	[**]	**Total Sources**	[**]

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Appendix 1.1(i)

Expert appraisal procedure

(i) In the event of disagreement between the Parties for a period of at least fifteen (15) days (i) on the distribution of the Overall Consideration between the Parties in the context of a Concomitant Transfer of CS and A ADP or B ADP in accordance with Article 9.4, (ii) on the Purchase Promise Exercise Price or the Sale Promise Exercise Price or, (iii) in the case of a Complex Operation, in the calculation of the cash equivalent of the counterparty for the Transfer of the Securities in question, then, the price of the Securities in question (or, in the case of a Complex Operation, the cash equivalent of the counterparty for the Transfer of the Securities in question) shall be determined by a designated Expert, in the absence of agreement between the Parties concerned on the Expert, by ruling of the Presiding Judge of the Commercial Court of Paris ruling in accordance with the appropriate accelerated procedure and without possible recourse, at the request of the first of the Parties in question to act. In the event of refusal or failure by the Expert or impossibility for the Expert to accomplish his mission (in the latter two cases for a period of more than fifteen (15) days from his appointment), a new Expert shall be appointed according to the same terms (agreement between the Parties or, failing that, appointment by the Presiding Judge of the Commercial Court of Paris), with the procedure anticipated in this Appendix having to be repeated until the rendering of a final report by an Expert.

(ii) In the event of disagreement of the Supervisory Committee Members on the determination of the amount of the Development Costs actually borne by the Group in accordance with Article 21, the amount of the said Development Costs actually borne by the Group shall be determined by an Expert, appointed in accordance with the provisions of paragraph (i) above.

(iii) The Expert must be independent of the Parties, their Affiliates and the Company and its Subsidiaries (or, where applicable, the Supervisory Committee Members in the case referred to in (ii) above).

(iv) The Expert shall act as a joint third-party appraiser in accordance with Article 1592 of the French Civil Code and shall carry out his mission in accordance with the adversarial principle as well as, in the cases referred to in (i) above, the rules for determining the distribution of the Overall Consideration, the Purchase Promise Exercise Price or the Sale Promise Exercise Price, as the case may be, anticipated by the Pact and by the terms and conditions of the ADP appended to the Company's Articles of Association (when the Securities concerned by the disagreement between the Parties are A ADPs or B ADPs). In the event of a Complex Operation or for the purposes of determining the amount of Development Costs actually borne by the Group in the case referred to in (ii) above, he shall be free to determine the cash equivalent of the consideration for the Transfer of the Securities in question, or the amount of the said Development Costs on the basis of the quarterly reporting communicated to him by the Supervisory Committee Members.

(v) Each of the Parties in question (or, in the case referred to in (ii) above, each of the members of the Supervisory Committee concerned) shall have the opportunity to submit to the Expert (with a copy to the other Party) its written conclusions setting out its position on the disputed elements within fifteen (15) days from the date of the referral to the Expert. The Expert shall not communicate with either Party in question without sending a copy of such communication to the other Party in question, nor shall the Expert be permitted to meet with the representative of either Party without giving the representative of the other Party the opportunity to attend this meeting. Each of the Parties in question undertakes to make every effort, within the limits of its powers, to provide the Expert with all information enabling the Expert to fully fulfil his mission, and all the assistance that the Expert shall request in order to carry out his

52

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 53 mission. (vi) The Expert shall only be able to examine and decide solely on the elements of disagreement that have been submitted to him. (vii) The Expert must provide (x) the Parties in question with his report establishing the price of the Securities (or, in the case of a Complex Operation, the cash equivalent of the consideration for the Transfer of the Securities in question), or (y) the Supervisory Committee Members in question with his report establishing the amount of the Development Costs actually borne by the Group, within thirty (30) days from its appointment. Before submitting his final report, the Expert must submit an interim report to the Parties in question (or to the Supervisory Committee Members in question) so as to collect their observations. (viii) The Expert’s decision, which shall take the form of a written report delivered to the Parties (or to the Supervisory Committee Members), shall definitively bind the Parties (or the Supervisory Committee Members) in question and may not be the subject of any dispute, except for fraud or gross error (as defined by case law). (ix) The Parties (or the Supervisory Committee Members) to the procedure may, at any time during the procedure, opt for a final amicable settlement of the disagreement. (x) The costs related to such an expert appraisal shall be borne equally by the Parties concerned by the expert appraisal procedure or by the Company in the event of recourse to an Expert under the conditions anticipated in Article 21. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 54 Appendix 1.1(iii) Company’s Articles of Association as of the date hereof Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 1 Ryam BioNova Simplified joint stock company with a capital of 807,766 euros Registered office: 20 avenue de la Gare – 40400 Dax Dax TCR 980 638 548 (the “Company”) ARTICLES OF ASSOCIATION Certified compliant The Chairman Articles of Association updated after the decisions of the Sole Shareholder followed by the deliberations of the General Meeting of Shareholders dated 12 November 2024 Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 2 In the Articles of Association, certain capitalized terms have the meanings ascribed to them in Appendix A. References to articles, paragraphs and appendices, without further specification, refer to those of the Articles of Association. The use of the term “including” or “notably” implies that the enumeration or illustration that follows is in no way limiting or exhaustive. Any defined term applies, as the case may be, to the masculine and feminine forms, as well as to the singular and plural forms. Except when used with the word “either”, the word “or” shall have a disjunctive and non-alternative meaning (i.e. where two elements or qualities are separated by the word “or”, the existence of one element or quality shall not be deemed to exclude the existence of the other element or quality, and the word “or” shall be deemed to include the word “and”). SECTION 1 – FORM – CORPORATE PURPOSE – CORPORATE NAME REGISTERED OFFICE – DURATION 1. FORM 1.1. The Company is incorporated as a simplified joint stock company. 1.2. It operates equally in the same form with one or more Shareholders. 1.3. The Company may not make an offer to the public of financial securities or the admission to trading on a regulated market of its Shares. It may nevertheless make the offers mentioned in Article L. 227-2 of the French Commercial Code. 1.4. It is specified that any Pact, insofar as it has been concluded in the presence of the Company, is consequently deemed enforceable against the Company and is binding both with regard to the Shareholders signing this Pact, and the Company itself. 1.5. The Company is governed by the legal and regulatory provisions in force as well as by the Articles of Association and, for Shareholders bound by a Pact, by the provisions of this Pact. 2. CORPORATE PURPOSE 2.1. The purpose of the Company, directly or indirectly, both in France and abroad, is to carry out activities to develop or optimise the production of bioethanol, lignosulfonates, Crude Tall Oil and prebiotics, as well as any other products or objects derived from substrates resulting from the processing of wood or cellulose. The Company may in particular, for the purposes of these activities, carry out the following operations, both in France and abroad: - The acquisition and management of all securities; - The acquisition of interests or participations in all companies, industrial, commercial, financial, services, movable or real estate companies or new companies, French or foreign, contributions, subscriptions, purchases of securities, corporate rights, mergers, associations in participations, guarantee syndicates or otherwise; the management by way of purchase, exchange, sale or arbitration of these interests and participations as well as any financial operations; - Any management or executive activity notably relating to the above companies or undertakings, in which the company has interests or participations; - The performance of all studies and services of interest notably to the above companies, as well as all services relating to their administrative, financial and commercial management, and in more general terms, the performance of all operations likely to ensure the development of these companies;

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 3 - The activity of commercial agency, exclusive or not and, more generally, the intervention of the Company as an intermediary or agent in any form whatsoever, for the benefit of any companies, companies or group; - The study and implementation of all projects of an industrial, commercial, financial, movable or real estate nature; - The acquisition, purchase, sale, obtaining, leasing, operation, assignment of any patents, certificates, processes, signs or trademarks; - The acquisition, construction and management by purchase, exchange, sale or arbitrage of all buildings; - And more generally all financial, commercial, industrial, civil, movable or immovable operations, which may relate directly or indirectly to the corporate purpose and to any similar or related objects, as well as to any corporate assets; - All directly or indirectly, on its behalf or on behalf of third parties, either alone or with third parties, by way of the creation of new companies, contribution, sponsorship, subscription, purchase of securities or corporate rights, merger, alliance, association in participation, or the taking of a lease or management of any property or rights or otherwise. 3. COMPANY NAME 3.1. The company name is: “Ryam BioNova”. 3.2. All deeds or documents issued by the Company and intended for third parties, in particular letters, invoices, announcements and miscellaneous publications, must indicate the company name, preceded or followed immediately and legibly by the words “Société par actions simplifiée” or the initials “SAS”, the statement of the amount of the share capital and the registration number in the Trade and Companies Register. 4. REGISTERED OFFICE 4.1. The registered office is located at 20 avenue de la Gare – 40400 Dax. 4.2. It may be transferred to any other place in the same department, or neighbouring departments, by simple decision of the Chairman and to any other place by collective decision of the Shareholders. In the event of a transfer by the Chairman, the latter shall be entitled to amend the Articles of Association accordingly. 5. DURATION 5.1. The Company, unless extended or dissolved early, has a term of ninety-nine (99) years, which shall begin to run from the day of its registration in the Trade and Companies Register. 5.2. Decisions to extend the duration of the Company or early dissolution fall within the remit of the Shareholders. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 4 5.3. At least one (1) year before the expiry date of the Company, the Sole Shareholder or the Shareholders must be consulted in order to decide whether the Company should be extended. SECTION 2 – CONTRIBUTIONS – SHARE CAPITAL – SHARES 6. CONTRIBUTIONS 6.1. Contributions to the Company may be made in kind or in cash. Cash contributions may be paid in cash or cash equivalents, or by offsetting against certain, liquid and due claims on the Company. 6.2. Upon incorporation, the Company was provided with a cash sum of ONE THOUSAND euros (€1,000). The said sum corresponding to TEN (10) shares of ONE HUNDRED euros (€100), subscribed in full and each paid up in full, as evidenced by the certificate of the depositary issued by Banque LCL. 7. SHARE CAPITAL 7.1. The share capital is set at the sum of 807,766 euros, divided into 807,766 shares with a nominal value of €1 each, fully subscribed and paid up, and distributed as follows: - 696,655 CS; and - 111,111 A ADPS. 7.2. The general meeting of shareholders of the Company also decided to create B ADPs. 8. PAYING UP OF THE SHARE CAPITAL 8.1. Shares subscribed for in cash must be paid up at the time of subscription, in full of their nominal value and, where applicable, of the issue premium. 8.2. Shares subscribed in kind or resulting from the incorporation into the capital of profits or reserves must be paid up in full upon subscription. 8.3. Payments may be made by offsetting against liquid and due claims on the Company. 9. CHANGES IN SHARE CAPITAL 9.1. The share capital may be increased, reduced or amortised by decision of the Sole Shareholder or, in the case of multiple Shareholders, by collective decision of the Shareholders, under the conditions anticipated by law and by the Articles of Association (and in particular the rights attached to the ADPs as described in Appendix B of these Articles of Association), and, where applicable, in compliance with the commitments made under any Pact. 9.2. After deciding to increase, amortise or reduce the share capital, the Sole Shareholder or the Community of Shareholders may delegate to the Chairman the necessary powers to carry out the increase, amortisation or reduction of the share capital. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 5 10. FORM OF SECURITIES 10.1. The Securities are all issued in registered form. 10.2. The Securities give rise to a registration in the name of their holder in an account opened in the books of the Company under the conditions and in the manner anticipated by the legislative and regulatory provisions in force. 10.3. A certificate of account registration may be issued to any Shareholder who requests it. 10.4. At the time of the Company’s incorporation or during its existence, ADPs may be created, with or without voting rights, with special rights of any kind, on a temporary or permanent basis, in compliance with the legal provisions in force. 11. OWNERSHIP OF SECURITIES – TRANSFERS 11.1. Principles (a) Ownership of the Securities results from their registration in an individual account in the name of the holder in the registers kept by the Company for this purpose at the registered office in accordance with the applicable legal and regulatory provisions. (b) The Transfer of Securities takes place with regard to the Company and third parties by a transfer from the transferor’s account to the transferee’s account upon production of a transfer order signed by the transferor or its agent. 11.2. Restriction on the free transferability of Securities (a) Each of the Shareholders shall firmly and irrevocably refrain from Transferring any Securities that it holds or shall hold, except in accordance with the provisions of the Articles of Association and the provisions of any Pact in which it is a signatory, with each Shareholder agreeing to comply with the provisions of any Pact in which it is a signatory. (b) To the fullest extent permitted by law, any Transfer carried out by a Shareholder in violation of the provisions of any Pact in which it is a signatory shall be deemed to have been carried out in violation of the provisions of the Articles of Association and shall therefore be null and void in accordance with the provisions of Article L. 227-15 of the French Commercial Code, with the right to sue for nullity belonging to any Shareholder. (c) In all cases in which a Shareholder is required to Transfer its Securities under the terms of any Pact in which it is a signatory, the price and number of Securities that this Shareholder is required to Transfer is determined in accordance with the agreement of the Shareholders stipulated in this Pact. (d) The Shareholders acknowledge that the provisions of any Pact concluded by them shall apply between them in priority to any other provisions having the same purpose, agreed between the Shareholders or some of them. 11.3. Approval 11.3.1. Approval procedure Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 6 (a) Except with the written agreement of the Shareholders representing at least 80% of the capital of the Company not to submit a Transfer of Shares to Approval, with such agreement resulting from the provisions of a Pact, any Transfer of Company Shares by any Shareholder (the “Transferor”), in any capacity whatsoever, to any Third Party, is subject to the prior approval of the Community of Shareholders, acting by a Simple Majority (the “Approval”). (b) The Transferor must, by registered letter with acknowledgment of receipt or by e-mail with acknowledgment of receipt or by hand delivery against discharge, provide the Shareholders and the Chairman with an approval request which must contain the following elements (the “Approval Request”): - the name (or corporate name) and address (or registered office) of the acquiring candidate(s) the “Transferee(s)”), the identity of the person(s) directly and ultimately Controlling (if this information is known to the Shareholder in question having made every effort to obtain it in good faith) the Transferee (if not a natural person); - the number of Securities (by class of Securities) the Transfer of which is envisaged (the “Transferred Securities”) by the Shareholder in question, and, where applicable, whether the envisaged Transfer constitutes a Change of Control; - the price offered per class of Transferred Securities (as well as, where applicable, the methods of adjusting or returning this price) and the payment terms under which the Transfer must be made and, in the event of a Complex Operation, the cash equivalent, per class of Securities, of the price proposed in good faith by the Shareholder in question with the details of the adopted calculation assumptions and elements; - the other terms of the proposed operation, such as guarantee commitments; - the direct or indirect financial or capital ties existing, if any, between the Shareholder in question and the Transferee; - a copy of the Transferee’s binding offer. 11.3.2. Decision of the Community of Shareholders (a) The approval decision is taken within ten (10) Business Days of receipt of the Approval Request by the Shareholders and the Chairman (the “Approval Decision”). (b) The decision of the Shareholders must be reasoned and may not be unreasonably refused by the Shareholders. (c) The Transferor is informed of the Approval Decision within five (5) Business Days following this decision, by registered letter with acknowledgment of receipt or by letter delivered by hand against receipt or by e-mail with acknowledgment of receipt. (d) Failure to respond within ten (10) Business Days is equivalent to an approval. 11.3.3. Refusal of approval (a) In the event of refusal of approval, the Company shall be required, within two (2) months from the notification of refusal of approval (the “Redemption Period”) to acquire the Company’s Securities, subject of the Approval Request, while specifying that the Company may decide, at its sole discretion, to replace any person in order to proceed with the redemption of the Transferred Securities.

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 7 (b) In the event of refusal of approval, the transfer price of the Transferred Securities shall be equal to the price notified by the Transferor in its Approval Request. In the event of redemption by the Company of the Transferred Securities, the latter is required to sell them within six (6) months or to cancel them. (c) If necessary, the Transfer in the name of the purchaser is automatically regularized by a securities transfer order signed by the Company Chairman without the need for that of the Transferor. 11.3.4. Approval (a) In the event of approval (tacit or express) by the Shareholders or if all Transferred Securities have not been purchased or redeemed by the Company within the Redemption Period, the Transferor may freely transfer all of the Company Securities indicated in the Approval Request to the initial Transferee at the prices and conditions indicated in the Approval Request, within a maximum period of forty-five (45) Business Days from, as the case may be, the Approval Decision or the expiry of the Redemption Period (the “Transfer Period”). In the absence of a Transfer to the initial Transferee within the Transfer Period, the Approval procedure must again be followed. (b) In such a case, the initial Transferee shall be bound by all provisions of the Articles of Association). 12. RIGHTS AND OBLIGATIONS ATTACHED TO THE SHARES 12.1. Rights and obligations attached to all Shares (a) The Shareholders shall bear losses only up to the amount of their contributions. (b) Ownership of a Share automatically implies acceptance of these Articles of Association and the decisions that the Sole Shareholder or Shareholders have validly taken, in accordance with the applicable legal provisions and the Articles of Association. (c) In the event of multiple Shareholders, whenever it is necessary to have several Shares in order to exercise any right, notably in the event of an exchange or allocation of securities on the occasion of an operation such as a capital reduction, increase in capital by incorporation of reserves, merger or otherwise, with the Shareholders having to personally look after the grouping and, possibly, the purchase or sale of the number of Shares required. 12.2. Rights and obligations attached to CS (a) One (1) voting right is attached to each CS. (b) Subject to the special rights attached to ADPs, CS are entitled to a share proportional to the share of capital that they represent in the profits and reserves or in the company’s assets during any distribution, depreciation or distribution of the company’s assets during the company’s life and in the event of liquidation. 12.3. Special rights attached to ADPs Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 8 (a) One (1) voting right is attached to each ADP. (b) The special rights attached to A ADPs and B ADPs are described in Appendix B of the Articles of Association. 13. INDIVISIBILITY OF SHARES - BARE OWNERSHIP AND USUFRUCT 13.1. The Shares are indivisible with respect to the Company. 13.2. The co-owners of Undivided Shares are required to be represented at meetings by the Shareholder whose name is entered in the individual accounts appearing in the Company’s registers. By way of exception, in the event of the death of a Shareholder, the co-owners of Undivided Shares are required to be represented at the meetings by only one of them or by a single representative in possession of a special authorisation. In the event of disagreement, the agent shall be appointed by order of the Presiding Judge of the Commercial Court of the registered office of the Company, ruling in summary proceedings. 13.3. The heirs and assigns of the Shareholders shall be indivisibly bound to the full execution of all of the Articles of Association by the effect of the transfer to them of the ownership, bare ownership or usufruct of the Shares, with the Shareholders being hereby exempted from performing the service anticipated in Article 877 of the French Civil Code. 13.4. The voting right attached to the Shares belongs to the bare owner for any decision other than that concerning the appropriation of profits where it is reserved for the usufructuary. The bare owner has the right to participate in all collective decisions. 13.5. The right of any Shareholder to obtain communication of corporate documents or to consult them may also be exercised by each of the co-owners of Undivided Shares, by the usufructuary and the bare owner of Shares. SECTION 3 – ADMINISTRATION OF THE COMPANY 14. MANAGEMENT AND CONTROL BODIES The Company shall be directed, managed and administered by a chairman (the “Chairman”), assisted by one or more chief executive officers (the “Chief Executive Officers”), placed under the supervision of a supervisory committee (the “Supervisory Committee”), under the conditions set out below, as may be supplemented by any Pact. 14.1. Chairman 14.1.1. Appointment - duration and termination of duties The Company is managed by a Chairman who is a legal or natural person. The Company Chairman is appointed by decision of the Supervisory Committee acting by a Qualified Majority, for an indefinite period. If the Chairman is a legal person, it shall be represented for the exercise of its mandate by its legal representative(s). Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 9 The duties of Chairman end by resignation (by registered letter with acknowledgment of receipt sent to the Company, the Shareholders and the Chairman of the Supervisory Committee, and subject to three (3) months of notice), dismissal, legal incapacity making it impossible to continue the duties, prohibition to manage, death or, if the Chairman is a legal person, dissolution or opening of insolvency proceedings in the latter case, against the Chairman that is a legal person only. Subject to any contrary provisions, if any, of mandate agreements duly approved by the Supervisory Committee, the Chairman may be dismissed ad nutum, i.e. without notice, without it being necessary to justify any reason and without such dismissal giving rise to any right to compensation, by decision of the Supervisory Committee ruling by a Qualified Majority. 14.1.2. Remuneration of the Chairman The Chairman shall not be remunerated for the performance of his duties as Chairman. The expenses reasonably incurred by the Chairman in the performance of his duties shall be reimbursed by the Company upon presentation of supporting documents, up to a limit of 5,000 euros per year. 14.1.3. Representation of the Company – Powers of the Chairman The Chairman assumes the management of the Company in accordance with its corporate interest and represents it vis-à-vis third parties. More generally, the Chairman is vested with all powers devolved to the chairman of a simplified joint stock company in accordance with the applicable laws and regulations, and in particular the provisions of Article L. 227-6 of the French Commercial Code. The Chairman has the broadest powers to act in all circumstances in the name and on behalf of the Company, subject to the decisions that the law or the Articles of Association reserve to the competence of the Shareholders and the decisions subject to the prior authorisation of the Supervisory Committee as indicated in Article 14.3.5 of the Articles of Association. In relations with third parties, the Company is bound even by the acts of the Chairman which do not fall within the corporate purpose, unless it proves that the third party knew that the act exceeded this purpose or could not have been unaware of it given the circumstances, while the mere publication of the Articles of Association is insufficient to constitute this proof. When the Shareholders are convened for the purpose of taking a collective decision, the Chairman shall draw up the documents reasonably necessary for the taking of this decision, and notably all reports to the Shareholders whose preparation is required by the laws and regulations in force. The Chairman may, under his responsibility, grant any delegation of powers to any person of his choice for one or more specified purposes. 14.2. Chief Executive Officers Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 10 14.2.1. Appointment - duration and termination of duties One or more Chief Executive Officers, natural or legal persons, may be appointed by decision of the Supervisory Committee acting by a Qualified Majority, for an indefinite period. If a Chief Executive Officer is a legal person, it shall be represented for the exercise of its mandate by its legal representative(s). The duties of Chief Executive Officer end by resignation (by registered letter with acknowledgment of receipt sent to the Company, the Shareholders and the Chairman of the Supervisory Committee, and subject to three (3) months of notice), dismissal, legal incapacity making it impossible to continue the duties, prohibition to manage, death or, if the Chief Executive Officer is a legal person, dissolution or opening of insolvency proceedings in the latter case, against the Chief Executive Officer that is a legal person only. The Chief Executive Officers may be dismissed ad nutum, at any time and without having to justify a reason, by decision of the Supervisory Committee ruling by a Qualified Majority and without compensation. 14.2.2. Remuneration of Chief Executive Officers The Chief Executive Officers shall not be remunerated for the performance of their duties as Chief Executive Officers. The expenses reasonably incurred by the Chief Executive Officers in the performance of their duties shall be reimbursed by the Company upon presentation of supporting documents, up to a limit of five 5,000 euros per year. 14.2.3. Representation of the Company - Powers of the Chief Executive Officers Each Chief Executive Officer is responsible for assisting the Chairman in the day-to-day management of the Company. He has the same powers of representation with regard to Third Parties and is subject to the same limitations of powers as the Chairman. 14.3. Supervisory Committee 14.3.1. Appointment – composition – duration and end of duties The Supervisory Committee is composed of four (4) members, three (3) of whom are proposed by the CS-holding Shareholders and one (1) member is proposed by the ADP-holding Shareholder(s), with voting rights, legal or natural persons, appointed for an indefinite period by decision of the Shareholders acting by the reinforced majority anticipated in Article 20.2.3. Any legal person appointed as a Supervisory Committee Member shall be required to appoint a permanent representative for the exercise of its mandate, whose identity must be notified to the Chairman of the Supervisory Committee and to the Company. In the absence of the appointment of a permanent representative in accordance with the above, the legal person in question shall be represented, for the exercise of its corporate mandate, by its legal representative(s).

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 11 Supervisory Committee Members may resign from their duties at any time. The mandate and duties of the Supervisory Committee Members shall terminate by dismissal, resignation, legal incapacity making it impossible to continue in office, prohibition to manage, death or, if the member is a legal person, dissolution of a Supervisory Committee Member or opening of insolvency proceedings. Any member leaving the Supervisory Committee shall be renewed or replaced by a person appointed on the proposal of the Shareholder that had proposed the appointment of the said member leaving the Supervisory Committee, or by co-optation of the Supervisory Committee. The Supervisory Committee members may be dismissed at any time (ad nutum), without notice, without the need to justify any reason and without such dismissal giving rise to any right to compensation, by decision of the Shareholders acting by the reinforced majority anticipated in Article 20.2.3, exclusively on the proposal of the Shareholder that proposed its appointment, while specifying that any replacement of the dismissed Supervisory Committee member shall be appointed on the proposal of the Shareholder in question in accordance with these Articles of Association. The Supervisory Committee is chaired by a chairman chosen from among the Supervisory Committee Members whose appointment has been proposed by the CS-holding Shareholders and appointed for the duration of his term of office as a Supervisory Committee Member by decision of the Supervisory Committee acting by a Simple Majority (the “Chairman of the Supervisory Committee”). The Chairman of the Supervisory Committee is responsible for ensuring the smooth running of the meetings and functioning of the Supervisory Committee and chairs the debates. In the event of a tie, the Chairman of the Supervisory Committee shall not have a casting vote. In the absence of the latter, Supervisory Committee meetings shall be chaired by the Supervisory Committee Member whom the Chairman of the Supervisory Committee shall have appointed for this purpose or, failing this, who shall be appointed by the Supervisory Committee Members by a Simple Majority at the beginning of the meeting. The mandate and duties of the Chairman of the Supervisory Committee shall terminate by dismissal, resignation, legal incapacity making it impossible to continue in office, prohibition to manage, death or, if the member is a legal person, dissolution of a Supervisory Committee Member or opening of insolvency proceedings. The Chairman of the Supervisory Committee may be dismissed at any time (ad nutum), without notice, without it being necessary to justify any reason and without such dismissal giving rise to any right to compensation, by decision of the Supervisory Committee ruling by a Simple Majority. 14.3.2. Non-voting members The Shareholders, acting by the enhanced majority anticipated in Article 20.2.3, may appoint one or more non-voting members, who may be natural or legal persons, for an indefinite period (the “Non-voting members”), while specifying that CS-holding Shareholders shall have the right to appoint one (1) Non-voting member and ADP-holding Shareholders shall have the right to appoint two (2) Non-voting members. Any legal person appointed as a Non-voting member shall be required to appoint a permanent representative, whose identity must be notified to the Chairman of the Supervisory Committee and to the Company. In the absence of the appointment of a permanent representative in Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 12 accordance with the above, the legal person in question shall be represented, for the performance of its duties as a Non-voting member, by its legal representative. The duties of the Non-voting member shall terminate by dismissal, resignation, legal incapacity making it impossible to continue in office, prohibition to manage, death or, if the member is a legal person, dissolution of a Supervisory Committee Member or opening of insolvency proceedings. The Non-voting members may be dismissed at any time (ad nutum), without the need to justify any reason and without such dismissal giving rise to any right to compensation, by decision of the Shareholders acting by the reinforced majority anticipated in Article 20.2.3, under the same conditions as those provided for the Supervisory Committee Members by these Articles of Association. Any Non-voting member shall have the right to attend all meetings of the Supervisory Committee under the same conditions as the Supervisory Committee Members but without a deliberative vote (unless it has a proxy of a Supervisory Committee Member) and without the presence of this Non-voting member being counted in the calculation of the quorum. It shall be summoned to Supervisory Committee meetings under the same conditions and within the same timeframe as the Supervisory Committee Members and shall benefit from and receive under the same conditions and within the same timeframe the information and documents communicated to the Supervisory Committee Members. 14.3.3. Remuneration of the Supervisory Committee Members and the Non-voting members Supervisory Committee Members (including the Chairman of the Supervisory Committee) and the Non-voting members shall not receive any remuneration or attendance fees in respect of their duties. Supervisory Committee Members (including the Chairman of the Supervisory Committee) shall, however, be entitled to reimbursement of reasonable expenses incurred in the exercise of their mandate, upon presentation of appropriate invoices and supporting documents within the limit of 5,000 euros per year and per Supervisory Committee Member. 14.3.4. Supervisory Committee meetings The Supervisory Committee shall meet when convened by the Chairman of the Supervisory Committee or one of the Supervisory Committee Members, as often as required in the interest of the Company, and at least once per calendar quarter (excluding extraordinary session(s)). The meeting notice, which must include the meeting agenda, the decisions submitted to the vote of the Supervisory Committee Members and the relevant documents making it possible to decide on these decisions, must be sent to the Supervisory Committee Members by any written means (including by e-mail) at least five (5) days before the meeting date. However, the Supervisory Committee may validly meet, and no notice of meeting shall be required, when all Supervisory Committee Members are present or represented at the meeting and unanimously waive in writing the requirement for such a prior notice of meeting. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 13 Supervisory Committee meetings may be held physically in any place indicated in the meeting notice or agreed unanimously between the Supervisory Committee Members and/or if at least one of the Supervisory Committee Members or a Non-voting member so wishes, by videoconference, teleconference or any other means of communication allowing the identification of the participants. Any Supervisory Committee Member may be represented at the meeting by another Supervisory Committee Member, a Non-voting member, or by an employee or corporate officer of the Party having the right to appoint the Supervisory Committee Member in question. The mandate must be given by any written means (even by e-mail) and communicated to the Chairman of the Supervisory Committee (or to the Supervisory Committee Member who has been appointed or elected Chairman of the meeting) before the start of the meeting. A Supervisory Committee Member or a Non-voting member may represent one or more other Supervisory Committee Members. The decisions of the Supervisory Committee shall be recorded in written minutes and signed by at least two (2) Supervisory Committee Members present or represented. The decisions of the Supervisory Committee (including Strategic Decisions and Important Decisions) may also result, if necessary, from the unanimous consent of all of its members, recorded by a private deed. The Supervisory Committee may validly deliberate when convened for the first and second times only if at least two (2) of the Supervisory Committee Members appointed on the proposal of the CS-holding Shareholders and one (1) Supervisory Committee Member appointed on the proposal of the ADP-holding Shareholders are present or represented. Upon third notice, the Supervisory Committee shall deliberate validly only in the presence of at least half of the Supervisory Committee Members including, if the Supervisory Committee must decide on a Strategic Decision, the presence of the Supervisory Committee Member appointed on the proposal of the ADP-holding Shareholders. If a quorum is not reached during a given meeting and a new Supervisory Committee meeting is convened on the same agenda, it must be held at least five (5) days after the date on which the meeting lacking the sufficient quorum should have been held. The decisions of the Supervisory Committee are validly adopted in accordance with the majority rules described in Article 14.3.5. For the calculation of the majority of the Supervisory Committee, the Supervisory Committee Members who participate in the Supervisory Committee meeting by videoconference or telephone conference means shall be deemed to be present (provided that these means meet technical characteristics guaranteeing the effective participation of the person concerned in the Supervisory Committee meeting, whose resolutions are accurately transcribed). Each Supervisory Committee meeting shall result in the preparation of minutes that must be signed by at least two (2) Supervisory Committee Members present or represented. The minutes shall be recorded in the Company’s corporate registers. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 14 14.3.5. Powers of the Supervisory Committee The Supervisory Committee, with the Chairman, is responsible for developing the strategy of the Group’s activities, and for overseeing the Group’s management by the Chairman, the Chief Executive Officers and any other member of a management body, if applicable. Moreover, none of the decisions that the Shareholders representing at least 80% of the Company’s capital have qualified in writing as “Important Decisions”, notably by the conclusion of a Pact, may be taken, implemented or voted by anyone (notably by the Chairman, the Chief Executive Officers, the Shareholders or any other competent corporate body, if applicable) without having been previously authorised by the Supervisory Committee acting under the quorum conditions anticipated in Article 14.3.4 and by a Simple Majority. Moreover, none of the decisions that the Shareholders representing at least 80% of the Company’s capital have qualified in writing as “Strategic Decisions”, notably by the conclusion of a Pact, may be taken, implemented or voted by anyone (notably by the Chairman, the Chief Executive Officers, the Shareholders or any other competent corporate body, if applicable) without having been previously authorised by the Supervisory Committee acting under the quorum conditions anticipated in Article 14.3.4 and by a Qualified Majority. 15. SOCIAL AND ECONOMIC COMMITTEE The Chairman is the corporate body with which the delegates of the Social and Economic Committee, if any, exercise the rights anticipated in Article L. 2312-72 of the French Labour Code. 16. STATUTORY AUDITORS During the corporate life, and subject to compliance with Article 14.3.5, one or more Statutory Auditors may be appointed by decision of the Sole Shareholder or the Community of Shareholders. 17. REGULATED AGREEMENTS Any agreement referred to in Article L. 227-10 of the French Commercial Code must be approved in advance by the Supervisory Committee in accordance with Article 14.3.5. In addition, the statutory auditor, or failing that the Chairman, shall submit to the Shareholders a report on agreements other than those relating to current operations concluded under normal conditions, entered into directly or through an intermediary between the Company and its Chairman, one of its directors, one of its Shareholders having a fraction of the voting rights greater than ten percent (10%) or, in the case of a Shareholder company, the company controlling it within the meaning of Article L 233-3 of the French Commercial Code. The Shareholders decide on this report and approve the agreements referred to above under the conditions of Article 20. Non-approved agreements nevertheless produce their effects, and it is the responsibility of the person in question and possibly the Chairman and other managers to bear the harmful consequences for the Company.

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 15 By way of exception from the provisions of the second paragraph of this Article, when the Company has only one Shareholder, mention shall only be made of the decisions of the agreements entered into directly or through intermediaries between the Company and its manager, its Sole Shareholder or, in the case of a Shareholder company, the company controlling it within the meaning of Article L. 233-3 of the French Commercial Code. SECTION 4 – DECISIONS OF THE SOLE SHAREHOLDER OR SHAREHOLDERS 18. DECISIONS TO BE APPROVED COLLECTIVELY BY THE SHAREHOLDERS Subject, where applicable, to the prior approval of the Supervisory Committee in accordance with the provisions of Article 14.3.5 and the provisions of any Pact, the Sole Shareholder or the Community of Shareholders is solely competent to decide, under the conditions set by the Articles of Association, to: (i) the approval of any Transfer of Securities by any Shareholder to a Third Party in accordance with Article 11.3; (ii) the increase, amortisation or reduction of the Company’s capital; (iii) the creation of preference shares and the conversion of common shares into preference shares or preference shares into preference shares of another class; (iv) any IPO decision; (v) the merger, demerger, dissolution, liquidation of the Company; (vi) the transformation of the Company into a company of another form; (vii) the appointment and dismissal of the Supervisory Committee Members (and the Non- voting members); (viii) the appointment of the Company’s statutory auditors and their dismissal in cases permitted by law; (ix) the approval of the annual accounts of the Company and the appropriation of profits; (x) all contribution operations by the Company; (xi) the transfer of the Company’s registered office outside of the same department or a neighbouring department; (xii) the approval of the agreements between the Company and its managers referred to in Article L.227-10 of the French Commercial Code; and (xiii) more generally, any modification of the Articles of Association or decision resulting, immediately or in the long term, in a modification of the Articles of Association. Any other decision falls within the powers of the Chairman or of the Supervisory Committee, in accordance with the Articles of Association, subject to the powers of the Supervisory Committee. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 16 19. DECISIONS OF THE SOLE SHAREHOLDER If the Company has only one Shareholder, the Chairman shall consult the Sole Shareholder by signing a decision report (including by electronic means), with mention of the prior communication, if necessary, of the documents necessary or to which the decision in question relates. The Sole Shareholder may not delegate its powers. The consultation request shall be made by the Chairman by any written or electronic communication process at least eight (8) Business Days before the consultation date and shall mention the method, day, time and agenda of the consultation. Insofar as necessary, it is specified that the Sole Shareholder may waive the aforementioned consultation forms and deadlines. The decisions of the Sole Shareholder may also result from a private deed signed by the Sole Shareholder that the latter has, on its own initiative, decided to establish (including by electronic means). The statutory auditor, if any, shall be convened in order to participate in any decision of the Sole Shareholder in the same form and within the same time as the latter. However, in the event that the Sole Shareholder has taken a decision without delay in accordance with the provisions of these Articles of Association, and except in the event that the preparation of a report by the statutory auditor is required by legal or regulatory provisions, the statutory auditor may be informed after-the-fact, as soon as possible, of the decisions adopted by the Sole Shareholder. 20. SHAREHOLDER DECISIONS 20.1. Decision-making provisions In the event of more than one Shareholder, collective decisions may either: (i) be taken at a general meeting of Shareholders (including by teleconference); (ii) be taken by way of written consultation, by correspondence (including by electronic means); or (iii) result from a private deed signed by all Shareholders. The statutory auditor(s), if any, shall be convened in order to participate in any general meeting in the same form and at the latest at the same time as the Shareholders. In the event of decisions of the Shareholders taken by private deed or consultation by correspondence, the statutory auditor, if applicable, is informed that the Shareholders are called upon to take these decisions, in the same forms and at the latest at the same time as the Shareholders. However, in the event that the Shareholders have taken a decision without delay, and except in the event that the preparation of a report by the statutory auditor is required by legal or regulatory provisions, the statutory auditor may be informed after-the-fact, as soon as possible, of the decisions adopted by the Shareholders. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 17 20.2. Shareholders’ general meeting 20.2.1. Convening and organisation The General Meeting of Shareholders is convened by the Chairman, the Chairman of the Supervisory Committee or any Shareholder holding more than ten percent (10%) of the Shares or by a legal representative. The general meeting shall meet at least once a year to approve the accounts for the year. The convening of a general meeting of Shareholders shall be made at least eight (8) Days before the meeting date, by any means (including by post) to ensure the receipt and effective knowledge of the said meeting notice by its addressee. It indicates the agenda, date, time and place of the meeting (if applicable). Any general meeting of the Shareholders may nevertheless be held validly by convocation by any means (including by verbal convocation) and without delay if all Shareholders participate or are validly represented and if they consent to it, with the agenda then being determined by mutual agreement between them. The general meeting of Shareholders shall be chaired by the Chairman; failing this, the Shareholders’ meeting shall elect the meeting chairman. The general meeting of Shareholders shall meet at the Company’s registered office or at any other place indicated in the meeting notice. The Shareholders may participate physically, by teleconference, telephone or audiovisual conference or any other means of communication, on the date and time set by the author of the meeting notice. An attendance sheet is drawn up at each general meeting of the Shareholders. This attendance sheet is duly signed (i) by the Shareholders physically present when they enter the meeting, and (ii) by the agents. The credentials or copies thereof given to each proxy and, where applicable, the postal voting forms or copies thereof are attached to the attendance sheet. The attendance sheet is certified accurate by the meeting chairman. 20.2.2. Admission to Meetings – Powers Any Shareholder has the right to participate in the general meetings of the Shareholders and in the deliberations personally or by proxy, regardless of the number of Shares held by it, on simple proof of its identity, as soon as its Shares are registered in its name. A Shareholder may be represented at the general meetings of the Shareholders and at the deliberations by any other Shareholder of its choice, provided that the latter justifies an appropriate mandate. Any agent may hold an unlimited number of mandates. The mandate may be given for a given meeting or for several meetings held on the same day or within one (1) month following the date of the first of these meetings. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 18 20.2.3. Quorum and majority Subject to decisions taken by unanimous consent of the Shareholders in accordance with the mandatory and statutory legal, regulatory and statutory provisions, collective decisions shall be taken by an enhanced majority of 90% of the votes of the Shareholders present or represented, or participating in the postal vote after, where applicable, prior authorisation by the Supervisory Committee when such authorisation is required, in accordance with Article 14.3.5. As an exception to the above, the approval decision for any Transfer of Securities by any Shareholder to a Third Party, in accordance with the terms and conditions anticipated in Article 11.3, shall be taken by a Simple Majority of the votes of the Shareholders present or represented, or participating in the postal vote. The decisions of the Shareholders are validly taken only if the Shareholders present or represented, or participating by postal vote, hold at least 90% of the voting rights when convened for the first or second times, and half when convened for the third time. 20.2.4. Decisions taken by teleconference Any meeting may be held by videoconference, conference call or any other means of telecommunication allowing the identification of the Shareholders under the conditions set by law and regulations. In such a case, the attendance sheet is signed by fax or electronic signature by the Shareholders not physically present at the meeting but participating in it by any appropriate method of communication and countersigned in the margin of the name of the said Shareholder by the chairman of the meeting in question. The Chairman shall send a copy of the resolutions by fax, e-mail or any other written communication process to each of the Shareholders. The Shareholders vote by returning a copy to the Chairman, the same day, after signature, by fax, e-mail or any other written communication process. Proofs of dispatch and receipt as well as signed original copies are kept at the Company’s registered office. The Chairman then draws up, dates and signs the meeting minutes which include (i) the identity of the Shareholders voting and not physically participating in the deliberations or, where applicable, that of their representatives as well as (ii) for each resolution, the identity of Shareholders with the outcome of their respective votes (adoption or rejection). 20.2.5. Written consultation by correspondence In the event of written consultation by correspondence, the text of the proposed resolutions as well as the documents reasonably necessary for the information of the Shareholders shall be sent to each of them by any means of communication (including any means of electronic telecommunication). The Shareholders have a period of ten (10) Days from the receipt of the draft resolutions in which to cast their vote. The vote may be cast by any means (including any means of electronic telecommunication). Any Shareholder that has not responded within the period of ten (10) Days referred to above shall be considered as having abstained. The consultation shall be mentioned in a report drawn up and signed by the Chairman or the person initiating the consultation (if the Chairman is not the originator of the consultation), to which shall be appended, if applicable, the responses of the Shareholders.

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 19 20.2.6. Private deed The decisions of the Shareholders may also result from a private deed signed by all Shareholders present or represented (including by electronic means). A Shareholder may be represented on this occasion by the person of its choice, Shareholder or not, provided that this person justifies an appropriate mandate. Any agent may hold an unlimited number of mandates. The mandate may be given for the signature of a given private deed, or for several private deeds whose signature is envisaged on the same day or within one (1) month following the date of signature of the first of these private deeds. 20.3. Special meetings In accordance with Article L. 225-99 paragraph 2 of the French Commercial Code, the rights attached to a class of ADPs may only be modified after approval by the special meeting of the holders of this class of ADPs. Unless otherwise anticipated in the Articles of Association or its Appendices, the special meeting of the holders of each ADP class deliberates and decides under the quorum and majority conditions anticipated in Article L. 225-99 of the French Commercial Code, while specifying that the procedures for convening and holding special meetings of ADP holders shall be similar to those applicable to the Community of Shareholders in application of the Articles of Association (while specifying in this case that any reference to a Shareholder or Shareholders must then be understood as a reference to an ADP holder or to ADP holders of the class in question). 21. MINUTES The minutes of the Sole Shareholder’s decisions or, in the case of multiple Shareholders, of the collective decisions of the Shareholders, regardless of their mode, shall be drawn up by the Chairman or, where applicable, by the chairman of the meeting and signed (including by electronic means) by the latter. Copies or extracts of these minutes to be produced in court or elsewhere are validly certified (including electronically) by the Chairman. 22. RIGHT OF COMMUNICATION AND INFORMATION OF SHAREHOLDERS For all decisions of the Sole Shareholder or the Community of Shareholders for which the legal provisions require the Chairman or the statutory auditors to draw up one or more reports, the Chairman must communicate to the Sole Shareholder or the Community of Shareholders, at the latest at the same time as the consultation by correspondence, the signing of the deed or the general meeting, as the case may be, the report(s) of the Chairman or, where applicable, the statutory auditors. In addition, and regardless of the method, any consultation of the Sole Shareholder or the Community of Shareholders must be subject to prior information including the agenda, the text of the resolutions and any documents and information reasonably necessary to enable them to make an informed decision on the resolution(s) submitted for their approval. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 20 SECTION 5 – FINANCIAL YEAR – CORPORATE ACCOUNTS – INCOME 23. FINANCIAL YEAR Each financial year has a duration of one year which begins on 1 January of each calendar year and ends on 31 December of the same calendar year. The end of the first financial year is set for 31 December 2024. 24. CORPORATE ACCOUNTS The Chairman keeps regular accounts of corporate operations and prepares annual accounts in accordance with applicable laws and regulations. At the end of each fiscal year, the Chairman closes the accounts and prepares the balance sheet, income statement and appendix to the annual accounts, as well as, where applicable, the management report, in accordance with the legal provisions in force, then conveys these documents for examination to the Supervisory Committee and, where applicable, to the statutory auditors. These documents are submitted each year for the approval of the Sole Shareholder or Shareholders. 25. APPROPRIATION OF PROFITS The amount of distributable sums is determined in accordance with the applicable legal and regulatory provisions. Subject to the prior approval of the Supervisory Committee in accordance with the principles set out in these Articles of Association, after approval of the accounts and recognition of the existence of distributable sums, the Sole Shareholder or the Shareholders shall determine the share of these sums allocated to them in the form of dividends, in compliance with the legal provisions of these Articles of Association (and notably the terms and conditions of the ADP, and notably the special rights attached to the ADP, as described in Appendix B of these Articles of Association). If necessary, and without prejudice to the dividend distribution policy applicable to the Company, the Sole Shareholder or the Shareholders shall allocate the undistributed share of the profit for the year in the proportions that they determine, either to one or more reserve funds, general or special, or to the “retained earnings” account. Losses, if any, are recorded in the “retained earnings” account or offset against existing reserves. In addition, the Community of Shareholders may decide, after approval by the Supervisory Committee under the conditions set out in these Articles of Association and in compliance with the provisions of these Articles of Association (and notably the terms and conditions of the ADPs, and notably the special rights attached to the ADPs, as described in Appendix B to these Articles of Association), to distribute sums deducted from the reserves available to the Company, while expressly indicating the reserve items from which the deductions are made. However, dividends are deducted as a priority from the profits for the year. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 21 Except in the case of a capital reduction, no distribution may be made to the Shareholders if the shareholders’ equity is or would become, as a result thereof, less than the amount of the capital plus reserves that the law or the Articles of Association do not allow to be distributed. The revaluation surplus is not distributable. It may be incorporated in whole or in part in the capital. SECTION 6 – DISSOLUTION – LIQUIDATION – DISPUTES 26. DISSOLUTION The dissolution of the Company, for any reason whatsoever, entails the universal transmission of its corporate assets to the Sole Shareholder, without there being any need for liquidation, subject to the objections of the corporate creditors, in accordance with the provisions of Article 1844-5 of the French Civil Code. In the event of multiple Shareholders or a natural person Sole Shareholder, the dissolution of the Company shall result in its liquidation. 27. LIQUIDATION Except in cases of merger, demerger or dissolution by meeting all the Shares in one hand, the dissolution of the Company shall result in its liquidation. The collective decision of the Shareholders or, where applicable, of the Sole Shareholder of the Company, shall regulate the method of liquidation, appoint the liquidator(s) and fix their powers. The appointment of the liquidator(s) terminates that of the Chairman, the Supervisory Committee Members and, where appropriate and unless otherwise decided, that of the statutory auditor(s). The Shareholders may always revoke and replace the liquidators and extend or restrict the powers. The net liquidation assets are distributed among the Shareholders in accordance with the rights attached to the ADPs as described in Appendix B of these Articles of Association. The liquidator(s) have, even separately, the capacity to represent the Company with regard to third parties, notably public or private administrations, as well as to take legal action before all courts both in claim and in defence. The Shareholders are consulted as often as required in the interest of the Company (without, however, it being necessary to comply with the requirements of Articles L. 237-23 et seq. of the French Commercial Code) and, in any event, at the end of liquidation to rule on the final liquidation accounts, on the discharge of the management of the liquidators and the discharge of their mandate and to note the closure of the liquidation. 28. DISPUTES All disputes relating to corporate affairs that may arise during the term of the Company or its liquidation shall be judged in accordance with the law and submitted to the jurisdiction of the competent courts under the conditions of common law. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 22 Appendix A Definitions “Share” means, at any time, any CS or ADP. “ADP” means, at any given time, any preferred share of any kind issued by the Company, including A ADPs and B ADPs. “A ADP” means the Class A preference shares issued by the Company, the terms and conditions of which are set out in Appendix B, as well as any other preference shares of the same class that the Company may subsequently issue. “B ADP” means the Class B preference shares that would result from the conversion of A ADPs, the terms and conditions of which are set out in Appendix B, as well as any other preference shares of the same class that the Company would be required to issue, if applicable. “Affiliate” means: (i) relative to an Entity in question, other than an investment fund, any Person who, directly or indirectly, through one or more intermediaries, Controls or is under the same Control, or who is Controlled by that Entity, while specifying that, in the case of and Shareholder Investment fund, the concept of Affiliate excludes portfolio companies; (ii) in relation to an investment fund, any fund managed or advised under an advisory mandate by the same management or advisory company or by any Entity that is Controlled directly or indirectly by that management or advisory company. “Appendix” means any appendix to these Articles of Association. “CS” means, at any given time, any common share issued or to be issued by the Company. “Article” means any article of these Articles of Association. “Shareholder” means, at any given time, any holder of Share(s) issued by the Company. “Non-Voting Member” has the meaning ascribed to this term in Article 14.3.2.

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 23 “Supervisory Committee” “Control” (or the verb “to Control”) “Important Decisions” “Strategic Decisions” “Chief Executive Officers” has the meaning ascribed to this term in Article 14. means control within the meaning of Article L 233-3 I and II of the French Commercial Code, while specifying that, for the purposes of this definition, an entity is presumed to be controlled by its managing partner or the person who controls the managing partner, its management company, its general partner or the entity that manages it in any capacity whatsoever. has the meaning ascribed to this term in Article 14.3.5. has the meaning ascribed to this term in Article 14.3.5. has the meaning ascribed to this term in Article 14. “Entity” means any legal person, as well as any holding company, group, de facto company, association, trade union or other organisation, public or private, with or without legal personality, as well as any professional private equity fund, trust, limited partnership and any similar or equivalent organisation. “Subsidiaries” means the Affiliates of the Company that it Controls. “Group” means the Company and its Subsidiaries (while specifying, as necessary, that Rayonier A.M. France Innovation, an economic interest group having its registered office at 1154 avenue du Général Leclerc – 40400 Tartas and registered with the Dax Trade and Companies Register under number 400 920 203, is not Controlled by the Company). “Initial Public Offering” means the admission to trading on a regulated market or on any other trading platform, even unregulated, located in the European Union or abroad, of all or part of the Company’s Securities. “Day” means any calendar day. “Qualified Majority” means the majority of the Supervisory Committee Members present or represented, including the favourable vote of the member representing the ADP-holding Shareholders. “Simple Majority” means the Simple Majority of the votes of the Supervisory Committee Members present or represented. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 24 “Pact” means any contractual agreement entered into between all or part of the Company’s Shareholders, notably with regard to governance issues involving the Group and/or Transfers of Securities. “Person” means any natural person or Entity. “Chairman” has the meaning ascribed to this term in Article 14. “Chairman of the Supervisory Committee” has the meaning ascribed to this term in Article 14.3.1. “Company” has the meaning ascribed to it in the appearances of these Articles of Association. “Articles of Association” means these Articles of Association and their Appendices. “Third Party” means any Person other than a Shareholder or an Affiliate of a Shareholder. “Securities” means (i) common shares or preference shares and all other securities representing capital or conferring voting rights, issued or to be issued; (ii) preferential subscription or allocation rights and rights of the same nature which may be detached from the shares, securities, rights or stocks referred to in (i), (iii) and (iv) of this definition; (iii) securities giving or that may give future access to the capital or confer or that may confer future voting rights; and (iv) any securities that may result from the shares, securities, rights and stocks referred to in (i) and (iii) above, or that may be substituted for them following a conversion, exchange, contribution or merger operation to which the Company or one of the Group companies is party; “Transfer” Means (i) any operation resulting, directly or indirectly, immediately, at term or under condition, in a transfer of ownership of Securities or the rights attached to the Securities (including subscription or allocation rights, voting rights, dividend rights) or the usufruct or bare ownership of Securities or the rights attached to the Securities, carried out free of charge or for a fee in any form whatsoever, notably by way of contribution to a company, merger, division, exchange, distribution in nature, repurchase sale, securities lending, transfers in trust (or other similar operations), donation, succession, liquidation of company, community or estate, hedging operations, swaps or entering into any other derivative instrument, assignment of any call option, purchase of any put option, whether by contract, operation of law, public auction or by virtue of a court order, (ii) individual renunciation of a subscription or allocation right attached to the Securities, (iii) the creation of security interests on the Securities as well as (iv) the conclusion of any contract, option, promise or other agreement with a view to, or the commitment to carry out, one of the operations described in (i) to (iii) above or the carrying out of any operation having a similar effect (notably economic). Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 25 Appendix B Terms and conditions of A ADPs and B ADPs Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 1 Appendix B Terms and conditions of preference shares issued by Ryam BioNova, a simplified joint stock company having its registered office at 20 avenue de la Gare – 40100 Dax, registered with the Dax Trade and Companies Register under number 980 638 548 (the “Company”). 1. DEFINITIONS AND INTERPRETATION 1.1 Definitions For the purposes of this Appendix, the following terms beginning with a capital letter shall have the meanings set out below: “Net Liquidation Assets” means, in the context of a Liquidation, the liquidation product available after:  extinguishment of all liabilities (including all bond debts and any interest thereon), with the exception of those (α) corresponding to the equity of the Company and (β) which have given rise to a waiver (partial or total) on the part of their respective creditors;  payment of the Liquidation costs; and  more generally, any priority payment imposed by (i) the law and regulations applicable to the Liquidation concerned (but excluding the application of Article 1844-9 of the French Civil Code) or (ii) the credit agreement concluded on 12 November 2024 by the Company with Arkea Banque, BNP Paribas and Crédit Lyonnais relating to the Bank Debt, as well as any other financing document relating thereto, concluded or to be concluded by the Company (including the subordination agreement relating to the Bank Debt). “Share” means, at any time, any CS or ADP issued by the Company at that time. “ADP” means, at any given time, any preferred share of any kind issued by the Company, including A ADPs and B ADPs. “A ADP” means the Class A preference shares issued by the Company on the Completion Date, the characteristics of which are set out in this Appendix, as well as any other preference shares of the same class that the Company may subsequently issue. “B ADP” means the Class B preference shares that would result from the conversion of A ADPs, the characteristics of which are set out in this Appendix, as well as any other preference shares of the same class that the Company would be required to issue, if applicable.

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 2 “Affiliate” means: (i) relative to an Entity in question, other than an investment fund, any Person who, directly or indirectly, through one or more intermediaries, Controls or is under the same Control, or who is Controlled by that Entity, while specifying that, in the case of the Investor, the concept of Affiliate excludes portfolio companies; (ii) in relation to an investment fund, any fund managed or advised under an advisory mandate by the same management or advisory company or by any Entity that is Controlled directly or indirectly by that management or advisory company. “CS” means, at any given time, any common share issued by the Company. “Shareholder” means, at any given time, any holder of Shares issued by the Company. “Majority Shareholder” “Supervisory Committee” “CS Sharing Conditions” “Control” (or the verb “To Control”) “Development Costs” “Completion Date” means RYAM France and RYAM Inc. acting jointly and severally for the purposes hereof. has the meaning ascribed to it in Article 14 of the Company’s Articles of Association. means the following two cumulative conditions: (i) the ADP Holders shall have received a total cumulative amount of Distributed Result of €5,000,000 and (ii) the Bank Debt shall have been repaid in full by the Company in principal, interest, expenses and incidentals. means control within the meaning of Article L 233-3 I and II of the French Commercial Code, while specifying that, for the purposes of this definition, an entity is presumed to be controlled by its managing partner or the person who controls the managing partner, its management company, its general partner or the entity that manages it in any capacity whatsoever. means, in the case of a New Project not anticipated in the business plan adopted by written agreement of the Shareholders on the Completion Date, the amount excluding tax of all costs incurred or to be incurred by the Group companies for the development of the New Project, while specifying that the amounts of the Development Costs, which exclude the so-called “capex” investment expenses, shall be determined by the Supervisory Committee on the basis of the industrial feasibility studies, with the accounting of the Development Costs only being able to take place, in any event, from the date of the industrial feasibility studies; means 12 November 2024. “Outflows” means, with respect to the calculation of the IRR and the Multiple of A ADPs, all sums paid by the Investor for the release of the subscription price of A ADPs and, with respect to the calculation of the IRR and the Multiple of B ADPs, the relevant INP Amount at the date of conversion of A ADPs to B ADPs. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 3 “Bank Debt” means the senior debt in a total principal amount of thirty-seven million (37,000,000) euros subscribed by the Company under a credit agreement entered into on 12 November 2024 with Arkea Banque, BNP Paribas and Crédit Lyonnais. “Distribution” means any payment by the Company to all or part of the Shareholders, in respect of dividends, interim dividends, distribution of reserves, retained earnings or premiums, reduction of capital not motivated by losses, redemption of Shares, repayment of contributions or amortisation of Shares. “A ADP Priority Dividends” has the meaning ascribed to it in Article 2.4.2.1(a). “B ADP Priority Dividends” has the meaning ascribed to it in Article 2.4.2.2(a). “Inflows” means, without double counting: • all amounts (in cash and as of the bank value date) received by the Investor (collectively with any Successor) from the Company (or any other Group company) in respect of its participation in the capital of the Company (dividends, reduction of capital, etc.), under, as the case may be, A ADPs and B ADPs; • all amounts (in cash and as of the bank value date) received by the Investor (collectively with any Successor) in return for the Transfer of Company Securities, in the context of the sale of A ADPs and B ADPs, notably in the context of the exercise of the sale promise or purchase promise relating to these A ADPs and, if applicable, B ADPs; • in respect of A ADPs, any INP Amount at the date of conversion from A ADP to B ADP; It being specified that any Inflow under the A ADPs or B ADPs, as the case may be, includes all preferential dividends received by the Investor and any Successor as a result of the holding of A ADPs or B ADPs, as the case may be, as well as any sale price of the corresponding Securities. “Entity” means any legal person, as well as any holding company, group, de facto company, association, trade union or other organisation, public or private, with or without legal personality, as well as any professional private equity fund, trust, limited partnership and any similar or equivalent organisation. “Expert” means the expert appointed from among the experts active in France, recognised in the valuation of companies, practising within one of the auditing firms with an international network and independent of each of the Persons in question and their Affiliates, appointed and acting in accordance Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 4 with Appendix 2.4(B); Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 5 “Group” means the Company and its Subsidiaries (while specifying, as necessary, that Rayonier A.M. France Innovation, an economic interest group having its registered office at 1154 avenue du Général Leclerc – 40400 Tartas and registered with the Dax Trade and Companies Register under number 400 920 203, is not Controlled by the Company). “Investor” means SWEN IMPACT FUND FOR TRANSITION 3, a Partnership limited by shares – Investment company with variable capital – Reserved alternative investment fund having its registered office at 4, rue Peternelchen, L-2370 Luxembourg, registered with the Luxembourg Trade and Companies Register under number B284339, itself represented by its alternative investment fund manager SWEN Capital Partners. “Day” means any calendar day. “Business Day” means a day of the week other than a Saturday, Sunday or a public holiday in mainland France or Luxembourg. “Liquidation” means the amicable or judicial liquidation of the Company. “INP Amount” means an amount equal to 50% of the Development Costs (excluding tax) of the New Project, as approved by the Supervisory Committee. “A ADP Priority Amount” “B ADP Priority Amount” has the meaning ascribed to it in Article 2.4.2.1(d). has the meaning ascribed to it in Article 2.4.2.2(d) “Multiple” means, with respect to A ADPs and/or B ADPs, as the case may be, the ratio of Inflows under the A ADPs and/or B ADPs, as the case may be, to Outflows under the A ADPs and/or B ADPs, as the case may be. “New Project” means any project for the production of bioethanol, lignosulfonates, Crude Tall Oil, prebiotics, Sustainable Aviation Fuel (SAF) or others from the transformation of the feedstock of cellulose, CO2 or other substrates or the use of heat not anticipated in the business plan adopted by written agreement of the Shareholders on the Completion Date, while specifying that the improvement of the projects anticipated in the said business plan adopted by written agreement of the Partners on the Completion Date shall not be considered as New Projects (an improvement being limited to an investment aimed at improving the efficiency of the production of the project in question without modifying the nature of this production). “A ADP Objectives” has the meaning ascribed to it in Article 2.4.2.1(b). “B ADP Objectives” has the meaning ascribed to it in Article 2.4.2.2(b). “Pact” means any contractual agreement entered into between all or part of the Company’s Shareholders, notably with regard to governance issues

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 6 involving the Group and/or Transfers of Securities. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 7 “Person” means any individual or Entity. “Chairman” has the meaning ascribed to it in Article 14 of the Company’s Articles of Association. “Distribute d Result” means, (i) for each financial year, the share of the result that the Community of Shareholders shall decide, if necessary, to allocate to the Distribution of dividends, (ii) the amount of any Exceptional Distribution (notably reserves, premiums, merger bonus, and interim dividends, but with the exception of the Net Liquidation Assets) decided by the Chairman or by the Community of Shareholders, (iii) the amount of any redemption or reimbursement of Shares by the Company including both the redemption of ADP and CS, notably in respect of any capital reduction not motivated by losses. “RYAM France” means Rayonier A.M. France, a simplified joint stock company under French law, having its registered office at 20 avenue de la Gare – 40100 Dax and registered with the Dax Trade and Companies Register under number 424 500 486. “RYAM Inc.” means Rayonier Advanced Materials, Inc., a company under the laws of the United States incorporated in the State of Delaware, having its registered office at 1209 Orange Street – Wilmington, New Castle, Delaware (United States) “Company” has the meaning ascribed to it in the preamble. “Successor” means any person who would have become a holder of A ADPs or B ADPs, as the case may be, after the Completion Date, while specifying that in the event of a Transfer to a Successor, the Investor must Transfer the same percentage of A ADPs and, if applicable, B ADPs. “Third Party” means any Person other than a Shareholder. “Security” means (i) common shares or preference shares and all other securities representing capital or conferring voting rights, issued or to be issued; (ii) preferential subscription or allocation rights and rights of the same nature which may be detached from the shares, securities, rights or stocks referred to in (i), (iii) and (iv) of this definition; (iii) securities giving or that may give future access to the capital or confer or that may confer future voting rights; and (iv) any securities that may result from the shares, securities, rights and stocks referred to in (i) and (iii) above, or that may be substituted for them following a conversion, exchange, contribution or merger operation to which the Company or one of the Group companies is party; “ADP Holder” means, at any given time, any ADP Holder. “A ADP Holder” means, at any given time, any holder of A ADPs. “B ADP Holder” means, at any given time, any holder of B ADPs. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 8 “Transfer” Means (i) any operation resulting, directly or indirectly, immediately, at term or under condition, in a transfer of ownership of Securities or the rights attached to the Securities (including subscription or allocation rights, voting rights, dividend rights) or the usufruct or bare ownership of Securities or the rights attached to the Securities, carried out free of charge or for a fee in any form whatsoever, notably by way of contribution to a company, merger, division, exchange, distribution in nature, repurchase sale, securities lending, transfers in trust (or other similar operations), donation, succession, liquidation of company, community or estate, hedging operations, swaps or entering into any other derivative instrument, assignment of any call option, purchase of any put option, whether by contract, operation of law, public auction or by virtue of a court order, (ii) individual renunciation of a subscription or allocation right attached to the Securities, (iii) the creation of security interests on the Securities as well as (iv) the conclusion of any contract, option, promise or other agreement with a view to, or the commitment to carry out, one of the operations described in (i) to (iii) above or the carrying out of any operation having a similar effect (notably economic). “IRR” means, whether under A ADPs or B ADPs, the internal rate of return corresponding to the discount rate by which the sum of the discounted flows (by applying this discount rate) on the date of an Inflow by the Investor under an A ADP or B ADP as the case may be, or an Outflow by the Investor, under an A ADP or B ADP as the case may be, is equal to zero (0) and calculated according to the following formula: 𝑛𝑛 𝐹𝐹𝐹𝐹 � 𝐹𝐹 ( ) Where: 𝐹𝐹=0 (1 + 𝑇𝑇𝑇𝑇𝑇𝑇) 365 • “Fi” means the i-th Inflow (if positive) or Outflow (if negative), as the case may be; • “i” means the number of days elapsed from the date of subscription of the instruments (inclusive) (while specifying that, in the case of B ADPs, the date of subscription shall be the date of conversion from A ADPs to B ADPs) until the date (inclusive) of an Inflow or Outflow, as the case may be; • “n” means the number of days elapsed from the date of subscription (or conversion of B ADPs) of the instruments (inclusive) until the date of Transfer of the Securities held by the Investor (inclusive). 1.2 Interpretation rules Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 9 (a) References to the Articles, without further specification, refer to those in this document. (b) The use of the term “including”, “notably” or any other term having an identical meaning, implies that the enumeration or illustration that follows is in no way limiting or exhaustive. (c) Any defined term applies, as the case may be, to the singular and the plural forms, unless otherwise indicated in these terms and conditions. (d) Except when used with the word “either”, the word “or” shall have a disjunctive and non- alternative meaning (i.e. where two elements or qualities are separated by the word “or”, the existence of one element or quality shall not be deemed to exclude the existence of the other element or quality, and the word “or” shall be deemed to include the word “and”). 2. RIGHTS AND OBLIGATIONS ATTACHED TO ADPs 2.1. Form and Transfer of ADPs (a) The ADPs are issued pursuant to Articles L. 228-11 et seq. of the French Commercial Code. They take the form of registered securities. Their ownership is established by an account entry in the name of the ADP Holder in question, in accordance with Article L. 211-4 of the Monetary and Financial Code. No document materializing the ownership of the ADPs shall be issued, with the exception of a certificate of account registration which may be given to any ADP Holder who requests it. (b) The Transfer of ADPs is carried out with regard to the Company, the Shareholders and Third Parties by a transfer from the transferor’s account to the transferee’s account, upon production of a transfer order signed by the transferor and then transcribed in the Company’s registers. Subject to the provisions of the Company’s Articles of Association and the provisions of the Pact, the Company is required to carry out this transcription upon receipt of the duly signed transfer order. (c) The ADPs may only be Transferred in accordance with the provisions of the Company’s Articles of Association and the provisions of the Pact. Any Transfer of ADPs carried out in violation of the provisions of the Pact shall be deemed to have been carried out in violation of the Articles of Association of the Company and shall therefore be null and void in accordance with the provisions of Article L. 227-15 of the French Commercial Code, with the right to sue for nullity belonging to any party to the applicable Pact. (d) Any Transfer of ADPs shall result in the automatic adherence of the transferee to all conditions of issue and Transfer of all rights and shares attached to the class of ADPs in question and, more generally, to (i) all provisions of the Company’s Articles of Association, (ii) all decisions of the Sole Shareholder, or in case of multiple Shareholders, to the collective decisions of the Shareholders, and all provisions of the Pact to which the transferees was a party (while specifying that the beneficiary of the Transfer in question must have previously acceded to the Pact). (e) The rights and obligations attached to each class of ADP follow the latter, regardless of the ADP Holder. 2.2. Date of rights of ADPs The A ADPs carry rights from the day on which they are subscribed and fully paid up. The B ADPs carry rights from the date on which they are allocated on conversion of the A ADPs in accordance with Clause 2.6 or, in the event of the issue of B ADPs other than by conversion of A ADPs, from the day on which they are subscribed and fully paid up.

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 10 2.3. Common rights with CS (a) ADP Holders shall only bear losses up to the amount of their contributions. (b) In the event of multiple Shareholders, whenever it is necessary to have several ADPs in order to exercise any right, notably in the event of an exchange or allocation of Company Securities on the occasion of an operation such as a capital reduction, increase in capital by incorporation of reserves, merger or otherwise, with the Shareholders having to personally look after the grouping and, possibly, the purchase or sale of the number of ADPs required. 2.4. Special rights associated with ADPs 2.4.1. Political rights Each A ADP and each B ADP shall have (i) one (1) right to vote in all decisions of the Community of Shareholders and (ii) one (1) right to vote at any special meeting of A ADP Holders or B ADP Holders, as the case may be. 2.4.2. Financial rights Any Distribution shall be made by deduction from the Distributed Result if the amount of the sums distributable by the Company allows it, and if the meeting of Shareholders decides to distribute all or part of the Distributed Result. In the event of a Distributed Result, concomitant Transfer of ADPs and CS or Liquidation, the A ADPs and, if any, B ADPs shall benefit from the preferential financial rights described in this Article. 2.4.2.1. Financial rights attached to A ADPs (a) Each A ADP shall benefit from a priority right over the CS on any Distributed Result (the “A ADP Priority Dividend”) determined as indicated in this Article 2.4.2.1, subject to the application of the provisions of Article 2.4.2.3. (b) For any Distributed Result, as long as the CS Sharing Conditions are not satisfied, the amount of the A ADP Priority Dividend that must be paid to the A ADP Holders by priority over the CS Holders shall be equal to the entirety of any Distributed Result within the limit of the amount allowing the Investor to satisfy the following two cumulative conditions (the “A ADP Objectives”): - a 16% IRR achieved by the Investor (collectively with any Successor) on all of its A ADPs; and - a Multiple of 2x achieved by the Investor (collectively with any Successor) on all of its A ADPs. (c) Once the CS Sharing Conditions have been met, the amount of the A ADP Priority Dividend that must be paid to the A ADP Holders by priority over the CS holders shall be equal to the higher of (i) 50% of the amount of the Distributed Result allocated between the ADPs in accordance with Article 2.4.2.3 and (ii) in the event of waiver by the CS holder(s) of all or part of 50% of the amount of the Distributed Result, to 50% of the amount of the Distributed Result, plus the amount waived by the CS holder(s), allocated between the ADPs in accordance with Article 2.4.2.3, within the limit of the amount allowing the Investor to meet the A ADP Objectives. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 11 (d) In the event of a Transfer of the Company’s Securities including both the Transfer of A ADP and CS, each Transferred A ADP shall give its holder the right to receive, as a priority over the CS, the share of the total price relating to an A ADP allowing it to meet the A ADP Objectives on the date of completion of the Transfer of A ADPs, within the limit of what is possible without the Transfer price of the Transferred CS becoming less than one (1) euro for all of these CS, and subject to the application of the provisions of Article 2.4.2.3 (the “A ADP Priority Amount”). (e) In the event of Liquidation, the Net Liquidation Assets shall be paid (i) to all holders of Shares pari passu up to their nominal value in accordance with the provisions of Article 1844-9 of the French Civil Code, then (ii) to A ADP Holders by priority over CS holders, until the A ADP Objectives are achieved, and subject to the application of the provisions of Article 2.4.2.3. (f) Where applicable, the surplus of the Distributed Result, the price of the Transfer referred to in (d) or of the Net Liquidation Assets available after allowing the Investor (collectively with any Successor) to achieve the A ADP Objectives, in the case of A ADPs and, where applicable, the B ADP Objectives, in the case of B ADPs, shall be allocated to the CS. (g) The A ADPs shall not give right to any other preferential economic right, in particular involving the Distributed Result and the Net Liquidation Assets, other than those stipulated in this Article which, notwithstanding the provisions of the preceding paragraphs, shall benefit from and shall be subject to the rules of subordination appearing in this Article and shall give right to payment of any amount in accordance with this Article. Accordingly, once the A ADP Objectives have been fully achieved, the A ADP Holders shall no longer have any preferential economic rights, in respect of the A ADPs held by them, over any other amount distributed (profit, retained earnings, reserves, premiums, merger bonus or liquidation bonus or other distributable sums). 2.4.2.2. Financial rights attached to B ADPs (a) Each B ADP shall benefit from a priority right over the CS on the collection of any Distributed Result (the “B ADP Priority Dividend”) determined as indicated in this Article 2.4.2.2, subject to the application of the provisions of Article 2.4.2.3. (b) For any Distributed Result, as long as the CS Sharing Conditions are not satisfied, the amount of the B ADP Priority Dividend shall be equal to the entirety of any Distributed Result within the limit of the amount allowing the Investor to satisfy the following two cumulative conditions (the “B ADP Objectives”): - a 20% IRR achieved by the Investor (collectively with any Successor) on all of its B ADPs; and - a Multiple of 2.5x achieved by the Investor (collectively with any Successor) on all of its B ADPs. (c) Once the CS Sharing Conditions have been met, the amount of the B ADP Priority Dividend that must be paid to the B ADP Holders by priority over the CS holders shall be equal to the higher of (i) 50% of the amount of the Distributed Result allocated between the ADPs in accordance with Article 2.4.2.3 and (ii) in the event of waiver by the CS holder(s) of all or part of 50% of the amount of the Distributed Result, to 50% of the amount of the Distributed Result, plus the amount waived by the CS holder(s), allocated between the ADPs in accordance with Article 2.4.2.3, within the limit of the amount allowing the Investor to meet the B ADP Objectives. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 12 (d) In the event of a Transfer of the Company’s Securities including both the Transfer of B ADP and CS, each Transferred B ADP shall give its holder the right to receive, as a priority over the CS, the share of the total price relating to an B ADP allowing it to meet the B ADP Objectives on the date of completion of the Transfer of B ADPs, within the limit of what is possible without the Transfer price of the Transferred CS becoming less than one (1) euro for all of these CS, and subject to the application of the provisions of Article 2.4.2.3 (the “B ADP Priority Amount”). (e) In the event of Liquidation, the Net Liquidation Assets shall be paid (i) to all holders of Shares pari passu up to their nominal value in accordance with the provisions of Article 1844-9 of the French Civil Code, then (ii) to B ADP Holders by priority over CS holders, until the B ADP Objectives are achieved, and subject to the application of the provisions of Article 2.4.2.3. (f) Where applicable, the surplus of the Distributed Result, the price of the Transfer referred to in (d) or of the Net Liquidation Assets available after allowing the Investor (collectively with any Successor) to achieve the A ADP Objectives, in the case of A ADPs and, where applicable, the B ADP Objectives, in the case of B ADPs, shall be allocated to the CS. (g) The B ADPs shall not give right to any other preferential economic right, in particular involving the Distributed Result and the Net Liquidation Assets, other than those stipulated in this Article which, notwithstanding the provisions of the preceding paragraphs, shall benefit from and shall be subject to the rules of subordination appearing in this Article and shall give right to payment of any amount in accordance with this Article. Accordingly, once the B ADP Objectives have been fully achieved, the B ADP Holders shall no longer have any preferential economic rights, in respect of the B ADPs held by them, over any other amount distributed (profit, retained earnings, reserves, premiums, merger bonus or liquidation bonus or other distributable sums). 2.4.2.3. Distribution of priority financial rights between A ADPs and B ADPs (a) In the event of B ADP, there shall be no priority between the financial rights attached to A ADPs and those attached to B ADPs. Consequently, all sums to be allocated as a priority to A ADPs or B ADPs pursuant to Articles 2.4.2.1 and 2.4.2.2 respectively shall be distributed proportionately between these ADPs, which shall be processed pari passu until, as the case may be, the A ADP Objectives, for A ADPs, and/or the B ADP Objectives, for B ADPs, are met. (b) Examples of the calculation of the distribution of Distributed Result, the Transfer price of ADPs and CS and the Net Liquidation Assets between CS and the various classes of ADPs are given in Appendix 2.4(A). 2.4.2.4. Expert appraisal (a) In the event of disagreement between the Company, an ADP Holder or a CS Holder on the distribution of a Distributed Result, the ADP and CS Transfer Price and the Net Liquidation Assets, this shall be decided by an Expert in accordance with Appendix 2.4(B) at the request of any of these Persons. 2.5. Preferential subscription rights In the event of a capital increase in cash, or the issue of securities giving entitlement to Shares by conversion, exchange, exercise of a warrant or any other means, and unless the Community of Shareholders decides to cancel this right in accordance with the law, with the provisions of the Company’s Articles of Association or the with the provisions of the Pact, the A ADPs and B ADPs shall, like the CS, have a preferential right to subscribe for Shares of the same class, in proportion to their share in the capital made up of all CS, A ADPs and B ADPs. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 13 2.6. Conversion of A ADPs to B ADPs (a) In the event that the Company or a Subsidiary makes an investment in the Development Costs of a New Project, a number “N” of A ADPs shall be automatically converted into a number “N” of B ADPs (at the rate of one B ADP per converted A ADP), determined as follows: N = NBRADPA – [(MNT – INP) / PADPA] Where: “NBRADPA” means the number of A ADPs in circulation on the Conversion Date; “DTM” means the total subscription price of A ADPs in circulation (paid or not) on the date of conversion (excluding B ADPs); “INP” means the INP Amount; and “PADPA” means the subscription price of each A ADP at the date of issue. (b) It is specified that (i) the INP Amount shall be considered as an Outflow under the B ADPs, and an Inflow under the A ADPs on the date of conversion of A ADPs to B ADPs, for the purposes of calculating the IRR and the Multiple under the A ADPs and B ADPs respectively and (ii) the IRR of 20% carried out under the B ADPs shall be calculated from this date of conversion. (c) An example of the calculation of “N” is given in Appendix 2.6. (d) In the event of conversion from A ADPs to B ADPs in accordance with the above, the Community of Shareholders may delegate all powers (subject to the prior agreement of the Supervisory Committee or the collegiate body that has been substituted) to amend the Company’s Articles of Association accordingly and carry out all applicable legal formalities. (e) The B APDs resulting from the conversion of A ADPs shall carry right from the date of conversion, and shall enjoy the same rights and shall be subject (i) to all provisions of the Company’s Articles of Association, (iii) to the collective decisions of the Shareholders, and (iii) to the provisions of the Pact. 2.7. Conversion of ADPs to CS The ADPs shall not be convertible into CS, unless unanimous decision of the ADP Holders. 2.8. Protection of ADP Holders (a) The maintenance of the special rights conferred on all ADP Holders is ensured in accordance with the legal provisions and rules set out below for any legal modification likely to affect these rights. (b) In particular: (i) in accordance with the provisions of Article L. 225-99 paragraph 2 of the French Commercial Code, the decision of the Shareholders to modify the rights attached to a class of ADPs shall be final only after approval of this modification by the special meeting of ADP Holders of the class in question.

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Any operation likely to have a direct or indirect impact on the rights attached to the ADPs must imperatively obtain the prior agreement of the ADP Holders of the class in question, meeting for this purpose in a special meeting ruling under the conditions and in the manner anticipated in this Article; and

(ii) in accordance with the provisions of Article L. 228-17 of the French Commercial Code, in the event of a merger or demerger of the Company, the ADPs of a class may be exchanged for shares of the companies benefiting from the transfer of assets comprising equivalent special rights or according to a specific exchange parity taking into account the abandoned special rights, and, in the absence of an exchange for shares conferring equivalent special rights, the merger or demerger shall be subject to the approval of the special meeting of the ADP Holders of the class concerned.

(c) Subject to any mandatory legal provision:

(i) the rules anticipated by the Company's Articles of Association defining the provisions whereby the decisions of Shareholders may be taken, and in particular those determining (α) the forms and deadlines for convening the Shareholders, (β) the quorum and majority conditions to be observed, and (γ) the functioning of the Shareholders' meetings shall be applicable *mutatis mutandis* to the special meetings of the ADP Holders of each class (while specifying in this case that any reference to a Shareholder or the Shareholders must then be understood as a reference to an ADP Holder or to the ADP Holders of the class in question); and

(ii) decisions to be taken in special meetings of ADP Holders of a class may also result from a private deed signed by all ADP Holders of the class in question.

2.9. Capital reduction

(a) In the event of a capital reduction caused by losses and carried out by the reduction of the nominal amount or the number of Shares composing the capital of the Company, this shall be allocated proportionally to each class.

(b) In the event of a capital reduction not motivated by losses, the rights of ADP Holders shall not be affected.

2.8 Assimilation

In the event that the Company subsequently issues new Preference Shares enjoying the same rights and fully assimilable to ADPs of a given class, and subject to the prior agreement of the special meeting of ADP Holders of the class in question, the Company may unify, for all such Preference Shares, their applicable legal regime, in which case all such Preference Shares shall be governed by the same terms and conditions and all ADP Holders of that class shall be grouped into a single mass.

2.9 Exclusion from the application of Article 1195 of the French Civil Code

It is expressly agreed that the provisions of Article 1195 of the French Civil Code are not applicable to these terms and conditions and that none of the Shareholders or the Company may make any request of any kind and in any form whatsoever, and notably to renegotiate or ask the courts to revise or terminate these terms and conditions, under Article 1195 of the French Civil Code.

14

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Appendix 2.4(A)

Examples of calculation of the distribution of Distributed Result, Transfer Price and Net Liquidation Assets

1. Distributed result

Cases without B ADP	2025	2026	2027	2028	2029	2030	2031
Distributable amount	-	-	-	*15*	*19*	*16*	*39*
Early amount for debt repayment	-	-	-	*5*	*7*	*5*	-
Remaining amount for A ADP reimbursement	-	-	-	*10*	*12*	*10*	*39*
Repayment of A ADPs	-	-	-	***10***	***12***	***10***	***32***
Remaining amount after A ADP reimbursement	-	-	-	-	-	-	***6***

Case with B ADP - CAPEX of €5 million in 2028	2025	2026	2027	2028	2029	2030	2031
Distributable amount	-	-	-	*15*	*14*	*16*	*46*
Early amount for debt repayment	-	-	-	*5*	*5*	*5*	-
Remaining amount for A and B ADP reimbursement	-	-	-	*10*	*10*	*10*	*46*
Reimbursement of A and B ADPs	-	-	-	***10***	***10***	***10***	***43***
Remaining amount after A and B ADP reimbursement	-	-	-	-	-	-	***3***

2. Transfer pricing

Cases without B ADP	2025	2026	2027	2028	2029	2030	2031
Illustrative value of Redwood securities (€M)	*120*	*150*	*180*	*210*	*240*	*270*	*300*
Theoretical amount for the A ADP holder	*60*	*60*	*60*	*60*	*60*	*60*	*65*
Amount already paid to the A ADP holder	-	-	-	*10*	*22*	*33*	*65*
A ADP Priority Amount	***60***	***60***	***60***	***50***	***38***	***28***	-
% on the value of Redwood securities	*50%*	*40%*	*33%*	*24%*	*16%*	*10%*	-
Balance for holder of Common Shares	***60***	***90***	***120***	***160***	***202***	***242***	***300***
% on the value of Redwood securities	*50%*	*60%*	*67%*	*76%*	*84%*	*90%*	*100%*

Case with B ADP - CAPEX of €5 million in 2028	2025	2026	2027	2028	2029	2030	2031
Illustrative value of Redwood securities (€M)	*120*	*150*	*180*	*210*	*240*	*270*	*300*
Theoretical amount for the A and B ADP holder	*60*	*60*	*60*	*64*	*64*	*64*	*73*
Amount already paid to the A and B ADP holder	-	-	-	*10*	*20*	*30*	*73*
A and B ADP Priority Amount	***60***	***60***	***60***	***54***	***44***	***34***	-
% on the value of Redwood securities	*50%*	*40%*	*33%*	*26%*	*18%*	*12%*	-
Balance for holder of Common Shares	***60***	***90***	***120***	***156***	***196***	***236***	***300***
% on the value of Redwood securities	*50%*	*60%*	*67%*	*74%*	*82%*	*88%*	*100%*

3. Net liquidation assets[1]

Cases without B ADP	2025	2026	2027	2028	2029	2030	2031
Illustrative value of Redwood securities (€M)	*50*	*60*	*70*	*80*	*90*	*100*	*100*
CS nominal reimbursement value	*0.70*	*0.70*	*0.70*	*0.70*	*0.70*	*0.70*	*0.70*
A ADP nominal reimbursement value	*0.11*	*0.11*	*0.11*	*0.11*	*0.11*	*0.11*	-

Theoretical amount for the A ADP Holder	60	60	60	60	60	60	65
Amount already paid to the A ADP Holder	-	-	-	10	22	33	65
A ADP Priority Amount	**49**	**59**	**60**	**50**	**38**	**28**	**-**
% on the value of Redwood securities	*98%*	*99%*	*86%*	*62%*	*42%*	*28%*	*-*
Balance for holder of Common Shares	**1**	**0**	**9**	**29**	**51**	**72**	**99**
% on the value of Redwood securities	*2%*	*0%*	*13%*	*37%*	*57%*	*72%*	*99%*

15

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Appendix 2.4(B)

Expert appraisal

(i) In the event of disagreement between the Parties for a period of at least fifteen (15) days (i) on the allocation of (i) the Distributed Result, (ii) the Transfer Price of ADPs and CS or (ii) the Net Liquidation Assets, then the allocation of (i) the Distributed Result, (ii) the Transfer Price of ADPs and CS or (ii) the Net Liquidation Assets, as the case may be, shall be determined by an Expert appointed, failing agreement between the Parties concerned on the Expert, by judgment of the Presiding Judge of the Paris Commercial Court ruling in accordance with the appropriate accelerated procedure and without possible appeal, at the request of the first of the Parties in question to act.
(ii) In the event of refusal or failure by the Expert or impossibility for the Expert to accomplish his mission (in the latter two cases for a period of more than fifteen (15) days from his appointment), a new Expert shall be appointed according to the same terms (agreement between the Parties or, failing that, appointment by the Presiding Judge of the Commercial Court of Paris), with the procedure anticipated in this Appendix having to be repeated until the rendering of a final report by an Expert.

(ii) The Expert must be independent of the Parties, their Affiliates and the Company and its Subsidiaries.

(iii) The Expert shall act as a joint third-party appraiser in accordance with Article 1592 of the French Civil Code and shall carry out his mission in accordance with the adversarial principle as well as the rules for determining the distribution of (i) the Distributed Result, (ii) the Transfer price of ADPs and CS or (ii) the Net Liquidation Assets, as the case may be, anticipated by these terms and conditions of the ADPs appended to the Company's Articles of Association and the Pact.

(iv) Each of the Parties in question shall have the opportunity to submit to the Expert (with a copy to the other Party) its written conclusions setting out its position on the disputed elements within fifteen (15) days from the date of the referral to the Expert. The Expert shall not communicate with either Party in question without sending a copy of such communication to the other Party in question, nor shall the Expert be permitted to meet with the representative of either Party without giving the representative of the other Party the opportunity to attend this meeting. Each of the Parties in question undertakes to make every effort, within the limits of its powers, to provide the Expert with all information enabling the Expert to fully fulfil his mission, and all the assistance that the Expert shall request in order to carry out his mission.

(v) The Expert shall only be able to examine and decide solely on the elements of disagreement that have been submitted to him.

(vi) The Expert shall submit (x) to the Parties in question his report establishing the amount and distribution (i) the Distributed Result, (ii) the Transfer Price of ADPs and CS or (ii) the Net Liquidation Assets, as the case may be, within thirty (30) days of his appointment.
Before submitting his final report, the Expert must submit an interim report to the Parties in question so as to collect their observations.

(vii) The Expert's decision, which shall take the form of a written report delivered to the Parties, shall definitively bind the Parties in question and may not be the subject of any dispute, except for fraud or gross error (as defined by case law).

(viii) The Parties to the proceedings may at any time during the proceedings opt for a final amicable settlement of the disagreement.

(ix) The costs related to such an expert appraisal shall be borne equally by the Parties concerned by the expert appraisal procedure.

16

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Appendix 2.6

Example of the calculation of provisions for converting A ADPs to B ADPs

Reminder of the formula:

N = NBRADPA – [(MNT – INP) / PADPA]

Calculation assumptions:

"NBRADPA" means the number of A ADPs in circulation on the date of conversion (excluding B ADPs), i.e.
222,222 A ADPs

"DTM" means the total subscription price of A ADPs in circulation (paid or not) on the date of conversion (excluding B ADPs), i.e. 30,000,000 euros

"INP" means the INP Amount i.e. an amount equal to 50% of the Development Costs (excluding tax) of the New Project as approved by the Supervisory Committee as a Strategic Decision; and

"PADPA" means the subscription price of each A ADP at the date of issue, i.e. 135 euros

For example, if the Development Costs (excluding tax) of a New Project are 10,000,000 euros, the INP Amount would be equal to:

$$INP = 50\% \times €10,000,000 = €5,000,000$$

<u>Calculation example:</u>

$$N = 222,222 – [(30,000,000 – 5,000,000) / 135] = 37,037$$

The number of A ADPs that shall be converted to B ADPs under this New Project shall therefore be 37,037.

Thus:

- the number of A ADPs in circulation shall be 222,222 - 37,037 = 185,185; and
- the number of B ADPs in circulation shall be 37,037.

17

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 52 Appendix 5.6 Reporting The following information shall be communicated to the Supervisory Committee: • as soon as possible, but in any event within ninety (90) business days after the end of each fiscal year of the Company: o all financial statements that the Company and its Subsidiaries are required to produce under applicable laws, including (i) a balance sheet at the end of that fiscal year, (ii) statements of operations and cash flows for that fiscal year, and (iii) a statement of equity at the end of that fiscal year, with the understanding that as of fiscal year 2025, the financial statements of the Company and its Subsidiaries shall be consolidated and audited; • as soon as possible, but in any event within twenty (20) business days after the end of each fiscal year of the Company: o the estimated annual budget of the Company and its Subsidiaries for the current year, the Business Plan of the Company and its Subsidiaries, and the updated Business Plan of the Company and its Subsidiaries; • as soon as possible, but in any event within thirty (30) business days after the end of each quarter of each fiscal year of the Company, for the Company and the Subsidiaries: o unaudited statements of operations and cash flows for the quarter in question, o as well as an unaudited balance sheet and a statement of shareholders’ equity at the end of this quarter; • as soon as possible, but in any event within five (5) business days following the end of each quarter of each fiscal year of the Company: o the cash and liabilities of the Company and its Subsidiaries; o an overview of the expenses incurred by the Company and its Subsidiaries during the relevant quarter; o the Company’s consolidated EBITDA and the outstanding financial liabilities of the Company and its Subsidiaries; o quarterly information on the business of the Company and each Subsidiary, including reasonably detailed information on projects under development, their permit status and any event having a material impact on such development, any construction contracts (for sites under construction), the number of operating hours for sites in operation, reports on maintenance contracts and/or incidents that may trigger damage, business interruption, and/or a declaration to insurers; • as soon as possible, information regarding any significant event or development that would occur in connection with the Company or any of its Subsidiaries and that could reasonably be expected to have a material adverse impact on the value or business position of the Company and its Subsidiaries; • as soon as possible, and in any event within twenty (20) business days following the end of each fiscal year, ESG reporting in the form of the questionnaire provided by the Investor and duly completed by the Company. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 53 The documents and information to be communicated under this reporting obligation must be transmitted in Microsoft Excel format (in the case of the Business Plan, the estimated budget and any other accounting document) and in Microsoft Excel, Word, PPT or PDF formats for the rest. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 54 Appendix 8(i) SFDR Commitments Regulation (EU) 2019/2088 of the European Parliament and of the Council of 27 November 2019 on sustainability‐related disclosures in the financial services sector (SFDR) imposes transparency rules on sustainability and also on “sustainable investments” in products, combined with an obligation to specify the approach taken by the management company in order to qualify an investment as “sustainable”. Funds subject to SFDR regulation can be classified as Article 6, 8 or 9, depending on their level of E&S commitments (environmental and social), with Article 6 being the least binding and Article 9 being the most. As such, on 1 January 2023, SWEN Capital Partners adopted a definition of sustainable investment that reflects its commitment, through a robust process and ambitious and demanding criteria. In this context, the 4 main commitments made by SWEN Capital Partners for its Article 9 funds are: - Demonstrate the positive social or environmental contribution for each investment made: during the due diligence phase, the investor shall request information to measure and demonstrate the positive impact of the company. - Communicate the percentage of alignment with the EU green taxonomy of all investments: this measurement must be carried out while taking into account the guidelines published by the EU commission and communicated by the Investor to its clients every year. To date, there is no common approach in the non-listed market. The measurement can therefore be carried out by a service provider, the invested company or the investor, and must always be based on information from the invested company. Finally, there is no minimum alignment percentage required by the regulations. - Demonstrate that the activities comply with the principle of do no significant harm (DNSH) to the environment and society: every year investors must communicate the mandatory MNI (main negative impacts) indicators proposed by the SFDR as well as the actions put in place at the company level to identify and prioritize the management of the main risks related to their activities. - Follow the principles of good governance: these principles mainly echo the governance structures and bodies set up by the company to facilitate the monitoring of material environmental and social issues for the company and its value chain. Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 55 Appendix 8(ii) Principles of the ESG and Impact Strategy 1. Disclosure and transparency principle: the Company and its Subsidiaries shall endeavour to co-operate with the Investor in the preparation of all ESG and impact reports that may reasonably be required, including: (i) Completion of the Annual ESG and Impact Questionnaire set out in Appendix 8(iii) of the Pact during the first quarter of each fiscal year (and no later than twenty (20) Business Days following the end of the previous fiscal year); and (ii) The annual measurement of greenhouse gas (GHG) emissions over the entire lifecycle in tonnes of CO2 equivalent (Scopes 1, 2 and 3) and the annual measure of avoided GHG emissions over the entire lifecycle in tonnes of CO2 equivalent compared to a “best available alternative” baseline scenario. 2. Principle of sectoral exclusions: The Company and its Subsidiaries undertake to comply with the sectoral exclusion policies of SWEN Capital Partners set out in Appendix 8(iv). 3. Certification principle: the Company and its Subsidiaries undertake to ensure that the Activities covered by the RED II European Directive are RED II certified, in order to maximise their positive environmental impact. 4. Procurement principle: the Company and its Subsidiaries comply with laws and regulations applicable to the procurement of equipment and materials and strive to put in place best practices to assess and mitigate ESG risks related to the selection of suppliers. At a minimum, the Company and its Subsidiaries must: (i) Develop a supplier code of conduct that ensures responsible sourcing of raw materials; (ii) Conduct an assessment of suppliers’ environmental, social and governance profile by conducting an audit of their practices during the selection process; and (iii) Endeavour to ensure that their suppliers and business partners comply with the human rights standards set out in point 8. “Social and Governance Principle” below, and include this requirement in their contracts and agreements. 5. Biodiversity principle: the Company and its Subsidiaries take biodiversity issues into consideration. Therefore, the Company and its Subsidiaries endeavour to ensure that projects are developed with respect for marine and terrestrial biodiversity and, in particular, the Company and its Subsidiaries comply with all local, national and international laws and regulations relating to the protection of biodiversity. In addition, for activities conducted in countries outside of the European Union, the Company and its Subsidiaries endeavour to meet equivalent standards: (i) For activities in third countries whose sites/operations are located in or near biodiversity-sensitive areas (including the Natura 2000 network of protected areas, UNESCO World Heritage sites and key biodiversity areas, as well as other protected areas), applicable national legislation or international standards must be equivalent to the 2009/147/EC and 92/43/EEC directives, for example, IFC Performance Standard 6:

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

"Biodiversity conservation and sustainable management of living natural resources".

6. **Water Principle**: the Company and its Subsidiaries shall ensure that all developed projects identify and address risks of environmental degradation related to the preservation of water quality and the prevention of water stress with the aim of achieving good water status and ecological potential, in accordance with Directive 2000/60/EC, which includes a protection management plan developed in consultation with relevant stakeholders.

   In addition, for Activities conducted in countries outside of the European Union, the Company and its Subsidiaries endeavour to meet equivalent standards, ensuring that:

   (i) The impact of the Activities on the identified state or ecological potential of the potentially affected water body or bodies is assessed; and
   (ii) Deterioration or prevention of good ecological status/potential is avoided or, where this is not possible;
   (iii) It is justified by the absence of better environmental solutions that are not disproportionately expensive or technically unfeasible. In addition, all possible measures must be taken to mitigate the negative impact on the condition of the water body.

7. **Environmental governance principle**: the Company and its Subsidiaries ensure that all projects developed in the European Union are subject, before their construction, to a prior environmental review or an environmental impact assessment (EIA), in accordance with the legislation and regulations in force. In addition, for activities conducted in countries outside of the European Union, the Company and its Subsidiaries endeavour to meet equivalent standards:
   (i) For activities in third countries, applicable national legislation or international standards requiring the conduct of a screening or EIA must be equivalent to Directive 2011/92/EU, for example, IFC Performance Standard 1: "Assessment and management of environmental and social risks and impacts".

8. **Social and Governance Principle**: the Company and its Subsidiaries implement a process to monitor compliance with internationally recognised human rights standards, at a minimum the OECD Guidelines for Multinational Enterprises and/or the UN Guiding Principles on Business and Human Rights, including the principles and rights set out in the eight core conventions identified in the International Labour Organisation Declaration on Fundamental Principles and Rights at Work and the International Bill of Human Rights. In particular, the Company shall develop and formalize a grievance/complaint mechanism to ensure appropriate dialogue mechanisms with stakeholders, in particular local populations.

9. **Design principle**: The Company and its Subsidiaries ensure that the design of projects is done according to the best available techniques, including health and safety.

56

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Appendix 8(iii)

ESG questionnaire

57

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Indicator	**Definition**	**Unit**	**Answers**
GENERAL			
Basic data			
Country of establishment - Company	The country in which the company is legally incorporated (including any subsidiaries, but excluding branches which have no legal personality).	Text	
Industry classification	NACE code of the main business sector. NACE (classification of economic activities) is the European statistical classification of economic activities, which groups organisations according to their commercial activities. https://nacev2.com/fr https://ec.europa.eu/eurostat/web/products-manuals-and-guidellnes/-/ks-ra-07- 015	NACE code	
Currency	Description of the currency unit expressed as a three-letter code (ISO 4217 currency code).	ISO currency code	
Turnover	Annual turnover is determined by calculating the income that a company receives during the year in question from the sale of products and the provision of services. [of services falling within the ordinary course of business, after deduction of any discounts. The turnover does not include value added tax (VAT) or any other indirect tax. Use the currency unit given in the previous question. See Article 28 of Council Directive 78/660/EEC of 25 July 1978 based on Article 54(3)(g) of the Treaty on the annual accounts of certain types of companies (OJ L 222, 14.8.1978, p. 11-31).	#, million(s) (floating-point number)	

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Enterprise value	Please indicate the Enterprise Value of the company at the end of the reference period. Enterprise value is defined as the sum of the market value of shareholders' equity and the book value of total debt, without deducting cash or cash equivalents.	#, million(s) (floating-point number)	
Sustainability policy			
Global sustainability policy	The company has implemented a global sustainability policy that addresses one or more ESG areas.	SAQ	- Yes - No, under development - No, no implementation
Global sustainability policy - details	If so, what areas are covered by your overall sustainability policy?	MCQ	- Sustainability strategy (e.g. alignment with the SDGs) - Climate change and mitigation measures - Diversity and inclusion - Combating discrimination and equal opportunities - Health and safety - Human rights - Combating corruption and bribery - Data confidentiality (e.g. employee and customer data) - Launching alerts and cyber security
Responsibility and oversight for sustainability	The company employs one or more people dedicated to sustainability issues, notably with regard to the company's CSR strategy, implementation and oversight.	Y/N	- Yes - No
Sustainability responsibility and oversight - details	Who is responsible for the company's sustainability issues, and for the strategy, implementation and monitoring of these issues, whether within the management team or the Board?	MCQ	- Chief Executive Officer (CEO) - Director of Sustainable Development - Chief Financial Officer - Board of Directors - At management level - None of the above

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Complaints management procedures and mechanisms to monitor compliance and address violations of the UNGC and OECD Guidelines for Multinational Enterprises	The company has implemented an internal process / policy and compliance mechanism to monitor compliance with the principles of the United Nations Global Compact (UNGC) or the Organisation for Economic Co-operation and Development (OECD) Guidelines for Multinational Enterprises, as well as a complaints / claims management mechanism to deal with breaches of the UNGC principles and the OECD Guidelines for Multinational Enterprises.	SAQ	- Yes - No, under development - No, no implementation
Violations of the UNGC or OECD Guidelines for Multinational Enterprises	The company has received one or more formal complaints that it has violated the principles of the United Nations Global Compact or the OECD Guidelines for Multinational Enterprises during the year.	SAQ	- Yes, the UNGC and OECD principles - Yes, the principles of the UNGC, but not of the OECD - Yes, the principles of the OECD, but not of the UNGC - No, no violation of UNGC and OECD principles - Don't know
Violations of the UNGC or OECD Guidelines for Multinational Enterprises - details	The ten principles of the United Nations Global Compact are as follows: Human rights 1) Principle 1: Promote and respect the protection of international human rights law. 2) Principle 2: Make sure to avoid any complicity in human rights abuses. Work 3) Principle 3: Respect freedom of association and recognise the right to collective bargaining. 4) Principle 4: Contributing to the elimination of all forms of forced or compulsory labour. 5) Principle 5: Contributing to the effective abolition of child labour. 6) Principle 6: Contributing to the elimination of all discrimination in employment and occupation. The environment 7) Principle 7: Applying the precautionary approach to environmental problems. 8) Principle 8: Take initiatives to promote greater environmental responsibility. 9) Principle 9: Encouraging the development and dissemination of environmentally-friendly technologies. The fight against corruption	MCQ	- The fight against corruption - Combating bribes, solicitation of bribes and extortion - Competition - Consumer interests - Employment and professional relations - Environment (OECD Guidelines for Multinational Enterprises) - Environment (United Nations Global Compact principles) - Human rights (OECD Guidelines for Multinational Enterprises) - Human rights (United Nations Global Compact principles) - Employment law - Science & Technology - Taxation - None of the above

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

	10) Principle 10: Acting against corruption in all its forms, including extortion and bribery. The OECD Guidelines for Multinational Enterprises set out non-binding principles and standards for responsible business conduct in a global context, consistent with applicable laws and internationally recognised standards. The areas covered by the guidelines are: Human rights, employment and industrial relations, the environment, the fight against corruption, bribery and extortion, consumer interests, science and technology, competition and taxation.		
Total number of ESG incidents	Number of material or critical incidents concerning environmental, social and governance aspects (including violations of the Global Compact or OECD principles) with which the company has had to deal during the year or reporting period. Typically, these are incidents that have resulted in business interruption, regulatory intervention, a significant fine or reputational risk. Examples include earthquakes, major chemical spills, fires and floods, the use of child labour in factories and product recalls.	Number	
Total number of ESG incidents - details	If the company has experienced one or more significant incidents, please specify their nature. If incidents have occurred, please give details (circumstances, possible environmental, human, legal consequences, etc.)	MCQ Text	- Human rights - Employment law - Environment - Anti-corruption - Employment and labour relations - Combating corruption and other forms of extortion - Consumer interests - Science & Technology - Competition - Taxation
Regulatory requirements			
Assessing the proportion of activities aligned with the EU taxonomy	The company assesses the proportion of its activities aligned with the EU taxonomy.	Y/N	- Yes - No

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Assessing the proportion of activities aligned with the EU taxonomy - Turnover **Assessing the proportion of activities aligned with the EU-CAPEX taxonomy**	If yes, % of turnover aligned with EU taxonomy If yes, % of Capex aligned with the EU taxonomy. If the data are not calculated, please tick the "Not available" box.	% %	
ENVIRONMENT			
Environmental policy and management			
Environmental impacts,	The company has implemented a policy that specifically addresses environmental issues. This can be (but not necessarily) a separate, stand-alone policy.	MCQ	- Yes - No, under development - No, no implementation
Environmental policy - themes	If yes, indicate the areas covered by your environmental policy	MCQ	- Reducing greenhouse gas emissions - “Zero waste to landfill” target by implementing recycling and/or waste reduction initiatives - Reduction of water consumption by implementing efficient water management practices - Increased use of renewable energy sources - Preserving biodiversity (commitments and objectives) - None of the above
GHG emissions / Carbon footprint			

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Calculation of GHG emissions **Scope 1 GHG emissions**	Does the company measure its greenhouse gas (GHG) emissions? If so, on which scopes? The EU legislation, including the SFDR, defines “greenhouse gas emissions” as “emissions, expressed in tonnes of CO_2 equivalent, of carbon dioxide (CO_2), methane (CH_4), nitrous oxide (N_2O), hydrofluorocarbons (HFCs), perfluorocarbons (PFCs), nitrogen trifluoride (NF_3) and sulphur hexafluoride (SF_6), determined in accordance with Regulation (EU) n° 525/2013 and falling within the scope of this Regulation.” Although we recommend the use of the GHG Protocol, companies may use national reporting methods as long as these are consistent with the GHG Protocol methodology. In addition, calculations made using the product environmental footprint and organisational environmental footprint methods defined in point 2 (a) and (b) of Commission Recommendation 2013/179/EU are valid.	MCQ #, tCO_2e (number rounded to one decimal place)	- Scope 1 (direct emissions) - Scope 2 (indirect emissions from the production of purchased energy: electricity, heat or steam) - Scope 3 (indirect emissions from the value chain) - No
Scope 1 GHG emissions - details	Please specify if the data is exacted or if it is a proxy Indirect emissions associated with the production of electricity, heat, steam, etc. To be accounted for preferably in accordance with the GHG Protocol. The focus should be on emissions obtained using the location-based method (emissions based on the average emission factors of electricity networks),	#, tCO_2e (number rounded to one decimal place)	- Exact - Proxy

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Scope 2 GHG emissions	in accordance with the recommendations of the GHG Protocol. Emissions obtained using the market-based method are optional. Although we recommend the use of the GHG Protocol, companies may use national reporting methods as long as these are consistent with the GHG Protocol methodology.	#, tCO2e (number rounded to one decimal place)	
Scope 2 GHG emissions - details	In addition, calculations made using the product environmental footprint and organisational environmental footprint methods defined in point 2 (a) and (b) of Commission Recommendation 2013/179/EU are valid. Please specify if the data is exacted or if it is a proxy		- Exact - Proxy
Scope 3 GHG emissions	All other indirect emissions. Preferably accounted for in accordance with the GHG Protocol. Although we recommend the use of the GHG Protocol, companies may use national reporting methods as long as	#, tCO2e (number rounded to one decimal place)	

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Scope 3 GHG emissions - details	these are consistent with the GHG Protocol methodology. In addition, calculations made using the product environmental footprint and organisational environmental footprint methods defined in point 2 (a) and (b) of Commission Recommendation 2013/179/EU are valid. Please specify if the data is exacted or if it is a proxy		- Exact - Proxy
GHG emissions avoided		#, tCO2e (number rounded to one decimal place)	
	Does the company operate in a sector with a high climate impact? If yes, which one (if the company operates in more than one of these sectors, please select the main sector)? In accordance with SFDR, the term "sectors with a high climate impact" refers to the sectors listed in Appendix I, sections A to H and section L, of Regulation (EC) n° 1893/2006 of the	SAQ	- Section A - Agriculture, forestry and fisheries - Section B - Mines and quarries

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

	European Parliament and of the Council. The following sectors are more specifically considered as high climate impact sectors according to EU legislation: SECTION A - AGRICULTURE, FORESTRY AND FISHERIES SECTION B - MINES AND QUARRIES SECTION C- MANUFACTURING INDUSTRY SECTION D - SUPPLY OF ELECTRICITY, GAS, STEAM AND AIR CONDITIONING SECTION E - WATER SUPPLY, WASTEWATER TREATMENT, WASTE MANAGEMENT AND SANITATION ACTIVITIES SECTION F - CONSTRUCTION SECTION G - WHOLESALE AND RETAIL TRADE, REPAIR OF MOTOR VEHICLES AND MOTORCYCLES SECTION H - TRANSPORT AND STORAGE SECTION L - REAL ESTATE ACTIVITIES		- Section C - Manufacturing industry Section D - Electricity, gas, steam and air conditioning supply - Section E - Water supply, wastewater treatment, waste management and sanitation activities - Section F - Construction - Section G - Wholesale and retail trade, repair of motor vehicles and motorcycles - Section H - Transport and storage - Section L-Real estate activities - None of the above
EU Emissions Trading Scheme (EU ETS)	If yes, please indicate whether the company is covered by the EU	Y/N	- Yes - No

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

	Emissions Trading Scheme (EU ETS)		
Strategy to combat climate change			
GHG emission reduction target	The company has set a target for reducing GHG emissions and/or has taken initiatives to reduce GHG emissions, e.g. by announcing a "net zero carbon" target or by making commitments under the SBTi (Science Based Targets initiative).	SAQ	- Yes - No, under development - No, no implementation
GHG emission reduction target - Scope	If yes, please tick the types of emissions concerned by the target	MCQ	- Scope 1 (direct emissions) - Scope 2 (indirect emissions from the production of purchased energy: electricity, heat or steam) - Scope 3 (indirect emissions from the value chain)
GHG emission reduction target	If yes, please indicate whether this target was calculated as part of a market initiative	MCQ	- Yes, this target is approved by the SBTi (Science Based Targets Initiative) - Yes, we have submitted this target to SBTi [(Science Based Targets Initiative) and will be approved over the next two years] - Yes, we are a signatory of the SME Climate Hub - No, but it is intended to be in line with the Paris Agreement - None of the above
Energy management

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Total energy consumption	The scope of energy consumption only includes energy directly consumed by the company during the reporting period. It includes energy from all sources, including energy purchased by the company from external sources and energy produced by the company itself (self-generation). The scope of energy consumption includes, for example, the direct use of fuels, purchased electricity, and energy for heating, cooling and steam generation.	#, kWh (number rounded to one decimal place)	
Consumption of non-renewable energy	Share of the company's energy consumption from non-renewable energy sources compared to renewable energy sources, expressed as a percentage of total energy sources	% (floating-point number)	
Power generation	Does the company produce energy?	Y/N	Yes No
Total energy production - in kWh **Production of non-renewable energy - in kWh**	Quantity of energy produced over the past year Quantity of non-renewable energy produced in the past year	#, kWh (number rounded to one decimal place) #, kWh (number rounded to one decimal	

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Non-renewable energy production - %	Share of non-renewable energy produced by the company during the reporting period	place) % (floating-point number)	Automatic calculation
Fossil fuels			
Activities in the fossil fuels sector **Production of electricity, hydrogen, heat or cooling from fossil fuels**	The company operates in the fossil fuels sector. According to the SFDR, these are companies that derive revenue from the exploration, mining, extraction, production, processing, storage, refining or distribution, including transport, storage and trading, of fossil fuels within the meaning of Article 2(62) of Regulation (EU) 2018/1999 of the European Parliament and of the Council. Does the company generate revenue from the production of electricity, hydrogen, heat or cooling from fossil fuels?	Y/N MCQ	Yes No The company generates revenue from the production of electricity from fossil fuels The company generates revenue from the production of hydrogen from fossil fuels The company generates revenue from the production of heat or cooling from fossil fuels

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Production of electricity, hydrogen, heat or cooling from fossil fuels - percentage	If applicable, please specify the percentage of income from these activities during the reference period.	%	No
Products or services for the fossil fuel sector	Does the company have direct customers in the fossil fuel industry (refiners, carriers, etc.)? Note: A customer in the fossil fuel sector is a company that derives revenue from the exploration, mining, extraction, production, processing, storage, refining, distribution, including transportation, storage and trading, of fossil fuels, or the production of energy in the form of electricity and/or heat, heating or cooling from fossil fuels. The main companies in the fossil fuel sector are listed by the NGO Urgewald in the Global Coal Exit List and the Global Oil and Gas Exit List. Please note that the answer must be "yes" as soon as the product or service is sold to a company in the fossil fuel sector, whether or not it is linked to the sector's main activity.	Y/N	Yes No
Products or services for the fossil fuels sector - percentage	If applicable, please specify the percentage of revenue generated from these customers during the reference period.	%	

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Discharge into water	Tonnes of water discharges generated by the company during the reporting period. If you do not know the data, please tick "not available". If the company does not discharge into water, enter "0". European regulations define "discharges into water" as direct emissions of priority substances within the meaning of Article 2(30) of Directive 2000/60/EC of the European Parliament and of the Council and direct emissions of nitrates, phosphates and pesticides.	#, tonnes (number rounded to one decimal place)	
Hazardous waste produced (including radioactive waste)	Tonnes of hazardous waste and radioactive waste produced by the company during the reporting period. If the company produces this type of waste but does not quantify it, please tick "not available".	#, tonnes (number rounded to one decimal place)	
Biodiversity			
Activities with a negative impact on sensitive areas in terms of biodiversity	The company has sites / establishments located in or near biodiversity-sensitive areas, and its activities have a negative impact on these areas.	Y/N	Yes No
Activities with a negative impact on key biodiversity areas - Reduction measures	If yes, for these key biodiversity areas, have appropriate assessments been carried out, and on the basis of their conclusions, have the necessary reduction measures been implemented?	Y/N	Yes No

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

	Please explain in comments		
Impacts and dependencies on biodiversity	Has the company carried out an assessment of its impact and dependence on biodiversity?	Y/N	Yes No
SOCIAL			
Diversity and inclusion			
Total number of full-time equivalent (FTE) employees during the reporting year in question	Number of full-time equivalent (FTE) employees at the end of the reporting year [calendar or financial year] for which the data is provided. Please include permanent and non-permanent employees. Interns, temporary staff, freelancers, VIEs, extras/unfilled and staff made available by an external company should not be counted. If necessary, please specify in the comments the definition of the workforce used for your calculation (type of contract, FTE or number of employees, etc.).	FTE	
Total number of non-permanent FTE employees at the end of the reference period (temporary contracts)	Please include permanent and non-permanent employees. Interns, temporary staff, freelancers, VIEs, extras/unfilled and staff made available by an external company should not be counted. If necessary, please specify in	FTE	

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

	the comments the definition of the workforce used for your calculation (type of contract, FTE or number of employees, etc.).		
Number of female full-time equivalent (FTE) employees	Number of female full-time equivalent employees at the end of the reporting year [calendar or financial year].	FTE	
Total number of FTE employees in the previous reporting year	Number of Full Time Equivalent (FTE) employees at the end of the reference year [calendar year or financial year] preceding the year for which the data are provided.	FTE	
Number of members of the Executive Committee or Management Board	Number of members of the Executive Committee or Management Committee (CEO, CFO, COO etc.) (at 31/12/N)	Number	
Number of female members of the Executive Committee or Management Board	Number of female members of the Executive Committee or Management Committee (CEO, CFO, COO etc.) (at 31/12/N)	Number	
Anti-discrimination and equal opportunities policy	The company has implemented a policy that specifically addresses anti-discrimination and equal opportunity issues (e.g. combating discrimination on the grounds of origin or ethnicity, religion or belief, disability, age, gender or	SAQ	Yes No, under development No, no implementation

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

	sexual orientation, and promoting equal opportunities). This can be (but not necessarily) a separate, stand-alone policy.		
Index of gender equality in the workplace	(Only for French companies) Has the company calculated its gender equality index, in line with the legal obligation for all companies with more than 50 employees? If applicable, please indicate the final result in the comments (if there are several entities, please specify for each of them)	Y/N	Yes No
Equal pay			
Unadjusted gender pay gap	What is the average unadjusted pay gap (fixed and variable) between men and women? Average unadjusted gender pay gap = (A-B)/A A: average annual pay for male employees B; average annual earnings of female employees	%	
Employment/Labour practices			

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Organic net new hires	New hires (number of FTEs joining the company, excluding hires resulting from mergers and acquisitions) minus rotations (number of FTEs leaving the company, excluding those resulting from mergers and acquisitions) during the reporting year (calendar or financial year). This figure should not take into account any increase or decrease in the number of FTEs resulting from the acquisition of a business or the disposal of a business unit. FTEs correspond to full-time equivalents, and not to absolute headcount (i.e. the number of full-time employees), in order to take part-time employees into account.	FTE	
Total net new hires	New hires (number of FTEs joining the company, excluding hires resulting from mergers and acquisitions) minus rotations (number of FTEs leaving the company, excluding those resulting from mergers and acquisitions) plus changes resulting from mergers and acquisitions (net change in number of employees resulting from mergers and acquisitions) during the reporting year [calendar or	FTE

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

	financial year]. FTEs correspond to full-time equivalents, and not to absolute headcount (i.e. the number of full-time employees), in order to take part-time employees into account.		
Turnover / Taux de rotation	The turnover rate is defined as the number of permanent FTEs (full-time equivalents) leaving the company, excluding departures resulting from mergers and acquisitions, during the year, divided by the total number of FTEs in the previous year or by the average number of FTEs in the previous year, multiplied by 100.	% (floating-point number)	
Absenteeism rate	Absenteeism rate = Number of working hours lost due to illness, accidents at work, accidents during work-related commuting, occupational illnesses, unjustified absences) / Total number of working hours (permanent and non-permanent employees)	%	
Employee commitment			
Implementation of an employee survey	The company implements / publishes an annual employee opinion survey. An employee opinion survey may include, but is not limited to, questions relating to company culture and values, employee	SAQ	- Yes - No, under development - No, no implementation

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

	job satisfaction, employee engagement and training.		
Procedure for launching alerts and managing complaints	The company has implemented a procedure for issuing alerts and managing complaints.	SAQ	- Yes - No, under development - No, no implementation
Skills development			
Training	Average number of training hours per employee Please indicate the average number of training hours received by the company's employees during the reporting period (i.e. the total number of hours of training provided to employees divided by the number of employees).	# (h per employee)	
Sharing value creation			
System for sharing value creation	Select the mechanisms in place over the reporting period Please do not include “executive management/management package” mechanisms here, and please specify in the comments for each of the options whether only some of the employees can benefit from the scheme.	MCQ	- Free shares - Stock options - Employee share ownership schemes such as FCPEs (“Fonds Commun de Placement en Entreprise”) - Non-legally binding profit-sharing agreement (such as an “accord de participation” for French companies with fewer than 50 employees) - Incentive agreement linked to company objectives (such as the “accord d'intéressement” in France) - Agreement on the sharing of capital gains on exit introduced by French law (“contrat de partage de la plus-value proposé par la loi PACTE”)

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

			- Other (specify in comments) - None (please indicate in the comments if you intend to set one up in the next 12 months)
Share of employee shareholders	Please indicate the proportion of employee shareholders (as a % of the company's workforce, excluding executives)	%	
Share of capital held by employees	Please indicate the percentage of capital held by employees (as a % of capital and excluding executives)	%	
Health and safety			
Health and safety policy	The company has implemented a policy that specifically addresses health and safety issues and accident prevention in the workplace. This can be (but not necessarily) a separate, stand-alone policy.	SAQ	- Yes - No, under development - No, no implementation
Number of workplace accidents	Total number of workplace accidents, as defined by the local jurisdiction, during the reporting year. Accident data may come from national systems as the main data sources (e.g. labour inspection records and annual reports, insurance and compensation records, fatality registers), and may be supplemented by surveys. For the sake of clarity, it should be noted	Number	

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

	that the following situations should be excluded: - cases of COVID contracted in the workplace - injuries resulting from accidents on the way to and from work outside of working hours.		
Number of work-related deaths	Total number of work-related fatalities, as defined by the local jurisdiction, during the reporting year. Data on fatalities may come from national systems as the main data sources (e.g. labour inspection records and annual reports, insurance and compensation records, fatality registers), and may be supplemented by surveys.	Number	
Days lost due to injury, accident, death or illness	Days lost due to injury, accident, death or illness	#, days	
Human rights and community relations			
Human rights policy	The company has implemented a policy that specifically addresses human rights issues. This can be (but not necessarily) a separate, stand-alone policy.	SAQ	- Yes - No, under development - No, no implementation
GOVERNANCE			
Composition of the Board

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Total number of members of the Board of Directors	Number of members of the Board of Directors or the Supervisory Board Supervisory Board (or equivalent) at end of the reporting year [calendar year or financial year] (the Board of Directors or the Board of of Supervisory Board is defined as the main management body comprising elected members of a company. A member of the Board of Directors is a member of the management body made up of elected members of the company.	Number	
Number of female members of the Board of Directors	Number of women on the Board of Directors or Supervisory Board (or equivalent) at the end of the reporting year [calendar or financial year]	Number	
Number of independent members of the Board of Directors	Number of independent members of the Board of Directors or Supervisory Board (or equivalent) at the end of the reporting year (calendar or financial year). A director or member of the Supervisory Board (or equivalent) is independent when he/she has no relationship of any kind whatsoever with the company, its group or the management of either, which is likely to influence his/her	Number	

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

	judgement. To this end, it is considered that an independent director is not only a non-executive director, i.e. a director who does not exercise management functions within the company or the group, but also a director who has no special interests (major shareholder, employee, other) in the company or the group.		
CSR on the Board agenda	The members of the Executive Committee or the Supervisory Board / Board of Directors formally review the company's CSR performance at least once a year	Y/N	Yes No
Combating corruption and bribery			
Commitment in terms of the fight against money laundering and corruption	The company has implemented a policy that specifically addresses anti-corruption issues in line with the United Nations Convention against Corruption (e.g. defining the company's approach to preventing bribery and other forms of corruption). This can be (but not necessarily) a separate, stand-alone policy.	SAQ	Yes No, not under development No, no implementation
Data security and confidentiality of customer data			
Programme to combat cyber security risks	The company has implemented a programme to protect against cyber-security risks.	SAQ	Yes No, not under development No, no implementation No, not applicable / material

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

	This programme may include a cybersecurity policy, cybersecurity insurance cover, a business continuity policy, and phishing and penetration tests (frequency).		
Data and customer confidentiality policy	The company has implemented a policy to protect the confidentiality of the data of its employees and customers. This can be (but not necessarily) a separate, stand-alone policy.	SAQ	Yes (aligned with the principles of the EU GDPR) Yes (not aligned with the principles of the EU GDPR) No, not under development No, no implementation No, not applicable / material
Business ethics			
Products or services for the fossil fuels sector - percentage	The company has implemented a policy that defines standards of behaviour designed to ensure a high level of ethics and integrity within the company.	SAQ	Yes No, not under development No, no implementation
Exposure to controversial weapons	The company is involved in the manufacture or sale of controversial weapons (anti-personnel mines, cluster munitions, chemical and biological weapons).	Y/N	Yes No
Exposure to weapons	Is the company involved in manufacturing, trading or storing weapons or key components, munitions or weapons systems? If yes, please specify in the comments	Y/N	Yes No
Supply chain management			

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527

Responsible purchasing charter	Does the company have a responsible purchasing charter and/or a formalised responsible purchasing policy?	SAQ	Yes No, under development No, no implementation No, not applicable / material
Assessing sustainability issues in the supply chain	The company has implemented a framework to assess the performance of its suppliers on sustainability issues, including their environmental and social practices and impact (e.g. carbon efficiency), as well as compliance with social criteria (e.g. forced or child labour).	SAQ	Yes No, under development No, no implementation No, not applicable / material
Assessing sustainability issues in the supply chain	If yes, which of the following are included in the company's supply chain assessment process for sustainability issues?	MCQ	Implementation of a due diligence procedure for potential suppliers to assess their ESG performance Regular monitoring and assessment of current suppliers' adherence to ESG standards Collaboration with suppliers to improve their practices ESG Implementation of mechanisms to address and mitigate ESG risks within the chain Encouraging suppliers to be transparent and to publish their ESG performance Other (specify in comments)

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 Appendix 8(iv) Exclusion and sectoral policies Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 EXCLUSIONS RELATING TO ARMAMENTS Effective 9 April 2020 www.swen-cp.fr 22, rue Vernier Tel.: +33 (0)1 40 68 17 17 SA with capital of 16,143,920 euros Investment management company Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 1 SWEN Capital Partners has decided to adopt a specific restrictive approach regarding its investments (primary, secondary or direct) in activities related to the armaments sector. Please note that this policy addresses the activities of the evaluated companies and not those of their customers, suppliers or other external stakeholders. In order to remove, insofar as possible, any ambiguity inherent in the adoption of such an exclusion policy, clarifications in terms of definitions, coverage scope and applicable thresholds are made necessary as a first step. 1. Arms-related activities - definitions Companies and entities (hereinafter referred to as “companies”) engaged in the manufacture, trade or storage of arms (including also armoured vehicles, military vehicles, ships and warplanes), munitions and weapons systems are considered to be arms-related. • All categories of weapons and ammunition are included in the perimeter provided that their primary purpose or their predominant use is to neutralize, injure or kill, without differentiating their use as offensive or defensive. • Weapons systems refer to all devices (equipment, hardware, services, software, means of movement, etc.) necessary for the use of a weapon. It should be noted that only direct investment operations (excluding investments in funds) include weapons systems within the exclusion perimeter. SWEN Capital Partners acknowledging that this demanding approach cannot be requested from the managers of the funds considered for investment. • Electronic surveillance and cyber defence* activities are considered to be outside of the scope of this policy, except for their application in weapons systems. Companies engaged in the manufacture, trade or storage of key components of weapons, ammunition and weapons systems are also considered to be within the scope in question. Key components are identified as those that meet one of the following two conditions: i. Their sole purpose (specific design) is to be used in a weapon, ammunition or weapons system; OR ii. Their use determines the lethality of the instrument used. 2. For direct investments (direct or via one or more investment holding companies) SWEN Capital Partners would like to underline its commitment to complying with the Ottawa and Oslo international conventions on the prohibition of anti-personnel mines (APMs) and cluster munitions. This exclusion also applies to all French asset management companies**. SWEN Capital Partners shall not make any investment in any company involved in the manufacture, trade or stockpiling of anti-personnel mines and/or cluster munitions or their key components for the assembly or operation of these weapons (APM and Cluster Munitions). Furthermore, SWEN Capital Partners shall not make any investment in any company engaged in the manufacture, trade and storage of arms, ammunition and weapons systems or their key components. This is regardless of the amount of turnover achieved in any of these activities. 3. For investments in funds (primary or secondary operations) For primary operations SWEN Capital Partners would like to underline its commitment to complying with the Ottawa and Oslo international conventions on the prohibition of anti-personnel mines (APMs) and cluster munitions. SWEN Capital Partners shall not make any investment in an Investment Fund that would invest in a company involved in the manufacture, trade or stockpiling of anti-personnel mines and/or cluster munitions or their key components for the assembly or operation of these weapons (APM and Cluster Munitions). In addition, SWEN Capital Partners ensures that the fund considered for investment shall not invest and has not invested in a company that achieves at least 5% of its turnover (excluding APM and Cluster Munitions) in activities related to the manufacture, trade and storage of weapons, ammunition or their key components. These investment criteria specific to SWEN Capital Partners are communicated to the managers of the fund considered for investment, and must be the subject of contractual negotiation to be included in the side letters. *”all activities carried out in order to intervene militarily or not in cyberspace such as to guarantee the effectiveness of the action of the armed forces, the performance of the missions entrusted to them (...). Cyberdefence is to be distinguished from cybercrime, which corresponds to all traditional or new crimes and offences carried out via digital networks”. www.defense.gouv.fr, 09/04/2020. ** See AMF Doctrine on “Information to be provided by collective investment schemes integrating non- financial approaches”, 11 March 2020, p.7 Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 2 For secondary operations For secondary operations of constituted portfolios (funds and funds of funds), specific attention is paid to at least the 10 companies with the largest weight in the portfolio on the date of analysis (by carrying out a transparency analysis and based on the last known valuation of the assets making up the portfolio). To be eligible for investment, each underlying so determined must simultaneously meet the following conditions: • Not be involved in the manufacture, trade or stockpiling of anti- personnel mines and/or cluster munitions or their key components for the assembly or operation of these weapons (APM and Cluster Munitions). • AND not achieve at least 5% of its turnover (excluding APM and Cluster Munitions) in activities related to the manufacture, trade and storage of weapons, ammunition or their key components. A reasonable effort must also be made to ensure compliance with previously established criteria beyond the top 10 weightings of the portfolio under review. SWEN Capital Partners undertakes to enter, as far as possible, into a dialogue about its sectoral exclusion approach with the fund management company or companies subscribed to following the operation. 4. Additional accuracy All of the conditions for establishing the compliance of an investment with the exclusion policy apply only on the analysis date. The compliance analysis takes into account the past and current activities of the companies studied and should also cover, if possible, its directions and expected future developments.

Swen Capital Partners 22, rue Vernier 75017 Paris - France +33 (0)1 40 68 17 17 www.swen-cp.fr contact@swen-cp.fr SECTORAL POLICY RELATED TO OIL AND FOSSIL GAS Entry into effect of the policy on 30/03/2023 Preamble SWEN Capital Partners 02 SWEN Capital Partners has decided to take a restrictive approach specific to its investments (primary, secondary and direct) in the fossil oil and gas sector. This policy applies to the activities of companies in this sector and those of direct suppliers to this same sector. In order to remove, insofar as possible, any ambiguity inherent in the adoption of such a sectoral policy, clarifications in terms of definitions, coverage scope and applicable thresholds are provided below. Contents I. Scope of definition of activities related to fossil oil and gas 04 II. Activities not covered by the policy 04 III. For direct investments (direct or via one or more investment holding companies) 05 IV. For Investments in funds via primary and secondary operations 07 V. Additional clarifications 08 SWEN Capital Partners 03 SWEN Capital Partners 04 I. Scope of definition of activities related to fossil oil and gas The following are considered to be linked to oil and fossil gas: Projects or assets (including companies, project companies, entities or holding companies) in the fossil oil and gas sector, i.e. deriving all or part of their earnings from exploration, extraction, refining, production of by-products, logistics (transport, distribution, storage, etc.) or energy production from conventional or non-conventional fossil oil or gas. Direct suppliers, which include companies whose Tier 1 customers are companies in the fossil oil and gas sector as previously defined[1]. The criteria of the SWEN Capital Partners sectoral policy relate indiscriminately to the conventional or unconventional nature of fossil oil or gas. II. Activities not covered by the policy The following activities are not affected by the application of this policy: Projects or assets in the conventional fossil gas sector of which the turnover[2] and/ or CapEx[3] are significantly aligned with the European Taxonomy. Projects or assets in the hydrogen and synthetic fuels sector derived from hydrogen whose activity complies with a requirement to reduce greenhouse gas emissions throughout the lifecycle of 74.3% for hydrogen [i.e. emissions of less than 3 tCO2 eq per tonne of H2] and 70% for hydrogen-derived synthetic fuels compared to a reference fossil fuel of 94 g CO2/MJ.[4] Companies in the coal sector, covered by a dedicated sectoral policy. Companies using fossil fuels as part of their business. Companies using waste heat or waste hydrogen produced from oil or fossil gas. [1] Also identified through data providers and public sources such as the Global Oil and Gas Exit List (GOGEL) of the NGO Urgewald [2] Turnover [3] Dépenses d’investissement – Capital Expenditures [4] Life-cycle GHG emission reductions shall be calculated according to the methodology referred to in Article 28 (5) of Directive (EU) 2018/2001 or, failing that, on the basis of ISO 14067:2018 or ISO 14064- 1:2018. The reductions in emissions of GHG quantified throughout the life-cycle are verified in accordance with Article 30 of Directive (EU) 2018/2001, where applicable, or by an independent third party.

SWEN Capital Partners 05 III. For direct investments (direct or via one or more investment holding companies) 1. Criteria for investments in projects or assets in the oil and fossil gas sector 1.A. SWEN Capital Partners undertakes not to invest in any project or asset, greenfield or brownfield, which derives revenues (turnover threshold of > 0%) from the exploration, extraction, refining or production of products derived from fossil oil or gas. 1.B. SWEN Capital Partners undertakes not to invest in any project or asset in which more than 5% of the turnover is derived directly from the logistics (transport, distribution, storage, etc.) of fossil oil or gas or hydrogen (and synthetic fuels derived from hydrogen) produced from fossil oil or gas. 1.C. SWEN Capital Partners undertakes not to invest in any project or asset in which more than 5% of the turnover is derived directly from the production of energy in the form of electricity and/or heat, heating or cooling from oil or fossil gas or hydrogen (and synthetic fuels derived from hydrogen) from oil or fossil gas. 1.D. However, SWEN Capital Partners reserves the right to derogate from rules 1.B and 1.C. This is only possible if the investment thesis provides for a binding, verifiable and time-bound programme to reduce the share of turnover related to oil or fossil gas logistics or to the production of energy from oil or fossil gas or hydrogen (and synthetic fuels derived from hydrogen) from oil or fossil gas in order to comply with the thresholds mentioned in rules 1.B and 1.C. 2. Criteria for Investments in projects or assets with direct customers in the fossil oil and gas sector 2.A. SWEN Capital Partners undertakes not to invest (turnover threshold > 0%) in any project or asset producing equipment, products or services dedicated or strategic [5] to the exploration or extraction of new production capacities (expansion). 2.B. SWEN Capital Partners undertakes not to invest in any project or asset in which more than 5% of turnover is derived directly from equipment, products or services dedicated or strategic to the fossil oil and gas sector (excluding expansion of production capacity). 2.C. SWEN Capital Partners undertakes not to invest in any project or asset in which more than 50% of the [5] Dedicated or strategic equipment, products or services: products or services intended primarily for the oil and fossil gas sector, or products or services essential to the oil and fossil gas sector SWEN Capital Partners 06 turnover is derived directly from equipment, products or services that are not dedicated and non-strategic[6] to the oil and fossil gas sector, but sold to it[7] 2.D By way of derogation from the rules 2.B. and 2.C., SWEN Capital Partners reserves the right to invest in a project or asset whose income derives from: low-carbon energy production (i.e. aligned with the greenhouse gas emission thresholds set by the technical criteria of the European taxonomy), or equipment, products or services dedicated to significantly limiting the greenhouse gas emissions of companies in the fossil oil and gas sector, or equipment, products or services not strategic to the sector, if they allow a significant reduction of another major environmental impact generated by the activities of the oil and fossil gas sector. 3. Oil & gas sector exposure exit trajectory SWEN Capital Partners is divesting from projects or assets in the oil and gas sector that are not aligned with the applicable criteria for direct investment by 2030 (Criteria 1.A, 1.B and 1.C). 4. Oil & gas sector exposure exit trajectory In the event that SWEN Capital Partners finds, during the holding period, that a project or asset carried out from the effective date of the policy is no longer aligned with the criteria set out above a process of dialogue and engagement shall then be undertaken with the various parties concerned in coordination with the ESG and investment teams; in the event that the dialogue and engagement process would not allow a realignment of the project or asset in question with the applicable criteria and set out in this sectoral policy, a disinvestment committee shall be organised in order to decide, and if necessary, to optimise the exit conditions. [6] Non-dedicated and non-strategic equipment, products or services: products or services significantly used by sectors other than the fossil oil and gas sector and not essential to the sector [7] Excluding equipment, products or services used exclusively in activities linked to renewable energies SWEN Capital Partners 07 IV. For Investments in funds via primary and secondary operations 1. Criteria for investments in projects or assets in the oil and fossil gas sector 3.A. SWEN Capital Partners shall ensure that the fund being considered for investment has not invested in, shall not invest in, or enables it not to be exposed to any underlying project or asset, greenfield or brownfield which derives revenues (turnover threshold of > 0%) from the exploration, extraction, refining or production of products derived from fossil oil or gas. 3.B. SWEN Capital Partners shall ensure that the fund considered for investment has not invested in, shall not invest in, or enables it not to be exposed to one or more projects or assets of which more than 5% of the turnover is derived directly from the logistics (transport, distribution, storage, etc.) of fossil oil or gas or hydrogen (and synthetic fuels derived from hydrogen) from fossil oil or gas. 3.C. SWEN Capital Partners shall ensure that the fund considered for investment has not invested in, shall not invest in, or enables it not to be exposed to one or more projects or assets of which more than 5% of the turnover is derived directly from the production of energy in the form of electricity and/or heat, heating or cooling from oil or fossil gas or hydrogen (and hydrogen-derived synthetic fuels) from oil or fossil gas. 3.D. However, SWEN Capital Partners reserves the right to derogate from rules 3.B and 3.C if the fund considered for the investment undertakes to accompany its investments to reach the thresholds mentioned for each of these rules. This is done through the implementation of binding, verifiable and time-bound programmes to reduce the share of turnover related to the logistics of oil or fossil gas or to the production of energy from oil or fossil gas from petroleum or hydrogen (and hydrogen- derived synthetic fuels) from petroleum or fossil gas. 3.E. However, SWEN Capital Partners reserves the right to derogate from rules 3.B and 3.C in the specific case of a secondary operation involving the redemption of units of several funds of which at least one of the portfolio underlyings would not be aligned with criteria 3.B and 3.C. SWEN Capital Partners authorises itself to carry out the investment operation insofar as it undertakes to resell the units of the fund or funds concerned by the non-alignment of one or more of the underlying assets with criteria 3.B and 3.C before 31 December of the current year. 2. Oil & gas sector exposure exit trajectory SWEN Capital Partners is divesting from projects or assets in the oil and gas sector that are not aligned with the applicable criteria for investments in funds via primary and secondary operations by 2035 (criteria 3.A, 3.B and 3.C). SWEN Capital Partners 08 3. Specific case of investments that no longer meet the policy criteria In the event that SWEN Capital Partners finds, during the holding period, that a project or asset carried out from the effective date of the policy is no longer aligned with the criteria set out above a process of dialogue and engagement shall then be undertaken with the various parties concerned in coordination with the ESG and investment teams; in the event that the dialogue and engagement process would not allow a realignment of the project or asset in question with the applicable criteria and set out in this sectoral policy, a disinvestment committee shall be organised in order to decide, and if necessary, to optimise the exit conditions. V. Additional details As part of the provision of advisory services, information on the possible misalignment of the project or asset with the SWEN Capital Partners exclusion policy is systematically presented to the client in upstream of the investment.

SWEN Capital Partners PLC (SA) with a capital of 16,143,920 euros Paris TCR 803 812 593 - APE 6630 Z Portfolio management company AMF approval n° GP- 14000047 - FR Swen Capital Partners 22, rue Vernier 75017 Paris - France +33 (0)1 40 68 17 17 www.swen-cp.fr contact@swen-cp.fr SECTORAL POLICY RELATED TO COAL Entry into effect of the policy on 30/03/2023 SWEN Capital Partners 02 Preamble SWEN Capital Partners has decided to take a restrictive approach specific to its investments (primary, secondary or direct) in the coal sector. This policy applies to the activities of companies in this sector and those of direct suppliers to this sector. In order to remove, insofar as possible, any ambiguity inherent in the adoption of such a sectoral policy, clarifications in terms of definitions, coverage scope and applicable thresholds are provided below. SWEN Capital Partners 03 Contents I. Scope of definition of activities related to coal 04 II. For Direct Investments (direct or via one or more Investment Holding Companies) 04 III. For Investments in funds via primary and secondary operations 06 IV. Additional details 08

SWEN Capital Partners 04 I. Scope of definition of activities related to coal The scope of the sectoral policy includes all types of coal for thermal and also metallurgical use. The following are considered to be linked to coal: Projects or assets (including companies, project companies, entities or holding companies) in the coal sector, i.e. deriving all or part of their earnings from exploration, extraction, production, logistics (transport, distribution, storage, etc.) or the production of energy from coal. Direct suppliers, which include companies whose Tier 1 customers are companies in the coal sector[1]. II. For direct investments (direct or via one or more investment holding companies) 1. Criteria for investments in coal sector projects or assets Coal mines in operation 1.A. SWEN CP undertakes not to invest (0% turnover threshold) in active coal exploration, extraction and production projects or assets (greenfield and brownfield). This criterion does not apply to projects aimed at restoring, decontaminating or limiting the residual negative externalities following the closure of a coal mining or production site. Logistics 1.B. Logistics. SWEN CP undertakes not to invest in a project or asset in which more than 5% of the turnover is derived from coal logistics (transport, distribution, storage). New coal-fired power generation capacity 1.C. SWEN Capital Partners undertakes not to fund new coal-fired power generation capacity. It shall therefore not make any investment in any asset or project to develop new projects (Greenfield) involving the use of thermal coal (e.g. coal-fired power plants or heating networks whose production is generated by coal combustion) or infrastructure dedicated to thermal coal (e.g. port terminals or dedicated railways). It shall also not carry out any investment in companies identified as developing these new coal exploitation capacities [1]. [1] Identified in particular thanks to data providers and public sources such as the Global Coal Exit List (GCEL) drawn up by the NGO Urgewald, https://coalexit.org SWEN Capital Partners 05 Existing coal-fired power generation capacity 1.D. SWEN Capital Partners agrees not to invest in existing coal-fired power generation projects or assets except for a project or asset for which: 1. Coal represents less than 5% of the total generation mix (otherwise, this threshold is applied for installed capacity), and 2. Less than 5% of the turnover comes from the production of energy in the form of electricity and/or heat, heating and hydrogen and hydrogen-derived synthetic fuels from coal from coal, AND 3. The installed capacity of coal-fired power stations is less than 1 GW, and 4. A programme for the disposal of coal assets by 2030 or a programme for the closure of coal-fired power production by 2030 or conversion to another use has been put in place or is formalised in the investment thesis. Modernisation of coal-fired power stations 1.E. SWEN CP undertakes not to invest (turnover threshold 0%) in projects or assets dedicated to the transformation of coal and/or dedicated to the modernization of coal-fired power plants such as GHG capture and life extension technologies. 2. Criteria for investments in projects or assets with direct clients in the coal sector 2.A. SWEN Capital Partners undertakes not to invest (turnover threshold > 0%) in any project or asset producing equipment, products or services dedicated or strategic[2] to the exploration or extraction of new production capacities (expansion). 2.B. SWEN Capital Partners undertakes not to invest in any project or asset in which more than 5% of turnover is derived directly from equipment, products or services dedicated or strategic to the coal sector (excluding expansion of production capacity). 2.C. SWEN Capital Partners undertakes not to invest in any project or asset in which more than 50% of the turnover is derived directly from equipment, products or services that are not dedicated and non-strategic[3] to the coal sector, but sold to it. 3. Specific case of investments that no longer meet the policy criteria In the event that SWEN Capital Partners finds, during the holding period, that a project or asset carried out from the effective date of the policy is no longer aligned with the criteria set out above a process of dialogue and engagement shall then be undertaken with the various parties concerned in coordination with the ESG and investment teams; [2] Dedicated or strategic equipment, products or services: products or services intended primarily for the coal sector, or products or services essential to the coal sector [3] Non-dedicated and non-strategic equipment, products or services: products or services significantly used by sectors other than the coal sector and not essential to the sector SWEN Capital Partners 06 in the event that the dialogue and engagement process would not allow a realignment of the project or asset in question with the applicable criteria and set out in this sectoral policy, a disinvestment committee shall be organised in order to decide, and if necessary, to optimise the exit conditions. 4. Coal sector exposure exit trajectory SWEN Capital Partners is divesting from projects or assets in the coal sector that are not aligned with the applicable criteria for direct investment by 2030 (Criteria 1.A, 1.B, 1.C, 1.D and 1.F). III. For Investments in funds via primary and secondary operations 1. Criteria for investments in coal sector projects or assets Coal mines in operation 1.A. SWEN CP undertakes not to invest (0% turnover threshold) in active coal exploration, extraction and production projects or assets (greenfield and brownfield). This criterion does not apply to projects aimed at restoring, decontaminating or limiting the residual negative externalities following the closure of a coal mining or production site. Logistics 3.B. Logistics. SWEN CP undertakes not to invest in a project or asset in which more than 5% of the turnover is derived from the logistics (transport, distribution, storage) of coal or hydrogen and hydrogen-derived synthetic fuels from coal. New coal-fired power generation capacity 3.C. SWEN Capital Partners undertakes not to fund new coal-fired power generation capacity. It shall therefore not make any investment in any asset or project to develop new projects (Greenfield) involving the use of thermal coal (e.g. coal-fired power plants or heating networks whose production is generated by coal combustion) or infrastructure dedicated to thermal coal (e.g. port terminals or dedicated railways). It shall also not perform any investment in companies identified as developing these new coal mining capacities [1]. Existing coal-fired power generation capacity 3.D. SWEN Capital Partners agrees not to invest in existing coal-fired power generation projects or assets except for a project or asset for which: SWEN Capital Partners 07 Coal represents less than 5% of the total generation mix (otherwise, this threshold is applied for installed capacity), AND Less than 5% of the turnover comes from the production of energy in the form of electricity and/or heat, heating and hydrogen and hydrogen-derived synthetic fuels from coal from coal, AND The installed capacity of coal-fired power stations is less than 1 GW, AND A programme for the disposal of coal assets by 2030 or a programme for the closure of coal-fired power production by 2030 or conversion to another use has been put in place or is formalised in the investment thesis. Modernisation of coal-fired power stations 3.E. SWEN CP undertakes not to invest (turnover threshold 0%) in projects or assets dedicated to the transformation of coal and/or dedicated to the modernization of coal-fired power plants such as GHG capture and life extension technologies. 2. Coal sector exposure exit trajectory SWEN Capital Partners is divesting from projects or assets in the coal sector that are not aligned with the criteria applicable to investments in funds via primary and secondary operations by 2030 (Criteria 3.A, 3.B, 3.C, 3.D and 3.F). 3. Specific case of investments that no longer meet the policy criteria In the event that SWEN Capital Partners finds, during the holding period, that a project or asset carried out from the effective date of the policy is no longer aligned with the criteria set out above a process of dialogue and engagement shall then be undertaken with the various parties concerned in coordination with the ESG and investment teams; in the event that the dialogue and engagement process would not allow a realignment of the project or asset in question with the applicable criteria and set out in this sectoral policy, a disinvestment committee shall be organised in order to decide, and if necessary, to optimise the exit conditions.

SWEN Capital Partners 08 IV. Additional accuracy All of the conditions for establishing the compliance of an investment with the policy sectoral apply only to the analysis date. The compliance analysis takes into account the past and current activities of the companies studied and should also cover, if possible, its directions and expected future developments. As part of the provision of advisory services, information on the possible misalignment of the project or asset with the SWEN Capital Partners exclusion policy is systematically presented to the client in upstream of the investment. SWEN Capital Partners PLC (SA) with a capital of 16,143,920 euros Paris TCR 803 812 593 - APE 6630 Z Portfolio management company AMF approval n° GP- 14000047 - FR Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 76 Appendix 9.4 Quantitative illustration of the distribution of the Overall Consideration Cases without B ADP 2025 2026 2027 2028 2029 2030 2031 Illustrative value of Redwood securities (€M) 120 150 180 210 240 270 300 Theoretical amount for the A ADP holder Amount already paid to the A ADP holder 60 - 60 - 60 - 60 10 60 22 60 33 65 65 A ADP Priority Amount 60 60 60 50 38 28 - % on the value of Redwood securities 50% 40% 33% 24% 16% 10% - Balance for holder of Common Shares 60 90 120 160 202 242 300 % on the value of Redwood securities 50% 60% 67% 76% 84% 90% 100% Case with B ADP - CAPEX of €5 million in 2028 2025 2026 2027 2028 2029 2030 2031 Illustrative value of Redwood securities (€M) 120 150 180 210 240 270 300 Theoretical amount for the A and B ADP holder Amount already paid to the A and B ADP holder 60 - 60 - 60 - 64 10 64 20 64 30 73 73 A and B ADP Priority Amount 60 60 60 54 44 34 - % on the value of Redwood securities 50% 40% 33% 26% 18% 12% - Balance for holder of Common Shares 60 90 120 156 196 236 300 % on the value of Redwood securities 50% 60% 67% 74% 82% 88% 100% Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 77 Appendix 21 Example of A ADP conversion calculation in case of a New Project Reminder of the formula: Calculation assumptions: N = NBRADPA – [(MNT – INP) / PADPA] “NBRADPA” means the number of A ADPs in circulation on the date of conversion (excluding B ADPs), i.e. 222,222 A ADPs “DTM” means the total subscription price of A ADPs in circulation (paid or not) on the date of conversion (excluding B ADPs), i.e. 30,000,000 euros “INP” means the INP Amount i.e. an amount equal to 50% of the Development Costs (excluding tax) of the New Project as approved by the Supervisory Committee as a Strategic Decision; and “PADPA” means the subscription price of each A ADP at the date of issue, i.e. 135 euros For example, if the Development Costs (excluding tax) of a New Project are 10,000,000 euros, the INP Amount would be equal to: INP = 50% x €10,000,000 = €5,000,000 Calculation example: N = 222,222 – [(30,000,000 – 5,000,000) / 135] = 37,037 The number of A ADPs that shall be converted to B ADPs under this New Project shall therefore be 37,037. Thus: - the number of A ADPs in circulation shall be 222,222 - 37,037 = 185,185; and - the number of B ADPs in circulation shall be 37,037.

Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 78 Appendix 22.2 Accession Deed This contract (the”Accession Deed”) is concluded on [●] between: (1) [Name of Proposed Transferee/Subscriber], a [●] company having its registered office at [●], and whose identification number is [●] TCR [●] (the “Proposed Transferee/Subscriber”) (2) [Name of Transferor], a [●] company having its registered office at [●], and whose identification number is [●] TCR [●] (the “Transferor”) (3) The various persons designated in the Appendix hereto (the “Other Parties”), all represented. AFTER HAVING RECALLED THAT: (A) By contract dated [●] [(as amended by the accession agreement(s) dated [●])] (the “Pact”), the parties to the Pact have agreed to organise their relations as Shareholders of the Company according to the terms anticipated in the Pact. (B) Capitalized terms in this Accession Deed shall have the meanings given to them in the Pact, unless they are defined in this Accession Deed. (C) [[Name of Transferor] intends to transfer [●] [specify the nature of the Transferred Securities] of the Company (the “Securities”), to the Proposed Transferee, and in accordance with the Pact, this Accession Deed must be signed by the Proposed Transferee in connection with the transfer of these Securities]/[[Name of Subscriber] intends to subscribe [●] [specify the nature of the Subscribed Securities] of the Company, and in accordance with the Pact, this Accession Deed must be signed by the Proposed Subscriber in connection with the subscription of these Securities]. (D) The Transferor has signed (or acceded to) the Pact in the capacity of [●]. IT HAS BEEN AGREED AS FOLLOWS: (a) Subject to [the transfer of the Securities signed and delivered by [Name of Transferor] to the Proposed Transferee]/[the subscription of the Securities by [Name of Subscriber]], the Proposed Transferee/Subscriber undertakes with respect to each of the Other Parties, and each of the Other Parties undertakes with respect to the Proposed Transferee/Subscriber, to comply with, perform and be bound by all provisions of the Pact (except to the extent that any of these provisions has been fully performed before the date hereof or is not likely to apply to the Proposed Transferee/Subscriber) as [●] (with effect from the day of the registration of the Proposed Transferee/Subscriber in the Company’s securities transfer ledger). (b) The Accession Deed shall constitute an amendment to the Pact. (c) The Accession Deed shall be governed by French law. Any dispute in connection with the Accession Deed shall fall under the jurisdiction of the Commercial Court of Paris. Done at [●], on [●], in [●] originals Docusign Envelope ID: 725D6C98-72C3-4B6E-92AC-C50159FE8527 79 [Name of Transferor] By: Section: [Name of Proposed Transferee/Subscriber] [Names of Other Parties] By: Section: By: [Duly empowered under the Pact].